Exhibit 10.22

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of April 30, 2020 (this “Agreement”), is entered into by and among (i) MLH Maryland Operations, LLC, a Delaware limited liability company (“Buyer”), and MLH Hampden Real Estate, LLC, a Delaware limited liability company and a wholly owned subsidiary of Buyer (“RE Buyer” and together with Buyer, the “Buyers”), (ii) Mission Maryland, LLC, a Maryland limited liability company (“Mission Maryland”), Adroit Consulting Group, LLC, a Delaware limited liability company (“Adroit”), Old Line State Consulting Group, LLC, a Delaware limited liability company (“Old Line” and together with Adroit, the “Sellers” and each, a “Seller”), and (iv) 4Front Ventures Corp., a corporation amalgamated under the laws of the Province of British Columbia (“Seller Parent” and together with the Sellers and Mission Maryland, the “Seller Parties”). The Seller Parties and the Buyers are sometimes referred to herein as the “Parties,” and each, a “Party.”

Recitals

WHEREAS, Adroit owns or controls all of the assets used in connection with the management of Chesapeake Integrated Health Institute, LLC, a Maryland limited liability company (“Chesapeake”);

WHEREAS, Chesapeake operates a medical marijuana dispensary in Baltimore, Maryland;

WHEREAS, Old Line owns or controls all of the assets used in connection with the management of Maryland Alternative Relief, LLC, a Maryland limited liability company (“MAR” and together with Chesapeake, the “LicenseCos”);

WHEREAS, MAR operates a medical marijuana dispensary in Rockville, Maryland;

WHEREAS, Mission Maryland operates a medical marijuana dispensary in Baltimore, Maryland and wishes to enter into a management agreement with Buyer in connection with the transactions contemplated by this Agreement;

WHEREAS, Seller Parent is the ultimate parent of each of the Sellers and in such capacity, Seller Parent will benefit from the transactions contemplated by this Agreement;

WHEREAS, Sellers desires to sell, and Buyers desire to purchase, the Assets (as hereinafter defined) for the consideration and upon the terms and conditions set forth below;

WHEREAS, on or about the date hereof, Seller Parent and certain Affiliates of the Seller Parties are entering into an agreement (the “Pennsylvania Acquisition Agreement”) with Affiliates of Buyers pursuant to which such Affiliates of Buyers will acquire all of the membership interests of Mission Pennsylvania II, LLC, a licensed cannabis business in the Commonwealth of Pennsylvania (the “Pennsylvania Acquisition”);

WHEREAS, Silver Spring Consulting Group, LLC (“Silver Spring”) owns or controls all of the assets used in connection with the management of Premium Medicine of Maryland, LLC, a Maryland limited liability company (“Premium Maryland”) and Premium Maryland operates a medical marijuana dispensary in Silver Spring, Maryland;

WHEREAS, Buyer and Silver Spring are considering a transaction whereby Buyer would acquire substantially all of the assets or 100% of the issued and outstanding membership interests of Silver Spring (the “Silver Spring Acquisition”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Sellers have determined to sell and assign to Buyers, and Buyers desire to purchase and assume from the Sellers, the Assets and the Assumed Liabilities, all as more specifically provided herein.

NOW, THEREFORE, intending to be legally bound, in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

Agreement

1.Definitions. For purposes of this Agreement, the capitalized terms not otherwise defined in the body of this Agreement shall have the meanings ascribed to such terms in Exhibit A attached hereto, which defined terms are incorporated herein by reference.

2.	Transfer of Assets.

2.1.Subject to the terms and conditions set forth herein, at the Closing, each Seller shall sell, assign, transfer, convey and deliver to Buyer (and with respect to the Owned Real Property, to RE Buyer) and Buyer (and with respect to the Owned Real Property, RE Buyer) shall purchase from such Seller, free and clear of any Encumbrances, all of such Seller's right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (collectively, the “Assets”), including, without limitation, the following:

         all accounts or notes receivable held by the Sellers, and any security (including security deposits), claim, remedy or other right related to any of the foregoing or the following (“Accounts Receivable”);

         all Inventory of the Sellers;

         the Intellectual Property assets of the Sellers and Mission Maryland set forth on Schedule 2.1(d) (the “Acquired IP Assets”);

all Owned Real Property and all Leased Real Property of the Sellers;

         all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property of the Sellers (the “Tangible Personal Property”);

         all Permits, including Environmental Permits, which are held by the Sellers and required for the conduct of the Business as currently conducted or for the ownership and use of the Assets;

         all rights to any actions of any nature available to or being pursued by the Sellers to the extent related to the Business, the Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

         all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees of the Sellers (excluding any such item relating to the payment of Taxes);

         all of the Sellers’ rights under warranties, indemnities and all similar rights against third parties to the extent related to any Assets;

         all insurance benefits of the Sellers, including rights and proceeds, arising from or relating to the Business, the Assets or the Assumed Liabilities;

         all catalogues, brochures, sales literature, advertising and promotional material and other selling material prepared by Sellers for products of the LicenseCos and Mission Maryland and all office supplies, production supplies and other miscellaneous supplies owned by the Sellers and used by the LicenseCos or Mission Maryland;

         originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Body), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys of or pertaining to the Sellers, the LicenseCos or the Assets (the “Books and Records”);

all Contracts of the Sellers set forth on Schedule 2.1(n) (the

“Assigned Contracts”);

and

the other assets of the Sellers, if any, listed on Schedule 2.1(o);

the Intraparty Obligations and the Intraparty Security Agreements;

all goodwill and going concern value of the Sellers.

Without limiting the foregoing, the Assets shall include all assets, property, rights and business of the Sellers that are used or useful in connection with its management and control of the LicenseCos pursuant to the Management Agreements, except for the Excluded Assets. To the extent that any assets, property, rights or business of the Sellers (except for the Excluded Assets) are intended to be transferred to Buyers pursuant to the general language of this Agreement but are not transferred for any reason, the parties shall cooperate fully (without further consideration being payable) to execute such further documents or instruments as may be necessary to transfer such assets, property, rights and business to Buyers.

2.2.Excluded Assets. Notwithstanding the foregoing, the Assets shall not include the following assets of the Sellers (collectively, the “Excluded Assets”):

         All Contracts of the Sellers that are not Assigned Contracts which are listed on Schedule 2.2(a) (the “Excluded Contracts”);

         the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of the Sellers;

on Schedule 2.2(d);

other than the IP Assets; and

all Employee Plans and assets attributable thereto of the Sellers;

the assets, properties and rights of the Sellers specifically set forth cash and cash equivalents of the Sellers;

the Intellectual Property assets of the Sellers and Mission Maryland the rights which accrue or will accrue to the Sellers under this

Agreement and the Ancillary Documents.

2.3.Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyers shall assume and agree to pay, perform and discharge only the following Liabilities of the Sellers (collectively, the “Assumed Liabilities”), and no other Liabilities:

         all trade accounts payable of the Sellers to third parties in connection with the Business, and any other Liabilities of the Sellers, to the extent reflected as a liability in Net Working Capital in the Final Adjustment Amount;

         all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by the Sellers on or prior to the Closing (provided, however, that such Liabilities will only be Assumed Liabilities to the extent that all benefits under such Assigned Contracts are transferred to the Buyer pursuant to this Agreement); and

         those Liabilities of Sellers set forth on Schedule 2.3(c).

2.4.Excluded Liabilities. Notwithstanding the provisions of Section 2.3 or any other provision in this Agreement to the contrary, Buyers shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (all such Liabilities other than the Assumed Liabilities, the “Excluded Liabilities”). Each Seller shall, and shall cause each of its Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

         any Liabilities of the Sellers arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

         any Liability for (i) any Taxes relating to the operation of the Business or the ownership, possession or use of the Assets at or prior to the Closing; (ii) Sellers’ share of the Taxes that arise out of the consummation of the transactions contemplated hereby (including 75% of all Transfer Charges) or that are the responsibility of the Sellers pursuant to Section 6.12; or (iii) any other Taxes of the Sellers or the Seller Parent (or any stockholder, member or Affiliate of the Sellers or the Seller Parent) of any kind or description (including any Liability for Taxes of the Sellers or the Seller Parent (or any stockholder, member or Affiliate of the Sellers or the Seller Parent), whether or not arising before or after, or maturing before or after, the Closing, or that becomes a Liability of Buyers under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or law);

         any Liabilities relating to or arising out of the Excluded Assets;

         any Liabilities in respect of any pending or threatened Proceeding arising out of, relating to or otherwise in respect of the operation of the Business or the Assets to the extent such Proceeding relates to such operation on or prior to the Closing Date;

         any product Liability or similar claim for injury to a Person or property which arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by the Sellers or the LicenseCos or by reason of the improper performance or malfunctioning of a product, improper design or manufacture, failure to adequately package, label or warn of hazards or other related product defects of any products at any time manufactured or sold or any service performed by the Sellers or the LicenseCos;

         any recall, design defect or similar claims of any products manufactured or sold or any service performed by Sellers or the LicenseCos;

         any Liabilities of the Sellers arising under or in connection with any Employee Plan providing benefits to any present or former employee of the Sellers or LicenseCos;

         any Liabilities of the Sellers for any present or former employees, officers, directors, retirees, independent contractors or consultants of the Sellers, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers' compensation, severance, retention, termination or other payments;

         any claims or Liabilities under Environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing or otherwise to the extent arising out of any actions or omissions of the Sellers or the LicenseCos;

         any trade accounts payable of the Sellers to the extent not accounted for in the Net Working Capital in the Final Adjustment Amount;

         any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, manager, employee or agent of the Sellers (including with respect to any breach of fiduciary obligations by same);

         any Liabilities under the Excluded Contracts or any other Contracts

(i) which are not validly and effectively assigned to Buyers pursuant to this Agreement; (ii) which do not conform to the representations and warranties with respect thereto contained in this Agreement; or (iii) to the extent such Liabilities arise out of or relate to a breach by the Sellers of such Contracts prior to Closing;

       any Liabilities associated with debt, loans or credit facilities of the Sellers and/or the Business owing to financial institutions; except that the debt represented by the Intraparty Obligations will not be deemed an Excluded Liability of the LicenseCos (such Intraparty Obligations are, instead, an Asset); and

         any Liabilities arising out of, in respect of or in connection with the failure by the Seller or any of their Affiliates to comply with any law, regulation, regulatory bulletin, regulatory guidance or Governmental Order.

2.5.Purchase Price. The aggregate consideration to be paid by the Buyers to the Sellers for the Assets and for Mission Maryland’s entry into a Mission Maryland Management Agreement and Mission Maryland Option Agreement shall be $5,700,000.00 in cash (the “Purchase Price”), such Purchase Price subject to adjustment as set forth in this Agreement. The Purchase Price, as adjusted pursuant to the terms of this Agreement, shall be allocated among the Sellers and Mission Maryland in accordance with their Proportionate Share as set forth in the allocation schedule attached hereto as Exhibit B (the “Allocation Schedule”). The Purchase Price, as adjusted pursuant to the terms of this Agreement, shall be paid to the Sellers and Mission Maryland in accordance with their Proportionate Share as set forth in the Allocation Schedule. Each of the Sellers and Mission Maryland irrevocably consents to the allocation of the Purchase Price, as adjusted pursuant to the terms of this Agreement, in accordance with their Proportionate Share as set forth in the Allocation Schedule.

2.6.	Escrow. On the date hereof, the Buyers shall cause an amount equal to

$2,850,000.00 in cash (the “Escrow Amount”) to be delivered to the Escrow Agent pursuant to the terms of the Escrow Agreement. Pursuant to the terms of the Escrow Agreement, the Escrow

Amount shall be used to fund the payment of a portion of the Purchase Price, as adjusted pursuant to the terms of this Agreement, at the Closing following the satisfaction of each of the closing conditions set forth in Section 7. The Buyers and the Sellers agree to split the fees of the Escrow Agent 50-50.

2.7.	Working Capital Adjustment.

         Closing Adjustment. At the Closing, the Purchase Price shall be adjusted in the following manner: (A) either (1) an increase by the amount, if any, by which the Estimated Net Working Capital (as determined in accordance with this Section 2.7) is greater than the Target Net Working Capital, or (2) a decrease by the amount, if any, by which the Estimated Net Working Capital is less than the Target Net Working Capital (in either case, the “Estimated Adjustment Amount”); (B) a decrease by the outstanding Debt of the Sellers and the LicenseCos (not including the Intraparty Obligations) and Mission Maryland as of the close of business on the Closing Date; and (C) a decrease by the amount of unpaid Transaction Costs as of the close of business on the Closing Date. The net amount after giving effect to the adjustments listed above shall be the “Closing Date Payment.” At least one (1) Business Day prior to the Closing Date, the Sellers and Mission Maryland shall prepare in good faith and deliver to the Buyers a report (the “Closing Report”) setting forth (1) an estimated consolidated balance sheet of the Sellers and the LicenseCos and Mission Maryland as of the Closing Date (without giving effect to the consummation of the transactions contemplated hereby), including the Sellers’ and Mission Maryland’s good faith estimate of the Net Working Capital (the “Estimated Net Working Capital”), (2) the Sellers’ and Mission Maryland’s good faith estimate of the Debt of the Sellers and the LicenseCos (not including the Intraparty Obligations) and Mission Maryland, and Transaction Costs and each of the components thereof, and (3) based upon the foregoing, a calculation of the Closing Date Payment based thereon (the “Estimated Closing Date Payment”), including the Sellers’ good faith estimate of the portion of the Estimated Closing Date Payment payable to each Seller in accordance with the Allocation Schedule. The preparation of the Closing Report and the calculation of the components thereof shall be prepared in accordance with the policies and procedures used in calculating the sample calculation of Net Working Capital as set forth on Schedule 2.7(a), and shall (i) be signed by the Sellers and shall certify that the components of the Closing Report and the calculations therein were prepared in good faith based on the books and records of the Sellers and the LicenseCos and Mission Maryland, and (ii) include reasonably detailed supporting documents for the calculation of the components of the Closing Report.

         Closing Statement. Within sixty (60) days after the Closing Date, the Buyers shall prepare and deliver to the Sellers and Mission Maryland a statement (the “Closing Statement”) including the consolidated balance sheet of the Sellers and LicenseCos and Mission Maryland as of the Closing Date (without giving effect to the consummation of the transactions contemplated hereby) and calculating in reasonable detail each of the Net Working Capital, Debt of the Sellers and the LicenseCos (not including the Intraparty Obligations) and Mission Maryland, Transaction Costs and each of the components thereof, and its calculation of the Closing Date Payment (the “Final Closing Date Payment”). The Buyers shall promptly provide the Sellers and Mission Maryland reasonable access, at reasonable times following prior notice, to all relevant documents and information reasonably requested by the Sellers and Mission Maryland in connection with, and reasonably necessary to conduct, its review of the Closing Statement

(including all components thereof); provided, that the Buyers may withhold or redact portions of information that is subject to attorney-client privilege. If the Buyers do not deliver a Closing Statement to the Sellers and Mission Maryland within such sixty (60) day period, the Closing Report, including the calculations set forth therein, shall be deemed to be the “Final Closing Statement” and the Estimated Closing Date Payment set forth therein, the Final Closing Date Payment.

         If the Sellers and Mission Maryland have any disputes with respect to the amounts shown on the Closing Statement, the Sellers and Mission Maryland shall deliver to the Buyers within thirty (30) days after receipt of the Closing Statement a notice (the “Dispute Notice”) setting forth the Sellers’ basis for such dispute(s) in reasonable detail. The Buyers and the Sellers and Mission Maryland shall use good faith efforts to resolve any dispute involving any matter set forth in the Dispute Notice. If the Sellers and Mission Maryland do not deliver a Dispute Notice to the Buyers within such thirty (30) day period, the Closing Statement, including the calculations set forth therein, prepared and delivered by the Buyers shall be deemed to be the Final Closing Statement and the Closing Date Payment set forth therein, the Final Closing Date Payment. The Buyers and the Sellers and Mission Maryland shall use commercially reasonable efforts to resolve such differences within a period of thirty (30) days after the Sellers and Mission Maryland have given the Dispute Notice. If the Buyers and the Sellers resolve such differences, the Closing Statement agreed to by the Buyers and the Sellers and Mission Maryland shall be deemed to be the Final Closing Statement. If the Buyers and the Sellers and Mission Maryland do not reach a final resolution on the Closing Statement within such thirty (30) day period, then either the Buyers or the Sellers and Mission Maryland may refer the dispute to the Neutral Accountant to resolve any remaining differences, pursuant to an engagement agreement, containing customary terms consistent with this Section 2.7, among the Buyers and the Sellers and Mission Maryland and the Neutral Accountant (which the Buyers and the Sellers and Mission Maryland agree to execute promptly). The Neutral Accountant shall only decide the specific items with respect to the amounts shown on the Closing Statement under dispute by the Parties (the “Disputed Items”), solely in accordance with the terms of this Agreement, and the recalculation, if any, of the amounts therein in light of such resolution, and shall not award an amount more favorable to the Buyers than the corresponding amounts claimed by the Buyers in the Closing Statement, or more favorable to the Sellers and Mission Maryland than the corresponding amounts claimed by the Sellers and Mission Maryland in the Dispute Notice. The Buyers and the Sellers and Mission Maryland shall use commercially reasonable efforts to cause the Neutral Accountant to provide a written determination of its resolution of the Disputed Items within twenty (20) days after the engagement of the Neutral Accountant. The Buyers and the Sellers and Mission Maryland shall reasonably cooperate with the Neutral Accountant in its efforts to resolve the Disputed Items described in the Dispute Notice and the recalculation, if any, of the amounts therein in light of such resolution. The Neutral Accountant’s determination shall be based solely on written submissions of the Buyers and the Sellers and Mission Maryland (i.e., not on independent review) and on the definitions and other terms included herein. The Closing Statement and the Closing Date Payment determined by the Neutral Accountant shall be deemed to be the Final Closing Statement and the Final Closing Date Payment, respectively. Such determination by the Neutral Accountant shall be conclusive and binding upon the Parties, absent fraud or manifest error. The fees and expenses of the Neutral Accountant for services rendered pursuant to this Section 2.7 shall be borne by the Buyers and the Sellers and Mission Maryland in inverse proportion as they may prevail on the matters resolved by the Neutral Accountant, which proportional allocations shall also be determined by the Neutral Accountant at the time the determination of the Neutral Accountant is rendered on the matters submitted. Nothing in this Section 2.7 shall be construed to authorize or permit the Neutral Accountant to determine any questions or matters whatsoever under or in connection with this Agreement except for the resolution of differences between the Buyers and the Sellers and Mission Maryland regarding the determination of the Final Closing Statement.

         The “Final Adjustment Amount” (which, for the avoidance of doubt, may be a positive or negative number) shall be equal to (i) the Final Closing Date Payment (as set forth on the Final Closing Statement) minus (ii) the Estimated Closing Date Payment (as set forth on the Closing Report). No later than five (5) Business Days after the Final Closing Date Payment is determined:

(i)if the Final Closing Date Payment is greater than the Estimated Closing Date Payment, the Buyers shall pay, in cash by wire transfer of immediately available funds, such Final Adjustment Amount to the Sellers and Mission Maryland in accordance with their Proportionate Share as set forth on the Allocation Schedule; or

(ii)if the Estimated Closing Date Payment is greater than the Final Closing Date Payment, each of the Seller Parties, jointly and severally, shall pay, in cash by wire transfer of immediately available funds, such Final Adjustment Amount to the Buyers.

All payments made pursuant to this Section 2.7 shall be treated by the Parties as a post-Closing adjustment to the Purchase Price.

2.8.Allocation of Purchase Price. The Parties agree that: (A) the initial allocation of the Purchase Price among the Sellers and Mission Maryland is set forth in Section 2.5; (B) the portion of the Purchase Price and the Assumed Liabilities (plus other relevant items) allocated to the Sellers shall be allocated among the Assets for income Tax and financial accounting purposes as shown on the allocation schedule (the “Asset Allocation Schedule”); and

(C) Buyers, on the one hand, and Seller Parent, Sellers and Mission Maryland, on the other hand, will file all applicable Tax Returns (to the extent required by Applicable Law) in a manner that is consistent with the allocation of the Purchase Price and the Assumed Liabilities (and other relevant items) among the Assets and the Mission Maryland Agreement and the Mission Maryland Option Agreement, as determined pursuant to this Section 2.8. A draft of the Asset Allocation Schedule is attached hereto setting forth the methodology for the allocation (the “Preliminary Allocation Schedule”). Within 90 days following the Closing Date, Buyers shall prepare and deliver to the Sellers an updated Asset Allocation Schedule, which shall be consistent with the methodology set forth in the Preliminary Asset Schedule . If the Sellers notify Buyers in writing that the Sellers object to one or more items reflected in the Asset Allocation Schedule, the Sellers and Mission Maryland and Buyers shall negotiate in good faith to resolve such dispute; provided, however, that if the Sellers and Mission Maryland and Buyers are unable to resolve any dispute with respect to the Asset Allocation Schedule within 30 days following delivery of the Asset Allocation Schedule, such dispute shall be resolved by the Neutral Accountant, who shall be instructed to make a determination that is consistent with the methodology set forth in the Preliminary Allocation Schedule. The fees and expenses of such accounting firm shall be borne equally by the Sellers and Mission Maryland and Buyers. Buyers and Sellers and Mission Maryland shall file all Tax Returns

(including amended returns and claims for refund) and information reports in a manner consistent with the Asset Allocation Schedule. Any adjustments to the Purchase Price pursuant to Section 2.7 herein shall be allocated in a manner consistent with the Asset Allocation Schedule.

2.9.Third Party Consents. To the extent that any Seller’s rights under any Contract or Permit constituting an Asset, or any other Asset, may not be assigned to Buyers without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and such Seller, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyers’ rights under the Asset in question so that Buyers would not in effect acquire the benefit of all such rights, such Seller, to the maximum extent permitted by law and the Asset, shall act after the Closing as Buyers’ agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Asset, with Buyers in any other reasonable arrangement designed to provide such benefits to Buyers. Notwithstanding any provision in this Section 2.9 to the contrary, Buyers shall not be deemed to have waived its rights under Section 7.1(e) hereof unless and until Buyers either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.

2.10.Withholding. Each Buyer shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts payable by it in respect of the Assets and the Mission Maryland Agreement or any other payments contemplated by this Agreement such amount, if any, as set forth on a schedule provided by Buyer to the Sellers and Mission Maryland not later than two days prior to Closing and reasonably agreed to by the Sellers, and to collect any necessary Tax forms for avoiding such withholding, including IRS Form W-9, or any similar information, from the Sellers and Mission Maryland and any other recipient of any payment hereunder. To the extent that amounts are so withheld (or caused to be withheld), such withheld amounts shall be treated for all purposes as having been paid to the Sellers and Mission Maryland or such other recipient, as applicable, in respect of which such deduction and withholding was made.

3.	Closing.

3.1.The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place via electronic exchange of signature pages, as promptly as practicable, but in no event later than the second (2nd) business day following the satisfaction or waiver of each of the conditions set forth in Section 7 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at Closing), or at such other time and place as the Buyers and the Sellers and Mission Maryland may agree in writing. The date on which the Closing occurs is the “Closing Date.”

3.2.At the Closing, each Seller and Mission Maryland shall deliver to Buyers the following (as applicable):

         a bill of sale in form and substance satisfactory to Buyers (the “Bill of Sale”) and duly executed by such Seller, transferring such Seller’s portion of the tangible personal property included in the Assets to Buyers;

         an assignment and assumption agreement in form and substance satisfactory to Buyers (the “Assignment and Assumption Agreement”) and duly executed by such Seller, effecting the assignment to and assumption by Buyers of such Seller’s portion of the Assets and the Assumed Liabilities;

         assignments in form and substance satisfactory to Buyers (the “Intellectual Property Assignments”) and duly executed by such Seller, transferring all of such Seller’s right, title and interest in and to the IP Assets to Buyers;

         with respect to each parcel of Owned Real Property:

(i)An original special warranty deed in form and substance satisfactory to RE Buyer (each, a “Deed”) and duly executed and notarized by such Seller;

(ii)A Certificate of Non-Foreign Status pursuant to Section 1445 of the Internal Revenue Code; and

(iii)A customary parties in possession and mechanics lien affidavit in form and substance reasonably satisfactory to RE Buyer’s title insurer and reasonably acceptable to Sellers (the “Title Company”), allowing the Title Company to delete the Schedule B-II standard title exceptions on an ALTA owner’s policy of title insurance (the “Title Policy”) pertaining to mechanic’s liens and parties in possession;

         Such other documentation as may be reasonably required by the Title Company, including certificates of good standing and other evidence of Seller’s authority, along with any other state forms or disclosures customarily required in the State of Maryland in connection with a real property transfer, and evidence of payment or the current status of the real estate taxes applicable to the Owned Real Property in order to allow the Title Company to issue the Title Policy to Buyer free from Encumbrances;

         the Transition Services Agreement in form and substance satisfactory to Buyers (the “Transition Services Agreement”) and duly executed by Mission Partners USA, LLC (an Affiliate of Sellers and Seller Parent) and a Trademark License Agreement in form and substance reasonably satisfactory to Buyers (the “Trademark License Agreement”) and duly executed by Mission Partners IP, LLC;

         payoff letters duly executed by each applicable lender and other creditor of the Sellers necessary to obtain title to the Assets free and clear of all Encumbrances, and a schedule of all the Indebtedness of the Sellers and the LicenseCos (other than the Intraparty Obligations) as of the Closing Date;

the certificates required by Section 7.1(h)(i) and Section 7.1(h)(iii);

         such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyers and Sellers, as may be required to give effect to this Agreement; and

         evidence of termination of the Advisory Services Agreements between Affiliates of Seller Parent and the LicenseCos in form and substance reasonably satisfactory to Buyers.

3.3.At the Closing, Buyers and Sellers and Mission Maryland shall cause the Escrow Agent to deliver to Sellers and Mission Maryland a portion of the Estimated Closing Date Payment not to exceed $2,650,000.00 (such released and delivered portion of the Escrow Amount, the “Escrow Closing Payment”) by wire transfer of immediately available funds to the accounts designated in the Closing Report and at the Closing, Buyers shall (i) deliver the remaining portion of the Estimated Closing Date Payment (but not including the Silver Springs Holdback) by wire transfer of immediately available funds to the accounts designated in the Closing Report; (ii) pay, on behalf of LicenseCos, Sellers and/or Mission Maryland, the following amounts: (A) Debt of the Sellers and the LicenseCos (other than the Intraparty Obligations) and Mission Maryland to be paid at Closing, by wire transfer of immediately available funds to the accounts and in the amounts specified in the Closing Report; and (B) any Transaction Costs unpaid at Closing, by wire transfer of immediately available funds to the accounts and in the amounts specified on the Closing Report; and (iii) cause the Title Company to record the Deed at the applicable land title records office or registry. The “Silver Springs Holdback” means the difference between the Escrow Amount and the Escrow Closing Payment. In addition, at the Closing, Buyers shall deliver to the Sellers and Mission Maryland the following:

the Assignment and Assumption Agreement duly executed by

Buyers; and

the Transition Services Agreement and   Trademark   License

Agreement, both duly executed by Buyers.

3.4.Silver Springs Transaction Bonus. In the event that Buyer and Silver Springs consummate the Silver Springs Acquisition within sixty (60) days of the date of this Agreement, Buyer shall instruct the Escrow Agent to deliver the Silver Springs Holdback to the account designated in writing by the Sellers. In the event that the Silver Springs Acquisition is not consummated within such sixty (60) day period, the Escrow Agent shall deliver the Silver Springs Holdback to the account designated in writing by Buyer. The payment to the Sellers or Buyer of the Silver Springs Holdback pursuant to this Section 3.4 shall be treated as an adjustment to the Purchase Price.

4.Representations and Warranties of the Seller Parties. Except as set forth in the Schedules to this Agreement delivered by the Seller Parties on the date of this Agreement and attached hereto, the Seller Parties, jointly and severally, hereby represent and warrant to the Buyers as of the date hereof, and at and as of the Closing Date, as follows:

4.1.Organization. Each Seller, Mission Maryland and each LicenseCo is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Each Seller, Mission Maryland and each LicenseCo has the requisite power and authority to own, lease and operate the properties now owned, leased and operated by it and to carry on its business as currently conducted. Each Seller, Mission Maryland and each LicenseCo is duly qualified to do business as a foreign entity in each jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect on such Seller, Mission Maryland or LicenseCo, as applicable. None of the Sellers, Mission Maryland or the LicenseCos has any subsidiaries or holds any equity securities of any other Person.

4.2.Enforceability. This Agreement and each other agreement or instrument executed and delivered by the Seller Parties at the Closing (collectively, the “Seller Party Closing Documents”) has been duly authorized by all requisite action on the part of such Seller Party. This Agreement constitutes, and the Seller Party Closing Documents will constitute as of the Closing, the legal, valid and binding obligation of the Seller Parties, enforceable against the Seller Parties in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization, or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

4.3.No Violation, Consents. The execution and delivery of this Agreement and each Seller Party Closing Document by the Seller Parties, and the performance of their obligations hereunder and thereunder does not and will not (a) violate or conflict with any provision of the organizational documents of the Seller Parties, (b) violate, or conflict with, or result in a material breach of any provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration (with the passage of time, notice or both) under any Contract to which a Seller Party or LicenseCo is a party or by which a Seller Party or LicenseCo is bound, (c) violate or conflict with any Legal Requirement to which the Seller Parties, the LicenseCos or any of their respective properties or assets are subject or (d) result in any Encumbrance on any assets of the Seller Parties or the LicenseCos. Without limiting the foregoing, none of the Seller Parties have granted any right to any third party which would conflict with the conveyance of the Assets to Buyers. No Seller Party is required to give any notice to or obtain any Consent from any Person in connection with the Seller Parties’ execution and delivery of this Agreement or any of the Seller Party Closing Documents, or the consummation or performance of the transactions contemplated hereby or thereby.

4.4.	Capitalization of LicenseCos.

         Schedule 4.4 sets forth the record owners (collectively, the “LicenseCo Owners” and each, a “LicenseCo Owner”) of all of the issued and outstanding membership interests of each LicenseCo (collectively, the “LicenseCo Membership Interests”). Each LicenseCo Owner has good and valid title to the LicenseCo Membership Interests set forth next to such LicenseCo Owner’s name on Schedule 4.4, free and clear of all Encumbrances. The LicenseCo   Owners   collectively   own     100%     of     the     total     issued     and outstanding membership interests of the LicenseCos. The LicenseCo Membership Interests have been duly authorized and are validly issued, fully-paid and non-assessable. Upon exercise of the purchase options included in each of the Option Agreements, Buyers shall own all of the LicenseCo Membership Interests, free and clear of all Encumbrances, other than such Encumbrances that arose after the Closing Date through the Buyers’ operations of the Business.

         The LicenseCo Membership Interests were issued in compliance with Applicable Laws. The LicenseCo Membership Interests were not issued in violation of the organizational documents of the LicenseCos or any other agreement, arrangement, or commitment to which any Seller Party or a LicenseCo is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

         Except as set forth on Schedule 4.4, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in the LicenseCos or obligating the LicenseCos to issue or sell any membership interests (including the LicenseCo Membership Interests), or any other interest, in the LicenseCos. Other than the organizational documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the LicenseCo Membership Interests. There are no outstanding obligations of the LicenseCos to repurchase, redeem or otherwise acquire any equity interests.

         Seller Parent owns 100% of the issued and outstanding membership interests of 4Front Holdings, LLC, which owns 100% of the issued and outstanding membership interests of Mission Partners USA, LLC, which owns 100% of the issued and outstanding membership interests of each of 4F CIHI Investco, LLC, 4F MARI InvestCo, LLC and 4F PM InvestCo, LLC. 4F CIHI Investco, LLC owns 100% of the issued and outstanding membership interests of Adroit; and 4F MARI InvestCo, LLC owns 100% of the issued and outstanding membership interests of Old Line.

         Seller Parent owns 100% of the issued and outstanding membership interests of 4Front Holdings, LLC, which owns 100% of the issued and outstanding membership interests of Mission Partners USA, LLC, which owns 100% of the issued and outstanding membership interests of Mission Maryland (the “Maryland Interests”) and, except as set forth on Schedule 4.4, no other Person has ever held any equity interest (directly or indirectly) in Mission Maryland. The Maryland Interests were duly authorized, validly issued, and are fully paid and non-assessable. There are no securities outstanding which are convertible into, exchangeable for, or carrying the right to acquire, equity interests (or securities convertible into or exchangeable for equity interests) of Mission Maryland, or subscriptions, warrants, options, calls, convertible securities, registration or other rights or other arrangements or commitments obligating Mission Maryland to issue, transfer or dispose of any of its equity interests or any ownership interest therein and there are no pre-emptive rights in respect of any securities of Mission Maryland. There are no outstanding obligations of Mission Maryland to repurchase, redeem or otherwise acquire any equity interests.

4.5.Title and Sufficiency. Each Seller, Mission Maryland or LicenseCo, as applicable, is the owner of, and has good and marketable title to, all of the assets reflected on the Interim Balance Sheet in the categories set forth therein and to all of the assets acquired by such Seller, Mission Maryland or such LicenseCo since March 31, 2020, free and clear of all Encumbrances, and the transfer of the Assets hereunder will convey to the Buyers good and valid title to, or a valid leasehold interest in, the Assets, free and clear of any Encumbrances. Each Seller, Mission Maryland and each LicenseCo owns all of the assets used by them in the operation and conduct of their businesses as currently conducted, or required by such Seller, Mission Maryland or such LicenseCo for the normal conduct of their business as currently conducted, except for those assets set forth on Schedule 4.5 hereto. The Assets (together with the assets held by the LicenseCos and Mission Maryland) constitute all of the assets (other than the Excluded Assets) used in, related to or required by the Sellers, Mission Maryland and LicenseCos for, the continued conduct of their businesses in the same manner as conducted prior to the Closing.

4.6.Legal Proceedings. There is no pending or, to the Knowledge of the Seller Parties, threatened Proceeding by or against any Seller Party or any LicenseCo (i) in which any Seller Party or any LicenseCo is or is threatened to be made a party; (ii) that relates to or may affect the Business or any of the Assets or the assets of the LicenseCos and Mission Maryland; or

(iii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby. There are no Judgments currently outstanding involving or related to any Seller Party or any LicenseCo (or any of their managers, officers or members in their capacities as such) or affecting the Business or any of the Assets or the assets of the LicenseCos and Mission Maryland. Schedule 4.6 describes any such Proceeding commenced by or against a Seller Party or a LicenseCo settled or otherwise finally resolved by the parties thereto since such Seller Party’s or such LicenseCo’s formation. None of the Sellers, Mission Maryland or the LicenseCos has received notice of, nor, to the Knowledge of the Seller Parties, is there, any pending or threatened investigation or regulatory action by any Governmental Body involving any product currently or previously sold by any of the Sellers, Mission Maryland or any of the LicenseCos.

4.7.	Compliance With Legal Requirements; Governmental Authorizations.

         Each of the Sellers, each of the LicenseCos and Mission Maryland is in material compliance with all Legal Requirements applicable to it. None of the Sellers, Mission Maryland and the LicenseCos has received any written or oral notice from a Governmental Body that alleges that it is not in compliance with any Legal Requirement, and none of the Sellers, Mission Maryland and the LicenseCos has been subject to any adverse inspection, finding, investigation, penalty, assessment, suspension, revocation, audit or other compliance or enforcement action. Except as set forth on Schedule 4.7(a), (A) none of the Sellers, Mission Maryland and the LicenseCos has received any written or oral notice from any Governmental Body having jurisdiction over its operations, activities, locations, or facilities, of (I) any deficiencies or violations of, or (II) any remedial or corrective actions required in connection with, any Permits or their renewal, and (B) no action is being or, to the Knowledge of the Seller Parties, has been threatened or contemplated which (I) could reasonably be expected to result in the issuance of any notice referenced in the preceding clause (A) or (II) could prevent or impair the operations and activities engaged in pursuant to such Permits.

         The Sellers, Mission Maryland and the LicenseCos have all Governmental Authorizations and Licenses reasonably necessary for the conduct of the Business (the “Permits”), which are listed on Schedule 4.7(b). All conditions of or restrictions on the Permits that may materially affect the ability of each of the Sellers, Mission Maryland and each of the

LicenseCos to conduct its current Business or contemplated business, whether or not embodied in such Permit, have been disclosed to the Buyers. All of the Permits are valid and in full force and effect, and none of the Sellers, Mission Maryland and the LicenseCos is in breach or default in any material respect under any Permit or any renewal thereof. Any and all applications for renewals of the Licenses necessary for the conduct of the Business have been timely made. No notices have been received by and no claims have been pursued and/or filed or threatened to be pursued and/or filed against the Sellers, Mission Maryland or the LicenseCos alleging a material violation of any Permit and no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, termination, lapse or limitation of any Permit (including any License). Each Seller Party hereby covenants that it shall promptly notify the Buyers of any such notice hereafter given and/or of any such action hereafter threatened or contemplated. All fees and charges with respect to the Permits due through the date hereof have been paid in full and will be paid in full through the Closing. Schedule 4.7(b) includes, where provided by the Governmental Body: (i) the operations, activities, locations and/or facilities authorized, covered by, or subject to such Licenses; (ii) the issuer of such License; and (iii) the expiration or renewal date for such License. Except as set forth on Schedule 4.7(b), all of the Permits are in full force and effect, all of the Permits are owned solely by the listed Seller Party or the listed LicenseCo, free and clear of all Encumbrances, and each of the Sellers, Mission Maryland and each of the LicenseCos is in compliance with the Permits and all Legal Requirements in all material respects. All conditions of or restrictions on such Permits that may materially affect the ability to perform any cannabis related activity authorized by Maryland law, whether or not embodied in the Permits, have been disclosed to representatives of Buyers.

         Based on a review of the Maryland Medical Cannabis Commission, and to the best of the Sellers’ Knowledge, the Sellers’, LicenseCos’ and Mission Maryland’s Licensed Providers have all Licenses necessary for the conduct of their business activities involving the Sellers, LicenseCos and Mission Maryland. None of the Sellers, Mission Maryland and the LicenseCos has received any written notice from any Governmental Body having jurisdiction over its Licensed Providers’ operations, activities, locations, or facilities, of (I) any deficiencies or violations of, or (II) any remedial or corrective actions required in connection with any License held by a Licensed Provider or their renewal, and (B) to the Seller Parties’ Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any License held by a Licensed Provider necessary for its cannabis or cannabis-related activities and operations involving the Sellers, Mission Maryland and/or the LicenseCos.

         None of the Sellers, Mission Maryland and the LicenseCos has, nor, to the Knowledge of the Seller Parties have any employees, agents or other representatives of the Sellers, Mission Maryland or LicenseCos on behalf of the Sellers, Mission Maryland or LicenseCos, directly or indirectly, made or authorized any payment, contribution or gift of money, property or services, in contravention of applicable Legal Requirement, (1) as a kickback or bribe to any Person or (2) to any political organization, regulator, or the holder of or any candidate for any elective or appointive public office, except for personal political contributions not involving the direct or indirect use of funds of the Sellers, Mission Maryland or LicenseCos.

         Without limiting the foregoing and with the exception of immaterial deficiencies that have previously been remedied in the ordinary course (none of which resulted in any individual fine or sanctions equal to or greater than $500 or a temporary suspension of the Business for more than 24 hours), each of the Sellers, Mission Maryland, each of the LicenseCos and their employees has complied and are in compliance in all material respects with all federal, state and local laws, rules, regulations and requirements for the operation of the business to which it is subject, as well as the laws, rules and regulations of any other governmental or quasi- governmental authority, agency, or entity having jurisdiction with respect thereto, except with respect to federal laws regarding the manufacture, possession, sale or distribution of cannabis.

         The Sellers’, Mission Maryland’s and the LicenseCos’ activities pursuant to or in connection with the Licenses and to the extent required by Applicable Law: (i) are intended to prevent the distribution of marijuana to minors; (ii) are intended to prevent revenue from the sale of marijuana from going to criminal enterprises, gangs, and cartels; (iii) are intended to prevent the diversion of marijuana from states where it is legal under state law in some form to other states; (iv) are intended to prevent state-authorized marijuana activity from being used as a cover or pretext for trafficking of other illegal drugs or other illegal activity.

         To the Seller Parties’ Knowledge (a) each of the Sellers, Mission Maryland and each of the LicenseCos has all necessary permits under any applicable Environmental Law for the operation of its business and is in compliance with such permits and otherwise is and has been in compliance with all Environmental Laws; (b) there has been no release or, to the Seller Parties’ Knowledge, threatened release, of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Sellers, Mission Maryland or the LicenseCos (including the Real Property); (c) there have been no Hazardous Substances generated by the Sellers, Mission Maryland or the LicenseCos that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; (d) none of the Sellers, Mission Maryland and the LicenseCos has received any written communication alleging that it is in violation of, or may have Liability under, any Environmental Law or written request by any Governmental Authority for information pursuant to any Environmental Law; and (e) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Sellers, Mission Maryland or the LicenseCos, except for the accumulation of hazardous waste in compliance with Environmental Laws. Each of the Sellers, Mission Maryland and each of the LicenseCos has made available to the Buyers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. None of the Sellers, Mission Maryland and the LicenseCos have received any written notice regarding any actual or alleged violation of or material liability under Environmental Laws.

4.8.Brokers or Finders. Except as set forth on Schedule 4.8, no Seller Party and no LicenseCo has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the sale of the Membership Interests or the transactions contemplated hereby.

4.9.Absence of Certain Changes. Except for transactions specifically contemplated in this Agreement, since the Interim Balance Sheet Date, each of the Sellers, Mission Maryland and each of the LicenseCos has conducted its business in the ordinary course of business and consistent with past practice and there has not been, and no event has occurred or circumstances exist that would reasonably be excepted to have, any Material Adverse Effect.

4.10.Books and Records. All the books of account and other Records of the Sellers, Mission Maryland and the LicenseCos (including, without limitation, manager and member resolutions, minutes and written consents) have been made available to the Buyers.

4.11.	Property.

         Owned Property. Each Seller, Mission Maryland and each LicenseCo has good, clear, record and marketable title to all Owned Real Property, free and clear of all liens, liabilities, Encumbrances and title exceptions or claims other than (i) liens for taxes not yet due and payable, (ii) zoning laws, and (iii) utility easements and other of-record easements that will not impair or prohibit the use of the Owned Real Property as a retail dispensary for cannabis and cannabis-related products. None of the Sellers, Mission Maryland and the LicenseCos has granted any lease, license or other agreement granting to any Person any right to use or occupancy of the Owned Real Property or any portion thereof (other than the lease to Chesapeake). All Tangible Personal Property used in the Business is in the possession of the Sellers, Mission Maryland and the LicenseCos.

         Leased Property. With respect to the property and assets that the Sellers, Mission Maryland or the LicenseCos lease (including, without limitation, real property that the Sellers or the LicenseCos leases, subleases, licenses or otherwise uses or occupies (collectively, the “Leased Real Property,” and together with the Owned Real Property, the “Real Property”)), (i) the Sellers, Mission Maryland and the LicenseCos are in material compliance with all agreements related to such property and assets, (ii) the Sellers, Mission Maryland and the LicenseCos hold a valid leasehold interest free of any Encumbrances, other than those of the lessors of such property or assets and (iii) such property and assets are in good operating condition and repair (subject to normal wear and tear). No Person other than the Sellers, Mission Maryland or the LicenseCos has any right to use or occupy the Leased Real Property or any portion thereof. The Sellers and Mission Maryland have made available to the Buyers true and correct copies of all leases with respect to the Leased Real Property. The Sellers have made available to the Buyers or its advisors true, correct and complete copies of all Contracts relating to any rights in the Leased Real Property. To the Seller Parties’ Knowledge, no parcel of Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor has any such condemnation, expropriation or taking been proposed. All leases of Leased Real Property and all amendments and modifications thereto are in full force and effect, and there exists no default under any such lease by the Sellers, Mission Maryland, the LicenseCos or, to the Seller Parties’ Knowledge, any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Sellers, Mission Maryland, the LicenseCos or, to the Seller Parties’ Knowledge, any other party thereto.

         The Real Property is suitable for the conduct of the Business. The Closing will not affect the continued use and possession of the Leased Real Property by the LicenseCos and Mission Maryland. Neither the operation of the Business on the Real Property nor such Real Property, including the improvements thereon, violate in any material respect any applicable building code, zoning requirement or statute relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions. To the Knowledge of the Seller Parties, there is no existing, pending or threatened (i) condemnation proceedings affecting the Real Property, (ii) zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to adversely affect the ability to operate the Business on the Real Property, or (iii) special assessments or public improvements that may result in special assessments against or otherwise affect the Real Property. Neither the whole nor any material portion of the Real Property has been damaged or destroyed by fire or other casualty. To the Knowledge of the Seller Parties, there are no structural, latent or hidden, defects in the buildings and other structures that are part of the Real Property, and there are no restrictive covenants, easements or other written agreements with respect to the Real Property, in either case that would materially affect the ability of the Sellers, Mission Maryland and the LicenseCos to operate the Business on the Real Property. There are no contractual or legal restrictions that preclude or restrict the ability to use any Real Property for the current use thereof and Seller has received no notice or communication of any violation of an Applicable Law with respect to the Real Property. All parcels of Real Property are adequately maintained and are in good operating condition and repair for the requirements of the Business as currently conducted.

         All of the improvements upon any of the Owned Real Property (collectively, the “Improvements”) have been constructed and installed in accordance with applicable codes, laws, ordinances, rules, regulations, permits and approvals and have been completed in a professional and workmanlike manner and are in good operating condition and repair. All of the heating, ventilation and air conditioning systems, plumbing, fire protection, security and other mechanical and electrical systems of the Improvements have been constructed and installed in accordance with applicable codes, laws, ordinances, rules, regulations, permits and approvals, have been completed in a professional and workmanlike manner and are in good operating condition and repair. There are no latent defects in any of the Improvements, and the structural components, foundations, roofs, walls and fixtures are in good operating condition and repair, and the roofs, foundations and structural components are free from leaks, and the Improvements are free from termite and other infestation. There are no defects or inadequacies in the Owned Real Property that might adversely affect the insurability of the same or that might cause an increase in the insurance premiums.

4.12.Title to Assets; Sufficiency. Except as set forth in Schedule 4.12, the furniture, machinery, equipment, vehicles and other items of tangible personal property included in the Assets and the assets of the LicenseCos and Mission Maryland are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are currently being put, and none of such furniture, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Assets and the assets of the LicenseCos and Mission Maryland are sufficient for the continued conduct of the Business immediately after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted. Each of the Sellers owns good and marketable title to, or a valid lease or license, as applicable, to all of the Assets free and clear of all Encumbrances and each of the LicenseCos and Mission Maryland owns good and marketable title to, or a valid lease or license, as applicable, to all of its assets free and clear of all Encumbrances. None of the Excluded Assets are material to the Business.

4.13.Inventory. All finished goods inventories owned by LicenseCos and Mission Maryland, wherever located (the “Inventory”), whether or not reflected in the Interim Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of business and consistent with past practice, except for obsolete, damaged, defective or slow- moving or other items required to be removed from inventory under Applicable Law, each of which have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by the LicenseCos or Mission Maryland, as applicable, free and clear of all Encumbrances, and no Inventory is held on a consignment basis.

4.14.Financial Statements. Complete copies of the financial statements of the Sellers, Mission Maryland and the LicenseCos consisting of (a) the unaudited monthly balance sheets of each of the Sellers, Mission Maryland and the LicenseCos for 2019 and the related monthly statements of income for each month of 2019 and (b) the unaudited balance sheet of each of the Sellers, Mission Maryland and the LicenseCos (the “Interim Balance Sheet”) as of March 31, 2020 (“Interim Balance Sheet Date”) and the related monthly statements of income for January, February and March, 2020 (collectively, the “Financial Statements”) have been made available to the Buyers and are attached hereto as Schedule 4.14. The Financial Statements are based on the books and records of the Sellers, Mission Maryland and the LicenseCos, and fairly present in all material respects the financial condition of the Sellers, Mission Maryland and the LicenseCos as of the dates they were prepared and the results of the operations of the Sellers, Mission Maryland and the LicenseCos for the periods indicated.

4.15.Undisclosed Liabilities. None of the Sellers, Mission Maryland and the LicenseCos has any indebtedness or other Liabilities except for (a) Liabilities specifically reflected on, and fully reserved against in, the Interim Balance Sheet and (b) Liabilities which have arisen since the Interim Balance Sheet Date in the ordinary course of business and which are, in nature and amount, consistent with those incurred historically and are not material to the Sellers, Mission Maryland or the LicenseCos, individually or in the aggregate.

4.16.Debt. The Sellers have disclosed to the Buyers all of the Sellers’ Debt, Mission Maryland’s Debt and the LicenseCos’ Debt incurred prior to the Closing, all of which, except for the Intraparty Obligations, shall be repaid, discharged or otherwise satisfied at or prior to the Closing. None of the Sellers, Mission Maryland and the LicenseCos is a guarantor for any Liability of any other Person. The Intraparty Obligations represent the only outstanding Debt of the LicenseCos and Mission Maryland to the Sellers, Seller Parent or any of their Affiliates.

4.17.	Taxes.

         Each of the Sellers, Mission Maryland and each of the LicenseCos has timely filed all income and other material Tax Returns that were required to be filed by it, taking into account any valid extensions of time to file such Tax Returns. All such Tax Returns were true, correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. All Taxes owed by the Sellers, Mission Maryland and the LicenseCos (whether or not shown on any Tax Return) have been timely paid or are being contested in good faith through appropriate proceedings. With respect to any period prior to the Interim Balance Sheet Date for which Tax Returns described herein have not yet been filed or for which Taxes described herein are not yet due or owing, the LicenseCos have fully accrued such Taxes on their respective financial statements. Since the Interim Balance Sheet Date, none of the LicenseCos has incurred any Taxes other than Taxes resulting from their respective operations in the ordinary course of business consistent with past practice. No penalty, interest or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax.

         Each of the Sellers, Mission Maryland and each of the LicenseCos

(i) has withheld from all payments to employees, customers, independent contractors, creditors, members and any other applicable payees proper and accurate amounts for all taxable periods in material compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws, (ii) has remitted, or will remit on a timely basis, such amounts to the appropriate taxing authority, and (iii) has furnished or been furnished properly completed exemption certificates for all exempt transactions and has maintained records of such exemption certificates in material compliance with all applicable Legal Requirements.

         Each of the Sellers, Mission Maryland and each of the LicenseCos has (i) collected all sales, use, value added, goods and services and similar Taxes required to be collected by such Seller, Mission Maryland or LicenseCo that would reasonably be expected to result in (A) a lien for Taxes upon any of the Assets or (B) Taxes for which Buyers have any Liability, and (ii) remitted, or will remit on a timely basis, such amounts to the appropriate taxing authority in compliance with all applicable Legal Requirements.

         No audit, examination or other proceeding of any nature by a Governmental Body with respect to which the Sellers, Mission Maryland or the LicenseCos received notice in writing is presently in progress with respect to any material Tax or Tax Return of the Sellers, Mission Maryland or the LicenseCos. None of the Sellers, Mission Maryland and the LicenseCos and none of their respective members, managers, directors or officers has received

(i) notice in writing of commencement of an audit, examination or other proceeding of any nature by a Governmental Body with respect to any Tax or Tax Return of the Sellers, Mission Maryland or the LicenseCos, as applicable, (ii) a request in writing for information related to any Tax matters of the Sellers, Mission Maryland or the LicenseCos, as applicable, or (iii) a written assessment (or written proposed assessment) of any additional Taxes against the Sellers, Mission Maryland or the LicenseCos, as applicable, for any period, nor does any Seller Party have any reason to expect any such items to be forthcoming. All Tax Returns of the Sellers, Mission Maryland and the LicenseCos delivered to Sellers were correct and complete copies of such Tax Returns.

         There are no liens for Taxes upon the assets of the Sellers, Mission Maryland or the LicenseCos, other than liens for Taxes not yet due and payable.

         There are no outstanding agreements or waivers (by operation of law or otherwise) extending the statutory period of limitations applicable to any Tax or Tax Return of the Sellers, Mission Maryland or the LicenseCos for any period that will not lapse before the Closing Date.

         None of the Assets is an interest in any “controlled foreign corporation” (as defined in Section 957 of the Code), “passive foreign investment company” (as defined in Section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of the Sellers, Mission Maryland or the LicenseCos, as applicable.

4.18.	Employees; Employee Benefit Plans.

         None of the Sellers, Mission Maryland and the LicenseCos is delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants and independent contractors. The Sellers, Mission Maryland and the LicenseCos have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. Each of the Sellers, Mission Maryland and each of the LicenseCos has withheld and paid to the appropriate Governmental Body or is holding for payment not yet due to such Governmental Body all amounts required to be withheld from employees of the Sellers, Mission Maryland and the LicenseCos and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

         The employment of each employee of the Sellers and Mission Maryland and each employee of the LicenseCos is terminable at the will of the applicable Seller Party or LicenseCo, and upon termination of the employment of any such employees, no severance or other payments or benefits will become due. None of the Sellers, Mission Maryland and the LicenseCos has any policy, practice, plan or program of paying severance pay or benefits or any form of severance compensation in connection with the termination of employment or services.

         Schedule 4.18(c) lists each material employment, bonus, profit sharing, or other employee benefit plan, agreement, policy or arrangement maintained or contributed to, or required to be contributed to, by the Sellers, Mission Maryland or the LicenseCos for the benefit of any officer, employee, former employee, consultant, independent contractor or other service provider of the Sellers, Mission Maryland or LicenseCos (collectively referred to herein as the “Employee Plans”). With respect to each Employee Plan, the Sellers and Mission Maryland have made available to the Buyers, as applicable, the plan document and summary plan description, the most recent determination or opinion letter from the Internal Revenue Service, the most recent annual report (Form 5500 with all applicable attachments), and all related trust agreements, insurance contracts and other funding arrangements which implement such plan.

         Each of the Sellers, Mission Maryland and each of the LicenseCos has made all payments and contributions to or with respect to the Employee Plans on a timely basis as required by the terms of each such Employee Plan and any applicable Legal Requirement. Each of the Sellers, Mission Maryland and each of the LicenseCos has paid and will continue to pay all applicable premiums for any insurance contract which funds an Employee Plan for coverage provided through the Closing. The requirements of COBRA have been met in all material respects with respect to each Employee Plan that is subject to COBRA. Each the Sellers, Mission Maryland and the LicenseCos provides COBRA coverage to all former employees of the Sellers, Mission Maryland and the LicenseCos who are entitled to COBRA coverage, in accordance with COBRA.

         Each of the Sellers, Mission Maryland and each of the LicenseCos has maintained and administered all of its Employee Plans in compliance with their terms in all material respects and such plans comply in form and operation in all material respects with all applicable provisions of ERISA, the Code and state laws. No action, suit, proceeding, hearing or investigation with respect to any Employee Plan is pending or, to the Knowledge of Seller Parties and Mission Maryland, threatened.

         None of the Sellers, Mission Maryland and the LicenseCos and none of their affiliates (hereafter referred to as an “ERISA Affiliate”) that together with the applicable Seller Party or LicenseCo are deemed a “single employer” within the meaning of Section 4001(a)(14) of ERISA, currently maintains any Employee Plan that is subject to Title IV of ERISA, and has not previously maintained any such Employee Plan that has resulted in any liability or potential liability to the Sellers, Mission Maryland or the LicenseCos or their respective ERISA Affiliates under said Title IV.

         None of the Sellers, Mission Maryland and the LicenseCos and no ERISA Affiliate maintains, maintained or contributed to within the past five (5) years, any multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA. None of the Sellers, Mission Maryland and the LicenseCos and no ERISA Affiliate currently has any liability to make withdrawal liability payments to any multiemployer plan.

         The consummation of the transactions contemplated by this Agreement will not accelerate the time of the payment or vesting of, or increase the amount of, or result in the forfeiture of compensation or benefits under, any Employee Plan.

         CIGNA Plan. The existing employee benefit welfare plan pursuant to which Seller Parent or one of its Affiliates provides health insurance coverage to the employees of LicenseCos through CIGNA Health and Life Insurance Company (the “Current Plan”) shall, to the extent requested by Buyers, continue to cover all employees of LicenseCos who remain employed following the Closing pursuant to the terms of the Transition Services Agreement. The Current Plan’s terms and conditions permit such continued coverage of all such employees pursuant to the terms of the Transition Services Agreement.

4.19.	Labor and Employment Matters.

         Schedule 4.19(a) contains a true, complete and correct list of each employee of the Sellers, Mission Maryland and the LicenseCos as of the date hereof, including each such employee’s name, hire date and job title, principal work location, current annual salary or hourly rate of pay (whichever is applicable), along with such employee’s 2019 bonus and total commissions, accrued but unpaid bonuses or commissions, any amounts of compensation forfeited or cancelled, part-time, full-time or temporary or leased status, exempt/non-exempt status, status as a W-2 employee or as a K-1 partner, accrued unused vacation, sick-time or paid-time off (hours and dollar equivalents), leave of absence status (including FMLA and disability), citizenship status (and visa status for non-United States citizens working for the Sellers, Mission Maryland or the LicenseCos along with dates of issuance and expiration of such visa or other similar permit), and service credited for purposes of vesting and eligibility to participate under the Employee Plans, if applicable. Except as listed on Schedule 4.19(a), each employee may be terminated at will by his or her employer without penalty or any continuing obligations, including severance, except for any accrued benefits under the Employee Plans or any statutory obligations to former employees. All of the employees are at least 21 years of age or older none of the employees have committed a felony or other crime of the type that would prohibit the Sellers, Mission Maryland or the LicenseCos from employing such employee under Applicable Law. Each of the Sellers, Mission Maryland and each of the LicenseCos has on file a valid Form I-9 for each of its employees.

         Except as set forth on Schedule 4.19(b), none of the Sellers, Mission Maryland and the LicenseCos has any independent contractors.

         None of the Sellers, Mission Maryland and the LicenseCos is, and none of them has ever been, a signatory to or otherwise bound by any collective bargaining agreement, union contract, memorandum or letter of understanding, project labor agreement or similar agreement with any trade union, labor organization or group. None of the Sellers, Mission Maryland and the LicenseCos has a duty to bargain with any labor organization, and there is no pending demand for recognition or demand from a labor organization for representative status with respect to any individual employed by the Sellers, Mission Maryland or the LicenseCos. There are no strikes, disputes, controversies, slowdowns, stoppages, boycotts or pickets in progress, pending or, to the Seller Parties’ Knowledge, threatened against or affecting the Sellers, Mission Maryland or the LicenseCos.

         None of the Sellers, Mission Maryland and the LicenseCos is liable for any arrears of wages, compensation, penalties, or other sums for failure to timely pay its employees. There are no Proceedings against the Sellers, Mission Maryland or the LicenseCos pending or, to the Seller Parties’ Knowledge, threatened to be brought or filed, by or with any Governmental Body or arbitrator in connection with the employment or termination of any current or former applicant, employee, consultant or independent contractor of the Sellers, Mission Maryland or the LicenseCos. All persons classified as non-employees, all persons classified as W-2 employees and all individuals classified as exempt from overtime requirements are and, for the past five (5) years, have been at all times properly classified as such.

         Each of the Sellers, Mission Maryland and each of the LicenseCos is in compliance with its obligations pursuant to the Worker Adjustment Retraining and Notification Act, 29 U.S.C. § 2101 et seq. (as amended from time to time, “WARN” and, collectively with any similar state or local law, the “WARN Acts”) and all other notification obligations arising under any statute or otherwise, in each case to the extent affecting, in whole or in part, any site of employment, facility, operating unit or employee of the Sellers, Mission Maryland and the LicenseCos. None of the Sellers, Mission Maryland and the LicenseCos has been engaged in any transaction or engaged in layoffs, terminations or relocations sufficient in number to trigger any WARN Act obligation. No former employees of the Sellers, Mission Maryland or the LicenseCos have suffered an “employment loss” (as defined in WARN) in the ninety (90) days prior to the date hereof.

         Except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) no allegations of sexual harassment have been made against (A) any officer, director or manager of the Sellers, Mission Maryland or the LicenseCos or (B) any employee of the Sellers, Mission Maryland or LicenseCos who, directly or indirectly, supervises at least eight (8) other employees of the Sellers, Mission Maryland or LicenseCos, and (ii) none of the Sellers, Mission Maryland and the LicenseCos has entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by an employee, contractor, manager, officer or other representative.

         The Sellers and Mission Maryland have previously delivered to the Buyers true, correct and complete summaries of all: (i) workers’ compensation claims filed against the Sellers, Mission Maryland or the LicenseCos; and (ii) charges, grievances, complaints or notices of violation filed with, or otherwise made by, the Occupational Safety and Health Administration (or any comparable foreign Governmental Body) against the Sellers, Mission Maryland or the LicenseCos.

4.20.	Privacy and Data.

         The Sellers, Mission Maryland and the LicenseCos each currently maintain (and at all times since holding the Licenses have maintained) a Privacy and Data Security Program as is necessary to materially satisfy standards which may be imposed by applicable Privacy and Security Laws and ensure the confidentiality of Business Data and that Business Data is not disclosed contrary to the provisions of any Privacy and Security Laws or Contracts now or previously in existence, applicable to such information (collectively, “Commitments”). Without limiting the generality of the foregoing, the Sellers, Mission Maryland and the LicenseCos have implemented, at a minimum, such physical, electronic and procedural safeguards to: (i) maintain the security and confidentiality of such Business Data; (ii) protect against any anticipated threats or hazards to the security or integrity of such Business Data; and (iii) protect against unauthorized access to or use of such Business Data that could result in harm or inconvenience to the Persons to whom such Business Data pertains.

         Except as set forth on Schedule 4.20(b), with respect to all Commitments for Business Data associated with the Sellers’, Mission Maryland’s and the LicenseCos’ customers and other Persons: (i) the Sellers, Mission Maryland and the LicenseCos and their products and services are and since their respective formation have been in material compliance with the Commitments; (ii) none of the Sellers, Mission Maryland and the LicenseCos has received written inquiries from any Governmental Body regarding its protection, storage, use or other Business Data or its compliance with the Commitments; (iii) the Commitments have not been rejected by any applicable certification organization that has reviewed such Commitments or to which any such Commitments have been submitted; (iv) no applicable certification organization has provided written notice to the Sellers, Mission Maryland or the LicenseCos that such organization has found the Sellers, Mission Maryland or the LicenseCos or any of their products or service offerings to be out of compliance with such Commitments; (v) electronic mail distribution lists have been scrubbed prior to their use to remove email addresses associated with individuals who have opted out of receiving commercial electronic email messages; and (vi) there have been no security breaches with respect to any of the Sellers, the LicenseCos or their respective products, service offerings or related data resulting in the loss of or unauthorized access to or acquisition of Business Data.

         Each of the Sellers and each of the LicenseCos is, and at all times since it has held its Licenses has been, in material compliance with all contracts (or portions thereof) between the vendors, marketing affiliates, and other customers and business partners, that are applicable to the use and disclosure of Business Data (such contracts, “Privacy Agreements”). The Sellers have delivered to Buyers accurate and complete copies of all of the Privacy Agreements of the Sellers and the LicenseCos.

         Schedule 4.20(d) contains a list of each of the Sellers’, Mission Maryland’s and the LicenseCos’ privacy policies in effect at any time since the inception of the Sellers, Mission Maryland and the LicenseCos that the Sellers have been able to locate after reasonable search and inquiry (each, a “Privacy Policy”). Each of the Sellers, Mission Maryland and each of the LicenseCos has clearly and conspicuously presented an accurate Privacy Policy to individuals at such time that the Sellers, Mission Maryland and the LicenseCos collected any personally-identifying information and personal data from such individuals. Each of the Sellers, Mission Maryland and each of the LicenseCos has notified and obtained consent from each individual with respect to any material changes to the data practices described in the Privacy Policy that was presented to such individual when the Sellers, Mission Maryland or the LicenseCos collected the personally-identifying information and personal data from that individual. Each of the Sellers, Mission Maryland and each of the LicenseCos has complied with and conducted business in compliance with each applicable Privacy Policy.

         Except as set forth on Schedule 4.20(e), no customers, merchants, service providers or third parties with whom each of the Sellers, Mission Maryland and each of the LicenseCos does business have access to Business Data.

         To the Knowledge of the Seller Parties, no Person has made any illegal or unauthorized use of or access to Business Data that was collected by or on behalf of the Sellers, Mission Maryland or the LicenseCos and is or was previously in the possession or control of the Sellers, Mission Maryland or the LicenseCos.

         The Privacy Agreements do not require the delivery of any notice to or consent from any Person, or prohibit the transfer of Business Data collected and in the possession or control of the Sellers, Mission Maryland or LicenseCos to Buyers, in connection with the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement.

         Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the transactions contemplated in this Agreement will result in any violation of any Commitments, any Privacy Agreements, any of the Sellers’, Mission Maryland’s or LicenseCos’ Privacy Policies currently in effect, or any Applicable Law, industry guidelines or standards pertaining to privacy.

         None of the Sellers, Mission Maryland and the LicenseCos has previously been and none is currently under investigation by any Governmental Authority regarding its protection, storage, use, disclosure and transfer of Business Data. The Sellers, Mission Maryland and the LicenseCos are in material compliance with all applicable Privacy and Security Laws, and any regulations promulgated thereunder, and all similar state and local laws that regulate consumer reporting or trade practices, or that are otherwise applicable to the Sellers, Mission Maryland the LicenseCos or the customers, merchants, and service providers with whom each of them does business.

         The Sellers, LicenseCos and Mission Maryland do not have or maintain documented incident response, business continuity procedures and disaster recovery plans.

4.21.	Contracts; Vendors and Suppliers.

         All of the Contracts to which any of the Sellers, Mission Maryland or any of the LicenseCos is a party or is bound and which have a value in excess of $5,000 (the “Material Contracts”) are listed on Schedule 4.21. The Material Contracts are in full force and effect, and constitute legal, valid, binding and enforceable obligations against the applicable Seller Party or the applicable LicenseCo and, to the Knowledge of the Seller Parties, any other parties thereto. None of the Sellers, Mission Maryland and the LicenseCos is in breach in any material respect under any Material Contract, nor, to the Knowledge of the Seller Parties, is any other party to any such Material Contract in breach thereunder.

         No vendor, supplier or service provider party to a Material Contract has given the Sellers, Mission Maryland or the LicenseCos notice that it intends to terminate or materially alter its business relationship with any of the Sellers, Mission Maryland or any of the LicenseCos (whether as a result of the consummation of the transactions contemplated by this Agreement or otherwise) on its own volition or as the result of a governmental action or threatened action.

4.22.Insurance. True and complete copies of all Insurance Policies currently owned or maintained by the Sellers, Mission Maryland and the LicenseCos are listed on Schedule

4.22 and have been made available to the Buyers. All premiums due to date under such Insurance Policies have been paid and will be paid through the Closing Date, no breach by the Sellers, Mission Maryland or the LicenseCos exists thereunder and no material term of any such policy is void or voidable. None of the Sellers, Mission Maryland and the LicenseCos has received any notice of cancellation with respect to any such current Insurance Policy and the Seller Parties have no Knowledge of any threatened termination of, or premium increase with respect to, any of the Insurance Policies. There are no claims that are pending under any of the Insurance Policies, and no other Person is a named or additional insured under any such Insurance Policies.

4.23.	Intellectual Property.

         Schedule 4.23(a) lists all Intellectual Property owned by the Sellers, Mission Maryland and the LicenseCos (“Owned Intellectual Property”) that is either (i) subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, “Intellectual Property Registrations”), including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing; or (ii) used in or necessary for the Sellers’, Mission Maryland’s or the LicenseCos’ current or planned business or operations, including all material unregistered trademarks. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Bodies and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing.

         Each of the Sellers, Mission Maryland and each of the LicenseCos owns or has sufficient right to use, exclusively or jointly with other Persons, all right, title and interest in and to the Business Intellectual Property, free and clear of Encumbrances. Except at set forth in Schedule 4.23(b) and without limiting the generality of the foregoing, each of the Sellers, Mission Maryland and each of the LicenseCos has entered into binding, written agreements with every current and former employee of such Seller Party or LicenseCo, as applicable, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to such Seller Party or such LicenseCo any ownership interest and right they may have in the Business Intellectual Property; and (ii) acknowledge such Seller Party’s or such LicenseCo’s exclusive ownership of all Owned Intellectual Property. Each Seller Party and each LicenseCo is in compliance in all material respects with all legal requirements applicable to the Business Intellectual Property and such Seller Party’s or such LicenseCo’s ownership and use thereof.

         Schedule 4.23(c) lists all options, licenses, sublicenses and other agreements whereby any of the Sellers, Mission Maryland or any of the LicenseCos is granted rights, interests and authority, whether on an exclusive or non-exclusive basis, with respect to any Licensed Intellectual Property that is used in or necessary for the Sellers’, Mission Maryland’s and the LicenseCos’ current or planned business or operations. All such agreements are valid, binding and enforceable between such Seller Party or such LicenseCo and the other parties thereto except as may be limited by the Enforceability Exceptions, and the Sellers, Mission Maryland the LicenseCos and such other parties are in compliance in all material respects with the terms and conditions of such agreements.

         To the Seller Parties’ Knowledge, all Intellectual Property currently or formerly owned, licensed or used by the Sellers, Mission Maryland or the LicenseCos and the conduct of the Sellers’, Mission Maryland’s and the LicenseCos’ businesses as currently and formerly conducted and currently proposed to be conducted have not, do not and will not infringe, violate or misappropriate the Intellectual Property of any Person. None of the Sellers, Mission Maryland and the LicenseCos has received any written communication, and no Proceeding has been instituted, settled or threatened that alleges any such infringement, violation or misappropriation, and none of the Business Intellectual Property are subject to any outstanding Governmental Order.

         Schedule 4.23(e) lists all options, licenses, sublicenses and other agreements pursuant to which any of the Sellers, Mission Maryland or any of the LicenseCos grants rights or authority to any Person with respect to any Business Intellectual Property or Licensed Intellectual Property. All such agreements are valid, binding and enforceable between such Seller Party or such LicenseCo and the other parties thereto except as may be limited by the Enforceability Exceptions, and such Seller Party or such LicenseCo and such other parties are in compliance in all material respects with the terms and conditions of such agreements. To the Seller Parties’ Knowledge, no Person has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any Business Intellectual Property.

4.24.Major Suppliers. Schedule 4.24 sets forth (i) each supplier to whom any of the Sellers, Mission Maryland or any of the LicenseCos has paid (or committed to pay) consideration for goods or services rendered in an amount greater than or equal to $5,000 (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier. None of the Sellers, Mission Maryland and the LicenseCos has received any notice, and has no reason to believe, that any of its Material Suppliers have ceased, or intends to cease, to supply goods or services to the Sellers, Mission Maryland or the LicenseCos or to otherwise terminate or materially reduce its relationship with the Sellers, Mission Maryland or the LicenseCos on Material Suppliers’ own volition or as the result of any governmental action or threatened action. There are no actual or, to the Seller Parties’ Knowledge, threatened disputes or Proceedings currently involving any Material Supplier.

4.25.Related Party Transactions. None of the Sellers’, Mission Maryland’s and the LicenseCos’ directors, officers, managers, members (including Seller Parent) or employees, or any members of their immediate families, or any Affiliate of the foregoing has, directly or indirectly, (a) borrowed money from or loaned money to the Sellers, Mission Maryland or the LicenseCos which remains unpaid or owed, (b) any interest in any assets owned or used by the Sellers, Mission Maryland or the LicenseCos or (c) engaged in any other material transactions with the Sellers, Mission Maryland or the LicenseCos.

4.26.Products. All products manufactured, sold, or distributed by or on behalf the Sellers, Mission Maryland and the LicenseCos have conformed in all material respects with Applicable Law, all applicable contractual commitments, all product specifications, and all express and implied warranties, and the Sellers, Mission Maryland and the LicenseCos do not have any Liability for replacement thereof or other damages in connection therewith, except to the extent such Liability or other damages would not exceed $25,000 in the aggregate. The manufacturing and storage practices, preparation, ingredients, composition, and packaging and labeling for each of the products of the Sellers, Mission Maryland and the LicenseCos, (i) are in material compliance with all Applicable Laws, including Applicable Laws relating to manufacturing, storage, preparation, packaging and labeling of cannabis products; and (ii) are in compliance with all internal quality management policies and procedures of the Sellers, Mission Maryland and the LicenseCos. All labeling used on such products has been filed or registered with and/or approved by each applicable Governmental Body that requires such filing, registration and/or approval. The

Sellers and Mission Maryland have made available to Buyers or its advisors copies of all material documents in its possession relating to food safety inspections, investigations, reportable events, recalls, or other corrective actions with respect to the Sellers, Mission Maryland or the LicenseCos. There have been no product recalls, withdrawals or seizures with respect to any products manufactured, sold or distributed by or on behalf of the Sellers, Mission Maryland or the LicenseCos.

4.27.Bank Accounts. Schedule 4.27 contains a true and complete list of all deposit and disbursement accounts maintained by the Sellers, Mission Maryland and the LicenseCos with any bank, brokerage house or other financial institution, including for each such account the name and address of the financial institution, the nature of the account, the account number, and the name of the account holder, the names of each Person with authority to draw on such account or to have access to such account, or to change the persons authorized to draw on the account. All such accounts, credit lines, safe deposit boxes and vaults are maintained by the Sellers, Mission Maryland and the LicenseCos for normal business purposes and no such proxy, power of attorney or other like instrument is irrevocable.

4.28.Regulatory. None of the Sellers, Mission Maryland and the LicenseCos has ever been shut down for longer than one day due to regulatory non-compliance and none of the Sellers, Mission Maryland and the LicenseCos has received any individual fines or sanctions equal to or greater than $500 from the Maryland Medical Cannabis Commission (the “MMCC”) or any other Governmental Body.

4.29.Disclosure. No representation or warranty by the Seller Parties in this Agreement and no statement contained in any certificate or other documents furnished to the Buyers pursuant to the provisions hereof contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements made herein or therein not misleading.

4.30.No Other Representations and Warranties. Except for the representations and warranties contained in this Section 4 (including the related Schedules), and any Seller Party Closing Documents, the Seller Parties have not made and do not make any other express or implied representation or warranty, either written or oral, including any representation or warranty as to the accuracy or completeness of any information regarding the business of Sellers, Mission Maryland or the LicenseCos furnished or made available to Buyer and its representatives, or as to the future revenue, profitability or success of the business of the Sellers, Mission Maryland or the LicenseCos, or any representation or warranty arising from statute or otherwise in Applicable Law.

5.Representations and Warranties of the Buyers. Except as set forth in the Schedules to this Agreement delivered by the Buyers on the date of this Agreement and attached hereto, the Buyers represents and warrants to the Sellers as of the date hereof, and at and as of the Closing Date, as follows:

5.1.Organization And Good Standing. Each of the Buyers is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to conduct its business as it is now conducted.

5.2.Enforceability. This Agreement and each other agreement or instrument executed and delivered by the Buyers at the Closing (collectively, the “Buyers Closing Documents”) has been or will be by the Closing duly authorized by all requisite action on the part of the Buyers. This Agreements constitutes, and the Buyers Closing Documents will constitute as of the Closing, the legal, valid and binding obligation of the Buyers, enforceable against the Buyers in accordance with its terms, subject to the Enforceability Exceptions.

5.3.Brokers or Finders. Neither the Buyers nor any of their Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the transactions contemplated hereby.

5.4.Legal Proceedings. There is no pending or, to the knowledge of the Buyers, threatened Proceeding by or against the Buyers that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby.

5.5.No Violation, Consents. The execution and delivery of this Agreement and each Buyer Closing Document by the Buyer, and the performance of its obligations hereunder and thereunder does not and will not (a) violate or conflict with any provision of the organizational documents of the Buyer, (b) violate, or conflict with, or result in a material breach of any provision of, or constitute a material default or give rise to any right of termination, cancellation or acceleration (with the passage of time, notice or both) under any Contract to which Buyer is a party or by which Buyer is bound, or (c) violate or conflict with any Legal Requirement to which Buyer or any of its properties or assets are subject. Buyer is not required to give any notice to or obtain any Consent from any Person in connection with the Buyer’s execution and delivery of this Agreement or any of the Buyer Closing Documents, or the consummation or performance of the transactions contemplated hereby or thereby.

5.6.Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business of the Sellers, Mission Maryland and the LicenseCos, and the Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Sellers, Mission Maryland and the LicenseCos for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Seller Parties set forth in Section 4 of this Agreement (including the related Schedules) and the Seller Party Closing Documents; and (b) neither any Seller Party nor any other Person has made any representation or warranty as to the Sellers, Mission Maryland, the LicenseCos or the Assets, except as expressly set forth in Section 4 of this Agreement (including the related Schedules), the Seller Party Closing Documents and any certificates or other documents delivered pursuant to this Agreement.

6.	Covenants and Other Agreements.

6.1.Conduct of Business by the Sellers. From the date hereof through the earlier of consummation of the Closing and any earlier termination of this Agreement, the Sellers and Mission Maryland shall, and the Seller Parties shall cause each of the LicenseCos and Mission

Maryland to: (a) conduct its business and operations in the Ordinary Course of Business;

(b)preserve intact its existence and business organization; (c) use its commercially reasonable efforts to preserve its assets; (d) pay all applicable Taxes as such Taxes become due and payable and file all Tax Returns required to be filed by the Sellers, Mission Maryland and the LicenseCos; and (e) maintain all licenses and Governmental Authorizations applicable to its operations and business. Notwithstanding the foregoing, the Sellers shall be permitted to sweep the cash of the Sellers, the LicenseCos and Mission Maryland at the Closing.

6.2.Access to Information. From the date hereof through the earlier of consummation of the Closing and any earlier termination of this Agreement, the Seller Parties shall, to the extent permitted by Applicable Law, give the Buyers and their Representatives access on reasonable notice during normal business hours to all properties, facilities and offices, and complete and correct copies of all books, Records and Contracts (including customer and supplier Contracts) and such financial and operating data and other information with respect to the Seller Parties, the LicenseCos and the Real Property as such persons may reasonably request. Such review shall be at the Buyers’ sole cost and shall be conducted in a fashion that does not unreasonably interfere with the ability of each of the Seller Parties and each of the LicenseCos to conduct its day-to-day operations.

6.3.Notice of Developments. During the Term of this Agreement, the Seller Parties shall promptly notify the Buyers in writing of any events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would result in a breach of a representation, warranty or covenant of any Seller Party in this Agreement, or which would have the effect of making any representation or warranty of any Seller Party in this Agreement untrue in any material respect, or would be reasonably likely to result in a Material Adverse Effect. Any disclosure by any Seller Party pursuant to this Section 6.3 shall not be deemed to prevent or cure any misrepresentation, breach of representation or warranty or breach of covenant, or limit the rights of the Buyers under Section 7.3 or Section 8.

6.4.Exclusivity. During the Term of this Agreement, each of the Seller Parties agrees, and shall cause its Representatives, not to, directly or indirectly, (i) solicit, facilitate or initiate, or encourage the submission of, proposals, inquiries or offers relating to; (ii) respond to any submissions, proposals, inquires or offers relating to; (iii) participate or engage in any negotiations or discussions with any Person relating to; (iv) otherwise cooperate in any way with or facilitate in any way (including, without limitation, by providing information) with any Person, other than the Buyers, relating to; or (v) enter into any agreement or agreement in principle in connection with, any acquisition, merger, business combination, recapitalization, consolidation, liquidation, dissolution, disposition or similar transaction involving the Sellers, Mission Maryland or the LicenseCos, or any issuance, acquisition, sale or transfer of any securities or any substantial portion of the assets of the Sellers, Mission Maryland or the LicenseCos.

6.5.	Filings; Consents.

         Buyers and the Seller Parties will (and the Seller Parties will cause the LicenseCos to): (i) promptly make and effect all registrations, filings and submissions required to be made or effected by them under Applicable Laws with respect to this Agreement and the transactions contemplated under this Agreement; and (ii) use commercially reasonable efforts to cause to be taken on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the transactions contemplated by this Agreement, including the obtaining of all necessary consents, approvals or waivers from third parties. Each Party will reasonably cooperate in efforts to obtain such consents, waivers and approvals.

         Prior to Closing, Buyers and the Seller Parties shall use commercially reasonably efforts to (and the Seller Parties shall cause the LicenseCos to) (i) promptly provide all information requested by or required to be submitted to any Governmental Body in connection with this Agreement or any of the other transactions contemplated by this Agreement, and (ii) promptly take, and cause its Affiliates to take, all actions and steps necessary to obtain any clearance or approval required to be obtained from such Governmental Body in connection with the transactions contemplated by this Agreement. It is expected that the MMCC will not approve the Notice of Intent to Transfer and/or the Option Agreements prior to Closing, and will likely provide a general rejection of or objection to the Notice to Intent to Transfer and/or the Option Agreements, based on the timing being premature and/or the requirement to submit additional information in support of a change in ownership of LicenseCos to Buyers.

         Prior to Closing, the Seller Parties’ receipt of any objection/rejection of a Notice of Intent to Transfer pursuant to the Option Agreements, whose call can only be exercised at the end of the regulatory holding period for each of the Seller Parties, that Seller Parties submitted to the MMCC on behalf of Buyers, cannot be premised on the impermissibility, invalidity or illegality of the Option Agreements as a method for ultimately transferring ownership of the LicenseCos to Buyers. It is expected that the MMCC will not approve the Option Agreements prior to Closing, and will likely provide a general rejection, based on the timing being premature.

         Buyers and the Seller Parties shall: (i) give the other Parties prompt notice of the commencement or threat of any investigation, action or legal proceeding by or before any Governmental Body with respect to this Agreement or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such investigation, action or legal proceeding, and (iii) promptly inform the other party of any communication to or from any Governmental Body regarding this Agreement or any of the other transactions contemplated by this Agreement.

6.6.Further Assurances. Subject to the terms and conditions hereof, each of the Parties hereto shall use commercially reasonable efforts (without further consideration being payable) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to the extent permitted under Legal Requirements to consummate and give effect to the transactions contemplated hereby. Without limiting the generality of the foregoing, the Sellers shall from time to time when reasonably requested by the Buyers, including after the Closing, and without further consideration, promptly take further action or execute and deliver, or cause to be executed and delivered, to the Buyers or their designees all such documents necessary or advisable to vest in the Buyers all right, title and interest in and to the Acquired Assets, or to effect the Buyers’ assumption of the Assumed Liabilities hereunder, in accordance with this Agreement and the other agreements contemplated hereunder.

6.7.	Tax Matters.

         Transfer Charges. The Seller Parties, on the one hand, and the Buyers, on the other, shall split 75%/25%, respectively, and shall pay when due, all sales, use, transfer, stamp or similar Taxes, documentary charges, recording fees, or similar Taxes, charges and fees (collectively, “Transfer Charges”) imposed with respect to the transactions contemplated hereby. The Sellers and Mission Maryland shall timely file any Tax Return or other document with respect to such Transfer Charges, and Buyers shall cooperate with respect thereto, as necessary, and reimburse Sellers for any Transfer Charges in excess of their 75% share.

         Apportionment. For purposes of this Agreement, in the case of any taxable period that begins on or before and ends after the Closing Date, (i) the amount of all Taxes, other than Taxes computed by reference to profits, income or sales, allocable to a portion of the taxable period ending on the Closing Date shall be equal to the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days during the taxable period on or prior to the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) the amount of any Taxes computed by reference to profits, income or sales allocable to the portion of the taxable period ending on the Closing Date shall be computed as if such taxable period ended as of the close of business on the Closing Date.

(c)Filing or Amending Tax Returns for Pre-Closing Tax Periods. The Sellers or their duly authorized agent shall, at the Sellers’ cost and expense, prepare the income Tax Returns of the LicenseCos for any period ending on or before the Closing Date. Buyer shall prepare or cause to be prepared all other Tax Returns of the LicenseCos required to be filed after the Closing Date. Buyer shall submit each such Tax Return that relates to a taxable period that ends before or includes the Closing Date to the Sellers not later than sixty (60) days prior to the deadline for filing such Tax Return (taking into account applicable extensions) for Sellers’ review and comment. Sellers shall provide comments within thirty (30) days after receipt of such Tax Return, and Buyer shall consider in good faith all changes thereto reasonably requested by the Sellers. Buyer will not cause or permit the LicenseCos or Mission Maryland to (i) file or amend or otherwise modify any Tax Return of the LicenseCos or Mission Maryland that relates in whole or in part to any Tax period that ends on or before the Closing Date; (ii) make or change any election of the LicenseCos or Mission Maryland that has retroactive effect to, any Tax period that ends on or before the Closing Date; (iii) voluntarily approach any Governmental Body with respect to the LicenseCos or Mission Maryland for any Tax period that ends on or before the Closing Date or Taxes attributable to Tax period that ends on or before the Closing Date, or (iv) extend or waive the statute of limitations with respect to any Tax Period that ends on or before the Closing Date, in all cases without the prior consent of the Sellers.

(d)Cooperation on Tax Matters. Buyer and Sellers shall cooperate, as and to the extent reasonably requested by the other party, in connection with the preparation, filing and execution of Tax Returns and any action with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information or portions thereof that are reasonably relevant to any such Tax Return or action and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder or, to the extent necessary, to testify at any such proceeding. The Parties agree to retain all books and records with respect to Tax matters pertinent to pre-Closing Tax periods of the LicenseCos or Mission Maryland until 30 days after the expiration of the statute of limitations applicable to the Tax period for which the books and records relate. Any information obtained under this Section 6.7(d) shall be kept confidential, except as otherwise may be necessary in connection with the filing of Tax Returns or in the conduct of an action with respect to Taxes. The Buyer and the Sellers further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Body or any other Person or take any other action as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on any party with respect to the LicenseCos or Mission Maryland and/or the transactions contemplated by this Agreement.

(e)Tax Contests. The Buyer and the Sellers shall promptly notify each other upon receipt by such Party of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes of any LicenseCo or Mission Maryland that relate to a Tax period (or portion thereof) that ends on or before the Closing Date (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”). The Sellers shall have joint control of the conduct of any Tax Matter relating to Taxes with respect to a Tax period ending on or before the Closing Date. The Buyer shall have control of the conduct of any Tax Matters with respect to a period that begins before and ends after the Closing Date; provided, however, that the Buyer shall keep the Sellers reasonably informed of the progress of any such Tax Matter and shall not effect any settlement or compromise of any such Tax Matter with respect to which the Sellers are liable without obtaining the Sellers’ prior written consent thereto.

6.8.	Employee Matters.

         Intentionally omitted.

         Each Seller shall be solely responsible, and Buyers shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of such Seller, including, without limitation, hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with such Seller at any time on or prior to the Closing Date and such Seller shall pay all such amounts to all entitled persons on or prior to the Closing Date.

         Each Seller shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of such Seller or the spouses, dependents or beneficiaries thereof, which claims relate to events occurring on or prior to the Closing Date. Each Seller also shall remain solely responsible for all worker’s compensation claims of any current or former employees, officers, directors, independent contractors or consultants of such Seller which relate to events occurring on or prior to the Closing Date. Each Seller shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due. Seller Parent, Sellers and Mission Maryland agree and acknowledge that the selling group (as defined in Treasury Regulation Section 54.4980B-9, Q&A-3(a)) of which they are a part (the “Selling Group”) will continue to offer a group health plan to certain employees after the

Closing Date, and, accordingly, that Seller Parent, Sellers, Mission Maryland and the Selling Group, and not Buyer or the buying group (as defined in Treasury Regulation Section 54.4980B- 9, Q&A-3(b)) of which it is a part (the “Buying Group”) will be solely responsible for providing continuation coverage under COBRA, to those individuals who are M&A qualified beneficiaries (as defined in Treasury Regulation Section 54.4980B-9, Q&A-4(a)) with respect to the transactions contemplated by this Agreement (collectively, the “M&A Qualified Beneficiaries”). Seller Parent, Sellers and Mission Maryland further agree and acknowledge that in the event that the Selling Group ceases to provide any group health plan to any employee prior to the expiration of the continuation coverage period for all M&A Qualified Beneficiaries (pursuant to Treasury Regulation Section 54.4980B-9, Q&A-8(c)), then Seller Parent, Sellers, Mission Maryland or a member of the Selling Group shall provide Buyer with (i) written notice of such cessation as far in advance of such cessation as is reasonably practicable (and in any event, at least thirty (30) days prior to such cessation), and (ii) all information necessary or appropriate to enable Buyer to offer continuation coverage to such M&A Qualified Beneficiaries if Buyer determines it is legally obligated to do so.

6.9.Release. Each Seller Party, on its behalf and, to the extent permitted by Applicable Law, on behalf of any such Person’s Affiliates, heirs, executors, successors and assigns and all Persons or entities that might allege a Claim through such Person or Person’s behalf (collectively, the “Releasor Parties”), hereby, to the extent permitted by Applicable Law, knowingly, fully, unconditionally and irrevocably acquits, exonerates and irrevocably releases (except as provided below) Buyers, LicenseCos and their respective individual, joint or mutual, past, present and future officers, directors, managers and employees (in their respective capacities as such), subsidiaries, successor and assigns thereof (collectively, the “Released Parties”), effective as of the Closing Date, from any and all claims, demands, inquiries, investigations, counterclaims, arbitrations, proceedings, actions, causes of action, orders, judgments, obligations, contracts, agreements, debts and liabilities whatsoever that such Releasor Party had, may now have, or may hereafter have, against any of the Released Parties, whether asserted or unasserted, known or unknown, contingent or noncontingent, or past or present, arising or resulting from or relating, directly or indirectly, to any act, omission, event or occurrence prior to the Closing relating to the Assets or any rights or interests therein, including without limitation any distributions, dividends, severance, accrued compensation (other than ordinary course compensation which has been accrued as of the Closing Date in accordance with GAAP, and in amounts consistent with the compensation accruals reflected on the Interim Financial Statements, but not yet paid), deferred compensation, purchase options, call options, redemption rights, conversion rights, rights of first refusal, tag-along rights, preemptive rights or similar rights under any of the Seller Parties’ governing documents, any consulting agreements, or under any other instrument, agreement or other contract to which any Seller Party and such Releasor Party is or was a party (the “Applicable Claims”). Notwithstanding the foregoing, nothing in this Section 6.9 will be deemed to constitute a release by any Person of any right of such Person under this Agreement or any related transaction documents or a release of any rights or claims the Buyer is acquiring pursuant to the transactions contemplated by this Agreement. Each Seller Party, and any other Person claiming through the Seller Parties, will forever refrain and forbear from commencing, instituting or prosecuting any suit, action or other proceeding of any kind whatsoever, by way of action, defense, set-off, cross-complaint or counterclaim, against any Released Party based on any Applicable Claim.

6.10.	Restrictive Covenants.

         Non-Competition. Each Seller Party agrees that during the two (2) year period following the Closing Date (the “Restricted Period”), other than with respect to the continued ownership of Mission Maryland subject to the terms of the Mission Maryland Management Agreement and the Mission Maryland Option Agreement, it shall not (and it shall cause its affiliates not to), directly or indirectly, either individually, in partnership, jointly, or in conjunction with, or on behalf of, any other Person: (i) engage in the ownership, operation, management or control of any cannabis businesses (or any portion thereof) (the “Restricted Business”) within the Territory; or (ii) otherwise obtain any interest in, advise, consult, lend money to, guarantee the debts or obligations of, perform services for, or otherwise participate in the ownership, management, or control of any Person engaged in the Restricted Business (or any portion thereof) within the Territory. In addition, each Seller Party agrees that, for the duration of the Restricted Period, it shall not (and it shall cause its affiliates not to), directly or indirectly, attempt, or assist any third party in attempting, to cause any adverse interference with the business relationship between the Buyers, the LicenseCos, Mission Maryland or any of their respective Affiliates and any of their respective suppliers, vendors, customers, independent contractors, consultants or other business relation thereof in the Territory; provided, that, it will not be deemed a breach of this Section if, following a Significant Transaction, any of the customers of LicenseCos, Mission Maryland, Buyer or any of their Affiliates become customers of a Seller Party, or any of its Affiliates, provided that such Seller Party, or any of its Affiliates, does not directly solicit such customers.

         No Solicitation of Employees. Each Seller Party agrees that, for the duration of the Restricted Period, it shall not (and it shall cause its Affiliates not to), directly or indirectly, (i) solicit, request or induce any employee of any LicenseCo, Mission Maryland, Buyers or any of their Affiliates to terminate his or her employment or enter the employ of any other Person or in any way interfere with the relationship between any LicenseCo, Mission Maryland, Buyers or any of their Affiliates, on the one hand, and any employee of any LicenseCo, Mission Maryland, Buyers or any of their respective Affiliates on the other hand or (ii) hire any person who was an employee of any LicenseCo, Mission Maryland or Buyers or any of their Affiliates at any time during the six (6) month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the Parties so as to avoid any disputes under this Section 6.10 that any such hiring is in violation of clause (i) above); provided, however, that general advertisements with respect to a position that are not directed to employees of any LicenseCo, Mission Maryland, Buyers or any of their respective Affiliates will not violate this Section 6.10(b).

         Confidential or Proprietary Information. From and at all times following the Closing, each Seller Party shall, and shall cause their respective Affiliates and Representatives to: (i) hold in confidence any and all Confidential Information (as defined below) whether written or oral, (ii) not disclose any Confidential Information to any Person whatsoever, other than to the Buyers or any of their Affiliates or their respective Representatives, or (iii) sell or use any Confidential Information in any manner whatsoever for the direct or indirect benefit of any Person other than Buyers or their Affiliates. For purposes of this Agreement, “Confidential Information” means the confidential or proprietary business information that is unique and specific to the Sellers, the LicenseCos, the Business or the Buyers and its Affiliates or their business, whether or not marked as such, including any business plans, technology, plans, blueprints, drawings, models, designs, templates, processes, formulae, computer programs, customer lists, supplier lists, pricing data, financial data, Trade Secrets, operations manuals, standard operating procedures, or other information identified or otherwise treated as confidential or proprietary business information, including the terms and existence of this Agreement and the related transaction documents and the consummation of the transactions contemplated by this Agreement and the related transaction documents; provided, however, that Confidential Information does not include such information that is used by the Sellers, Mission Maryland or the LicenseCos which is also used in the operation of the Seller Parties’ other businesses. If any Person restricted by this Section 6.10(c) is compelled to disclose any information by judicial or administrative process or by other requirements of Applicable Law, the Seller Parties shall promptly notify Buyers in writing, and shall cause the applicable party to disclose only that portion of such information which it is advised by its counsel in writing is legally required to be disclosed, provided each such Seller Party, as applicable, shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

         Non-Disparagement. During the Restricted Period, each Seller Party shall not, and shall cause their respective Affiliates and Representatives not to, make any statement, whether direct or indirect, whether true or false, that is intended to become public, or that should reasonably be expected to become public, and that disparages, or is intended to harm the reputation or business of the LicenseCos, Mission Maryland, the Buyers or any of their Affiliates, its Affiliates, or any of their respective employees, officers, directors or stockholders. During the Restricted Period, Buyers agrees to use its commercially reasonable efforts to cause its Affiliates and Representatives not to make, and to use commercially reasonable efforts to cause other personnel not to make, or cause any other Person to make any statement, whether direct or indirect, whether true or false, that is intended to become public, or that should reasonably be expected to become public, and that disparages, or is intended to harm the reputation or businesses of any Seller Party. Notwithstanding the foregoing, nothing in this Agreement shall preclude any Party from responding publicly to incorrect statements, from testifying truthfully in any judicial or administrative proceeding, disclosing any information or acting in compliance with Applicable Laws or regulations or making statements or allegations in legal filings that are based on such Party’s reasonable belief and are not made in bad faith.

         Acknowledgment; Separate Covenants; Enforcement. Each Seller Party acknowledges that (i) it will receive significant consideration in connection with the Closing of the transactions contemplated by this Agreement, (ii) Buyers have a legitimate business interest in protecting the customer relationships, goodwill, trade secrets and other Confidential Information of its, Mission Maryland’s and the LicenseCos’ businesses, (iii) they are agreeing to and making the covenants contained in this Section 6.10, among other things, to induce Buyers to engage in and consummate the transactions contemplated by this Agreement, and (iv) the consideration received by them, directly or indirectly, pursuant to this Agreement constitutes good, valuable, adequate and sufficient consideration for such covenants and each Seller Party’s obligations hereunder. The Seller Parties agree that each of the covenants and agreements set forth in this Section 6.10 is and shall be deemed and construed as a separate and independent covenant and agreement. If any such covenant or agreement or any part thereof is held invalid, void or unenforceable by any court of competent jurisdiction as to a Seller Party, then (x) the covenant or agreement shall be modified to the least extent necessary to make it valid and enforceable, and (y) such invalidity, voidness or unenforceability will in no way render invalid, void or unenforceable any other part of this Agreement. The Seller Parties acknowledge and agree that the restrictions contained herein are reasonable and necessary to protect Buyers’ legitimate business interest and, if violated, would cause Buyers irreparable harm for which monetary damages would not be an adequate remedy. Accordingly, each Seller Party agrees that if any portion of this Section 6.10 is breached, then Buyers may at its election in any court of competent jurisdiction, and in addition to any other remedy available to it, obtain specific performance of such provision or enjoin any Seller Party from engaging in the activities proscribed by this Section 6.10, in each case without any requirement to post a bond for such purpose. Notwithstanding anything set forth in this Agreement, after the Closing, Buyers and its Affiliates are expressly permitted to disclose the existence of this Section 6.10 or any obligation set forth in this Section 6.10 to any Person with whom a Seller Party conducts business or proposes to conduct business in a manner that may violate this Section 6.10.

         If any Seller Party or any of its Affiliates breaches, or threatens to commit a breach of, any of the covenants set forth in this Section 6.10, Buyers shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyers or its Affiliates at law or in equity, the right and remedy to have the covenants set forth in this Section 6.10 specifically enforced by any court of competent jurisdiction (without the need for a posting of a bond), it being agreed that any such action would cause irreparable injury to the Buyers and that money damages would not provide an adequate remedy to the Buyers.

6.11.	Books and Records.

         In order to facilitate the resolution of any claims made against or incurred by the Sellers prior to the Closing, or for any other reasonable purpose, for a period of six years after the Closing, Buyers shall:

(i)retain the Books and Records (including personnel files) relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Sellers; and

(ii)upon reasonable notice, afford the Sellers’ Representatives reasonable access (including the right to make, at the Sellers’ expense, photocopies), during normal business hours, to such Books and Records.

         In order to facilitate the resolution of any claims made by or against or incurred by Buyers after the Closing, or for any other reasonable purpose, for a period of six years following the Closing, the Seller Parties shall:

(i)retain the books and records (including personnel files) of the Sellers and Mission Maryland that relate to the Business and its operations for periods prior to the Closing; and

(ii)upon reasonable notice, afford the Buyers’ Representatives reasonable access (including the right to make, at Buyers’ expense, photocopies), during normal business hours, to such books and records.

         Neither Buyers nor Sellers shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.11 where such access would violate any Applicable Law.

6.12.Bulk Sales Laws. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Assets to Buyers; it being understood that any Liabilities arising out of the failure of the Seller Parties to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

6.13.Public Announcements. Unless otherwise required by Applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no Party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

6.14.Receivables. From and after the Closing, if any of the Seller Parties or any of their Affiliates receives or collects any funds relating to any Accounts Receivable or any other Asset, such Seller Party or its Affiliate shall remit such funds to Buyers within ten Business Days after its receipt thereof. From and after the Closing, if Buyers or any of their Affiliates receives or collects any funds relating to any Excluded Asset, Buyers or such Affiliates shall remit any such funds to the appropriate Seller within ten Business Days after its receipt thereof.

7.	Conditions to Closing; Termination.

7.1.Conditions Precedent to Obligations of the Buyers. The obligation of the Buyers to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, any or all of which the Buyers may waive in writing, at their sole and absolute discretion:

         Representations and Warranties. Each of the representations and warranties made by the Seller Parties in this Agreement shall be true and correct in all material respects as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date).

         Covenants. The Seller Parties shall have duly performed in all material respects all of the covenants, acts and undertakings required to be performed by them prior to the Closing under this Agreement.

         No MAE. There shall have been no Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

         No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted before any Governmental Body to enjoin, restrain, prohibit, or obtain damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby.

         Consents and Notices. All consents, approvals and waivers of any Person necessary or desirable to the consummation of the Closing and the transactions contemplated hereunder shall have been obtained and all notices to any Person necessary or desirable to the consummation of the Closing and the transactions contemplated hereunder shall have been delivered including, without limitation, those listed on Schedule 7.1(e). A copy of each such consent, approval, waiver or notice shall have been provided to the Buyers and all such consents, approvals, waivers and notices shall be in a form reasonably acceptable to the Buyers.

         Regulatory Approval. Without limiting the foregoing, all consents, approvals, rejections and objections as provided for in Section 6.5(c), and waivers of any Governmental Body necessary in order to permit consummation of the Closing and the transactions contemplated hereunder shall have been obtained, and all notices to any Governmental Body necessary in order to permit consummation of the Closing and the transactions contemplated hereunder shall have been delivered including, without limitation, approval by the MMCC of the Management Agreements. A copy of each such consent, approval, waiver or notice shall have been provided to the Buyers and all such consents, approvals, waivers and notices shall be in a form reasonably acceptable to the Buyers.

         Pennsylvania Acquisition. The closing of the Pennsylvania Acquisition shall have occurred.

         Seller Parties Closing Deliveries. The Seller Parties shall have delivered to the Buyers the items set forth in Section 3.2 and the following:

(i)Officer’s Certificate. A certificate from an executive officer of such Seller Party, dated as of the Closing Date, certifying that attached thereto are true and correct copies of such Seller Party’s certificate of formation, operating agreement and any amendments thereto to date, as well as the resolutions duly adopted by the members and/or managers of such Seller Party authorizing such Seller Party’s execution, delivery and performance of this Agreement.

(ii)Good Standing Certificate. A certificate of good standing for each Seller Party issued by the Secretary of the State in such Seller Party’s jurisdiction of formation, each dated within ten (10) business days prior to the Closing Date.

(iii)Compliance Certificate. A certificate from an executive officer of each of the Seller Parties, dated as of the Closing Date, certifying compliance with Sections 7.1(a), 7.1(b) and 7.1(c) in a form reasonably acceptable to the Buyers.

(iv)Withholding Certificates. A completed and duly executed IRS Form W-9 from each Seller and Mission Maryland, and a certificate from each Seller and Mission Maryland, in a form reasonably acceptable to the Buyers and in accordance with the Code, in each case dated as of the Closing Date and certifying such facts as to establish that the transactions contemplated hereby are exempt from withholding pursuant to Section 1445 of the Code.

(v)LicenseCo Debt. Evidence, reasonably satisfactory to the Buyers, that all Debt of the LicenseCos (other than the Intraparty Obligations) and Mission Maryland owed to the Seller Parties or any of their Affiliates has been repaid, discharged or otherwise satisfied at or prior to the Closing and with respect to the Intraparty Obligations, evidence, reasonably satisfactory to the Buyers, that such Intraparty Obligations have been approved by unanimous written consent of the managers and the members of the LicenseCos. Sellers shall deliver the notes evidencing the Intraparty Obligations, with appropriate transfer powers, to the Buyers, as well as UCC-3 Assignments with respect to the UCC-1s filed in connection with the Intraparty Obligations and the Intraparty Security Agreements. Buyers will file new UCC-1 Financing Statements in connection with the assignment of the Intraparty Obligations and the Intraparty Security Agreements pursuant to this Agreement.

(vi)Encumbrances. All Encumbrances relating to the Assets shall have been released in full and Sellers shall have delivered to Buyers written evidence, in form reasonably satisfactory to Buyers, of the release of such Encumbrances.

(vii)Management Agreements. Buyer shall enter into, simultaneous with Closing, a new management agreement with Chesapeake in the form attached hereto as Exhibit C (the “Chesapeake Agreement”); MAR in the form attached hereto as Exhibit D (the “MAR Agreement”); and Mission Maryland in the form attached hereto as Exhibit E (the “Mission Maryland Management Agreement” and together with the Chesapeake Agreement and the MAR Agreement, the “Management Agreements”). Each of the foregoing Management Agreements shall have received all necessary regulatory approvals or non-objections as required pursuant to Section 7.1(f).

(viii)Option Agreements. Buyer shall enter into, simultaneous with Closing, a new option agreement with Chesapeake in the form attached hereto as Exhibit F (the “Chesapeake Option Agreement”); MAR in the form attached hereto as Exhibit G (the “MAR Option Agreement”); and Mission Maryland in the form attached hereto as Exhibit H (the “Mission Maryland Option Agreement” and together with the Chesapeake Option Agreement and the MAR Option Agreement, the “Option Agreements”). It is anticipated that each of the foregoing Option Agreements (or Notices of Intent to Transfer pursuant to the Option Agreements) shall have received a response as provided for in Section 6.5(c).

(ix)Amendments to Operating Agreements. The Sellers and Mission Maryland shall cause (A) Chesapeake to amend and restate its operating agreement in form and substance reasonably acceptable to the Buyers, (B), MAR to amend and restate its operating agreement in form and substance reasonably acceptable to the Buyers, and (C) Mission

Maryland to amend and restate its operating agreement in form and substance reasonably acceptable to the Buyers.

(x)Termination of Existing Agreements. The Seller Parties shall deliver terminations, in form and substance reasonably acceptable to Buyers, of the agreements listed on Schedule 7.1(h)(x).

(xi)Other Agreements. All other agreements, certificates, instruments, or documents reasonably requested by the Buyers in order to fully consummate the transactions contemplated hereby and to carry out the purposes and intent of this Agreement.

7.2.Conditions Precedent to Obligations of the Seller Parties. The obligation of the Seller Parties to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, any or all of which the Seller Parties may waive in writing, at their sole and absolute discretion:

         Representations and Warranties. Each of the representations and warranties made by the Buyers in this Agreement shall be true and correct in all material respects as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date).

         Covenants of Buyers. The Buyers shall have duly performed in all material respects all of the covenants, acts and undertakings required to be performed by it prior to the Closing.

         No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby.

         Buyers Closing Deliveries. The Buyers shall have delivered to the Seller Parties the items set forth in Section 3.3.

7.3.Termination of Agreement. The Parties may terminate this Agreement as provided below:

         The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing.

         If the Buyers is not then in material breach under this Agreement, the Buyers may terminate this Agreement by giving written notice to the Seller Parties at any time prior to the Closing in the event any of the Seller Parties has materially breached any of their respective representations, warranties, or covenants contained in this Agreement, provided that Buyers have notified the Seller Parties of the breach and the breach has continued without cure for a period of ten (10) business days after the notice of breach, or upon the occurrence of a Material Adverse Effect.

         If the Seller Parties are not then in material breach under this Agreement, the Seller Parties may terminate this Agreement by giving written notice to the Buyers at any time prior to the Closing in the event the Buyers has materially breached any of its representations, warranties, or covenants contained in this Agreement, provided that the Seller Parties have notified the Buyers of the breach and the breach has continued without cure for a period of ten (10) business days after the notice of breach.

         The Buyers or the Seller Parties may terminate this Agreement in the event that (i) there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal, unauthorized or otherwise prohibited, (ii) any Governmental Body shall have issued an order restraining or enjoining the transactions contemplated by this Agreement, and such order shall have become final and non-appealable or (iii) the MMCC does not approve or objects to any of the Management Agreements or the MMCC determines that the Option Agreements are an impermissible, invalid or illegal method to transfer ownership of LicenseCos, and after the parties good faith efforts to work with the MMCC and each other to come to an agreement on revised Management Agreements and/or Option Agreements, or other means to accomplish the future transfer of the LicenseCos and Mission Maryland equity in the same spirit of the Option Agreements and disclosed to the MMCC with a mutually satisfactory response consistent with the expectations in Section 6.5(c).

         Either the Buyers or the Seller Parties may terminate this Agreement if the Closing does not occur on or before July 31, 2020.

7.4.Effect of Termination. If this Agreement is terminated prior to the Closing for any reason, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party except for provisions set forth in Sections 6.4, this Section

7.4 and Section 9. No termination of this Agreement shall relieve any Party of liability for its intentional breach or violation of this Agreement.

8.	Indemnification.

8.1.Sellers’ Obligation to Indemnify. Each Seller Party (the “Seller Indemnifying Parties”), jointly and severally, shall defend, indemnify and hold harmless the Buyers, its Affiliates and their respective Representatives and successors and permitted assigns (collectively, the Buyers Indemnified Parties”), from and against any and all actions, suits, proceedings, claims, demands, debts, liabilities, obligations, losses, diminution in value, damages, costs and expenses (collectively “Adverse Consequences”), arising out of, or in connection with, or caused by, directly or indirectly, any or all of the following:

         any misrepresentation or breach of any representation or warranty made by the Seller Parties in this Agreement or in any certificate or schedule delivered by the Seller Parties pursuant hereto;

         any breach by the Seller Parties to satisfy or perform any covenant, restriction or agreement applicable to the Seller Parties contained in this Agreement or in any certificate or schedule delivered pursuant hereto;

         any Debt of the Sellers and LicenseCos (not including the Intraparty Obligations) and Mission Maryland or Transaction Costs, to the extent not deducted from the Purchase Price pursuant to Section 2.7(a);

         any Excluded Asset or any Excluded Liability;

         any Third Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Sellers, Mission Maryland, the LicenseCos or any of their Affiliates conducted, existing or arising on or prior to the Closing Date;

         any claim that the Closing Report does not reflect the proper allocation and distribution of the Purchase Price; and

         any costs of enforcing this Agreement and all actions, suits, proceedings, claims and demands incident to the foregoing or such indemnification.

8.2.Buyers’ Obligation to Indemnify. Buyers, jointly and severally, shall defend, indemnify and hold harmless the Seller Parties, their Affiliates and their respective Representatives and successors and permitted assigns (collectively, the Seller Indemnified Parties”), from and against any and all Adverse Consequences arising out of, or in connection with, or caused by, directly or indirectly, any or all of the following:

         any misrepresentation or breach of any representation or warranty made by the Buyers in this Agreement or in any certificate or schedule delivered by the Buyers pursuant hereto;

         any breach by the Buyers to satisfy or perform any covenant, restriction or agreement applicable to the Buyers contained in this Agreement or in any certificate or schedule delivered pursuant hereto;

         any (i) Taxes relating to the ownership, possession or use of the Assets after the Closing; or (ii) Buyer’s 25% portion of the Transfer Charges; and

         any costs of enforcing this Agreement and all actions, suits, proceedings, claims and demands incident to the foregoing or such indemnification.

8.3.	Indemnification Procedures.

         The party or parties seeking indemnification hereunder (each, an “Indemnified Party”) shall give the party or parties from whom indemnification is sought or to be sought (each, an “Indemnifying Party”) prompt written notice of any Adverse Consequences suffered by, affecting or otherwise directed at it. If an indemnification claim involves a claim by a third party (a “Third Party Claim”), the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing, which notice shall include in reasonable detail a description of the Third Party Claim and copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practical of such Adverse Consequences, that has been or may be sustained by the Indemnified Party.

         The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) calendar days of its intention to assume the defense of any Third Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel, and the Indemnified Party shall cooperate in good faith in such defense. If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may compromise, defend such Third Party Claim and seek indemnification for any and all Adverse Consequences based upon, arising from or relating to such Third Party Claim. Seller and Buyers shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

         So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld) and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld).

         Direct Claims. Any action by an Indemnified Party on account of Adverse Consequences which do not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Adverse Consequences that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party's investigation by giving such information and assistance (including access to the applicable premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

8.4.Survival. The representations and warranties made by the Seller Parties and the Buyers herein or in any certificate or schedule delivered pursuant hereto or thereto on the Closing Date, shall survive the Closing and continue in full force and effect for a period of eighteen

(18) months from and after the Closing Date; provided, however, the representations and warranties set forth in Sections 4.1, 4.2, 4.4(e), 4.5, 4.8, 5.1 and 5.2 shall survive indefinitely, and the representations and warranties set forth in Sections 4.7 and 4.17 shall survive until sixty (60) days after expiration of all applicable statutory limitation periods (collectively, such representations in this proviso, the “Fundamental Representations”). Upon expiration of the representation and warranty limitation periods set forth herein, such representations and warranties shall cease to be of any further force or effect. No such expiration shall affect the rights of a Party hereto in respect of a claim made by such Party in writing received by another Party prior to the expiration of any such period until finally resolved.

8.5.Satisfaction of Losses. Once Adverse Consequences are agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Section 8, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds.

8.6.Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party's right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

8.7.	Limitation on Liability.

         The aggregate amount of all Adverse Consequences for which the Seller Indemnifying Parties shall be liable pursuant to Section 8.1(a) shall not exceed the sum of: 50% of the Purchase Price (such sum, the “Cap”); provided, however, that the Cap shall not apply to any Adverse Consequences arising from any claims based on a breach of a Fundamental Representations, or any claim based on the fraud or intentional misrepresentation of any Seller Party. Notwithstanding the foregoing, the Seller Parties will not have any liability under this Agreement in excess of the total amount of the Purchase Price, except with respect to any claim based on (i) the fraud or intentional misrepresentation of any Seller Party, (ii) any misrepresentation or breach of any representation or warranty made by the Seller Parties in Sections 4.7(g) and 4.17 or (iii) Excluded Liabilities pursuant to Section 8.1(d) (but only with respect to Excluded Liabilities set forth in Section 2.4(b)).

         The aggregate amount of all Adverse Consequences for which Buyer shall be liable pursuant to Section 8.2(a) shall not exceed the Cap; provided, however, that the Cap shall not apply to any Adverse Consequences arising from any claims based on a breach of a Fundamental Representations, or any claim based on the fraud or intentional misrepresentation of the Buyer. Notwithstanding the foregoing, the Buyer will not have any liability under this Agreement in excess of the total amount of the Purchase Price, except with respect to any claim based on the fraud or intentional misrepresentation of the Buyer.

(c)The Seller Parties shall have no liability in respect of their indemnification obligations under Section 8.1(a), and there shall be no claim for indemnification asserted by Buyer pursuant to Section 8.1(a), until the aggregate amount of Adverse Consequences exceeds 0.5% of the Purchase Price (the “Deductible”). Once the aggregate amount of Adverse Consequences exceeds the Deductible, the Seller Parties shall be jointly and severally liable for all such Adverse Consequences, subject to the limitation set forth in Section 8.7(a). The Deductible shall not apply to any Adverse Consequences arising from any claims based on a breach of a Fundamental Representation, or any claim based on the fraud or intentional misrepresentation of any Seller Party.

(d)Adverse Consequences will be calculated net of actual recoveries under insurance policies. Each Indemnified Party recognizes that it has a common law obligation to mitigate the Losses for which it is entitled to seek indemnification under this Section 8.

(e)No party shall be liable to any other party for (a) punitive or exemplary damages (b) any loss of profits arising out of or resulting from an anticipated, expected, projected or actual increase in profits after the Closing as compared to the historical profits of the Sellers and LicenseCos before the Closing; and (c) losses that are not, as of the date of this Agreement, the probable and reasonably foreseeable result of (i) an inaccuracy or breach by the Seller Parties of their representations and warranties under this Agreement or (ii) the other matters giving rise to a claim for indemnification under this Agreement, except in each case to the extent that any such damages or losses are required to be paid to a third party pursuant to a third party claim.

         Except in the case of fraud, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 8. Nothing in this Section 8.7(f) shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 6.10.

9.	Miscellaneous.

9.1.Expenses. Each Party shall pay all of the costs and expenses (including, without limitation, legal fees and expenses) incurred by it in negotiating and preparing this Agreement (and all other agreements, certificates, instruments and documents executed in connection herewith) and in consummating the transactions contemplated hereby.

9.2.Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Parties at the addresses as set forth on the signature pages hereto, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 9.2.

9.3.Entire Understanding; Amendments. This Agreement, together with the exhibits and schedules hereto, and the other documents, certificates, agreements and other instruments delivered in connection with the transactions contemplated hereby, states the entire understanding among the Parties with respect to the subject matter hereof and supersedes all prior oral and written communications and agreements with respect to the subject matter hereof. This Agreement shall not be amended or modified except in a written document signed by all Parties.

9.4.Parties in Interest; Assignment; No Waivers; No Third Party Rights. This Agreement shall bind, benefit, and be enforceable by the Parties hereto and their respective successors, legal representatives and assigns, heirs, executors, administrators and personal representatives. No Party hereto may assign this Agreement or its obligations hereunder without the prior written consent of all other Parties hereto. No waiver with respect to this Agreement shall be enforceable unless in writing and signed by the Party against whom enforcement of such waiver is sought. No failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between or among any of the Parties, shall constitute a waiver of, or shall preclude any other or further exercise of, the same or any other right, power or remedy. Except as may be expressly set forth in this Agreement, nothing herein will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

9.5.Further Assurances. At any time and from time to time after the Closing Date, at the request of a Party and without further consideration, the other Parties shall promptly execute and deliver all such further agreements, certificates, instruments and documents and perform such further actions as such Party may reasonably request, in order to fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement.

9.6.Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto, and the Parties agree that this Agreement shall be reformed to replace such unenforceable provisions with a valid and enforceable provision that comes as close as possible to expressing the intent of the unenforceable provision.

9.7.Counterparts; Electronic Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.8.	Governing Law; Exclusive Jurisdiction.

         This Agreement and the respective rights and obligations of the Parties under this Agreement shall be governed by, and shall be determined under, the internal laws of the State of Delaware without regard to choice of law principles.

         ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE CHANCERY COURTS OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8(c).

9.9.Specific Enforcement; Remedies. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Notwithstanding the limitations in Section 8.7(f), it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

9.10.	Interpretation. In this Agreement, unless a clear contrary intention appears:

(a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any “Applicable Law” or “Legal Requirement” means such Applicable Law or Legal Requirement, as the case may be, as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law or Legal Requirement means that provision of such Applicable Law or Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (h) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (i) references to articles, sections, schedules and exhibits means articles and sections of, and schedules and exhibits attached to, this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

* * * *

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date set forth above.

SELLERS:

ADROIT CONSULTING GROUP, LLC

By: /s/ Joshua N. Rosen

Name: Joshua N. Rosen

Title: Manager

Address: 5060 N. 40th Street, Ste 120

Phoenix, AZ 85018

E-mail: legal@4frontventures.com

OLD LINE STATE CONSULTING GROUP, LLC

By: /s/ Joshua N. Rosen

Name: Joshua N. Rosen

Title: Manager

Address: 5060 N. 40th Street, Ste 120

Phoenix, AZ 85018

E-mail: legal@4frontventures.com

MISSION MARYLAND:

MISSION MARYLAND, LLC

By: /s/ Andrew Thut

Name: Andrew Thut

Title: Manager

Address: 5060 N. 40th Street, Ste 120

Phoenix, AZ 85018

E-mail: legal@4frontventures.com

[Signature Page to Asset Purchase Agreement]

SELLER PARENT:

4FRONT VENTURES CORP.

By:/s/ Joshua N. Rosen Name: Joshua N. Rosen

Title: Executive Chairman

Address: 5060 N. 40th Street, Suite 120

Phoenix, AZ 85018

E-mail: legal@4frontventures.com

[Signature Page to Asset Purchase Agreement]

UYER:

MLH MARYLAND OPERATIONS, LLC

By:

Name: David Clapper

Title: Chief Financial Officer and Treasurer

Address: 308 E. Lancaster Avenue, Suite 300,

Wynnewood, PA, 19096

E-mail: david.clapper@EthosCannabis.com

RE BUYER:

MLH H AMPDEN REAL ESTATE, LLC

By

Name: David Clapp e r

Ti tle: Chief Financial Officer and Treasurer

Address: 308 E. Lancaster Avenue , Suite 300,

Wynnewood, PA, 19096

E-rnaiI: david.clapper@EthosCannabis.com

Signature Page to Asset Purchase Agreement (MD)

EXHIBIT A

DEFINITIONS

For purposes of the Agreement, the following terms and variations thereof have the meanings specified or referred to in this Exhibit A:

“Adverse Consequences” shall have the meaning set forth in Section 8.1.

“Affiliate” of a specified Person means each other Person who directly or indirectly controls, is controlled by, or is under common control with the specified Person.

“Agreement” shall have the meaning set forth in the preamble to this Agreement. “Allocation Schedule” shall have the meaning set forth in Section 2.5. “Applicable Claims” shall have the meaning set forth in Section 6.9.

“Applicable Law” means all applicable provisions of any constitution, statute, common law, ordinance, code, rule, regulation, regulatory bulletin or guidance, decision, order, decree, judgment, release, license, permit, stipulation or other official pronouncement enacted or issued by any Governmental Body or arbitrator or arbitration panel (other than any federal law, rule, or regulation that that prohibits the cultivation, processing, sale or possession of cannabis).

“Assignment and Assumption Agreement” shall have the meaning set forth in Section

3.2(b).

“Business” means the assets, liabilities and business operations of the Sellers, Mission

Maryland and the LicenseCos.

“Business Data” means all business information and all personally-identifying information and personal data (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by the Sellers, Mission Maryland and the LicenseCos.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required by Applicable Law to close.

“Buyer” shall have the meaning set forth in the preamble to this Agreement. “Buyer” shall have the meaning set forth in the preamble to this Agreement. “Buyers Closing Documents” shall have the meaning set forth in Section 5.2. “Buyers Indemnified Parties” shall have the meaning set forth in Section 8.1. “Closing” shall have the meaning set forth in Section 3.1.

“Closing Date” shall have the meaning set forth in Section 3.1.

“Closing Date Payment” shall have the meaning set forth in Section 2.7(a) “Closing Report” shall have the meaning set forth in Section 2.7(a). “Closing Statement” shall have the meaning set forth in Section 2.7(b).

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and of any similar state law.

“Code” means the Internal Revenue Code of 1986, as amended. “Commitments” shall have the meaning set forth in Section 4.20(a). “Business Contracts” shall have the meaning set forth in Section 4.21(a).

“Business Intellectual Property” means all Owned Intellectual Property, all Licensed Intellectual Property and all Intellectual Property otherwise used in or necessary for the Sellers’, Mission Maryland’s and the LicenseCos’ current or planned business or operations.

“Confidential Information” shall have the meaning set forth in Section 6.10(c). “Consent” means any approval, consent, ratification, waiver or other authorization.

“Contract” means any agreement, contract, lease, consensual obligation, promise or undertaking (whether written or oral).

“Current Assets” means the consolidated current assets of the Sellers, Mission Maryland and the LicenseCos arising in the ordinary course in accordance with GAAP and in a manner calculated on Schedule 2.7(a), including accounts receivable and Inventory and excluding cash and cash equivalents.

“Current Liabilities” means the consolidated current liabilities of the Sellers, Mission Maryland and the LicenseCos arising in the ordinary course and accrued in accordance with GAAP and in a manner calculated on Schedule 2.7(a).

“Debt” means (a) any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing capitalized lease obligations, (b) any balance deferred and unpaid of the purchase price of any property, (c) all indebtedness of others secured by an Encumbrance on any asset of such Person,

(d) all obligations under capital leases in respect of which such Person is liable as obligor, guarantor or otherwise (e) all obligations associated with hedging or similar arrangements, (f) all obligations in respect of letters of credit or bankers’ acceptances, in each case, to the extent drawn or funded, (g) all obligations in respect of deferred rent, (h) unfunded, or under-funded retirement or severance obligations; (i) unpaid annual bonuses relating to any fiscal year prior to the 2020 fiscal year, and obligations arising from deferred compensation arrangements, plus the employer’s share of Taxes attributable to the payment of the amounts referred to in this clause, (j) any Related Party Liabilities, (k) to the extent not otherwise included by clauses (a) through (i), any guaranty by such Person of any indebtedness of any Person; and (k) all principal, interest, fees, prepayment premiums or charges and other amounts payable by such Person in connection with such indebtedness.

“Direct Claim” shall have the meaning set forth in Section 8.3(d) “Dispute Notice” shall have the meaning set forth in Section 2.7(c). “Disputed Items” shall have the meaning set forth in Section 2.7(c). “Employee Plans” shall have the meaning set forth in Section 4.18(c).

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage deed of trust, right of way, easement, encroachment, servitude, right of first option, right of first or last negotiation or refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership; other than (i) liens for taxes not yet due and payable, (ii) zoning laws, and (iii) utility easements and other of-record easements that will not impair or prohibit the use of the Real Property as a retail dispensary for cannabis and cannabis-related products; provided, however, that with respect to the LicenseCos, Encumbrance does not include any security interest or other encumbrance on any of the LicenseCo’s assets relating to the Intraparty Obligations.

“Enforceability Exceptions” shall have the meaning set forth in Section 4.2. “Environmental Laws” shall mean any Legal Requirement issued, promulgated or entered into by or with any Governmental Body relating to pollution, the environment, natural resources, exposure of any Person to Hazardous Substances or the protection of human health or endangered or threatened species, or the actual or threatened Releases, discharges or emissions into the environment or within structures.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any United States Department of Labor regulations thereunder.

“ERISA Affiliate” shall have the meaning set forth in Section 4.18(f). “Escrow Agent” means Western Alliance Bank.

“Escrow Agreement” means that certain Escrow Agreement by and among the Buyers, the Seller Parties and the Escrow Agent dated as of the date of this Agreement.

“Escrow Amount” shall have the meaning set forth in Section 2.6.

“Estimated Adjustment Amount” shall have the meaning set forth in Section 2.7(a). “Estimated Closing Date Payment” shall have the meaning set forth in Section 2.7(a).

“Estimated Net Working Capital” shall have the meaning set forth in Section 2.7(a). “Final Adjustment Amount” shall have the meaning set forth in Section 2.7(d). “Final Closing Date Payment” shall have the meaning set forth in Section 2.7(b) “Final Closing Statement” shall have the meaning set forth in Section 2.7(b). “Financial Statements” shall have the meaning set forth in Section 4.14.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Authorization” means any Consent, license, registration, approval, non- objection, exemption, notification, franchise, certificate, authorization, bond or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” means any: (a) nation, state, county, city, town, borough, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi- governmental powers); (d) multinational organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (f) official of any of the foregoing.

“Hazardous Substance” shall have the meaning set forth in Section 4.7(g). “Improvements” shall have the meaning set forth in Section 4.11(d). “Indemnified Party” shall have the meaning set forth in Section 8.3(a). “Indemnifying Party” shall have the meaning set forth in Section 8.3(a).

“Insurance Policy” means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker’s compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors’ and officers’ liability, or other insurance policy of any nature.

“Intellectual Property” means any and all patents, patent applications, registered and unregistered trademarks, trademark applications and registered and unregistered service marks; domain names; original works of authorship and related copyrights; trade secrets, whether or not patentable; designs and inventions and related patents; and similar intangible property in which any Person holds proprietary rights, title, interests or protections, however arising, pursuant to the laws of any jurisdiction throughout the world, all applications, registrations, renewals, issues, reissues, extensions, divisions and continuations in connection with any of the foregoing and the goodwill connected with the use of and symbolized by any of the foregoing; and licenses in, to and under any of the foregoing.

“Intellectual Property Registrations” shall have the meaning set forth in Section 4.23(a). “Interim Balance Sheet” shall have the meaning set forth in Section 4.14.

“Interim Balance Sheet Date” shall have the meaning set forth in Section 4.14.

“Intraparty Obligations” means the obligations of the LicenseCos to each of Adroit and Old Line represented by (i) that certain Amended and Restated Secured Demand Loan issued by Chesapeake to Adroit in the original principal amount of $1,280,505.54 and dated effective as of March 31, 2020, and (ii) and that certain Amended and Restated Secured Demand Loan issued by MAR to Old Line in the original principal amount of $770,124.60 and dated effective as of March 31, 2020.

“Intraparty Security Agreements” means that certain Pledge Agreement dated as of September 12, 2017, by the members of Chesapeake, as pledgers, in favor of Adroit, as secured party; that certain Security Agreement dated as of September 12, 2017, by Chesapeake, as debtor, in favor of Adroit, as secured party; that certain Pledge Agreement dated as of May 31, 2018, by the sole member of MAR, as pledgor, in favor of Old Line, as secured party; that certain Security Agreement dated as of May 31, 2018, by MAR, as debtor, in favor of Old Line, as secured party; and the UCC-1 Financing Statements filed in connection with the foregoing and the Interparty Obligations.

“Inventory” shall have the meaning set forth in Section 4.13.

“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

“Judgment” means any order, writ, injunction, citation, award, decree, ruling, assessment or other judgment of any Governmental Body or arbitrator.

“Knowledge” means the actual knowledge of Joe Feltham, Karl Chowscano, Jake Wooten and Tanner Phillips and the knowledge each such individual would have acquired after reasonable inquiry of the subject matter being represented.

“Leased Real Property” shall have the meaning set forth in Section 4.11(b)

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, guideline, standard, regulatory bulletin, order, Governmental Authorization, statute or treaty.

“Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“Licenses” means any license, certificate, approval, authorization or permit issued by any state, municipal or local governmental agency, authority or entity authorizing the holder of such license to engage in cannabis-related operations and activities, and any host community agreement or similar agreement entered into with a municipality in connection with cannabis-related operations and activities.

“Licensed Provider” means any Person who is required to have a License under Applicable Law or regulation to provide any cannabis or cannabis-related services for which the Sellers, Mission Maryland or the LicenseCos has hired or engaged with such Person.

“Licensed Intellectual Property” means Intellectual Property in which the Sellers, Mission Maryland or the LicenseCos holds exclusive or non-exclusive rights or interests granted by license from other Persons.

“Management Agreements” shall have the meaning set forth in Section 7.1(h)(viii). “Material Adverse Effect” means any event, occurrence, fact, condition or change that is,

or could reasonably be expected to become, materially adverse to the business, assets, liabilities, financial condition, prospects or results of operations of the Sellers, Mission Maryland and the LicenseCos taken as a whole; provided that none of the following shall be deemed to constitute and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse change, event, development or effect (whether short-term or long-term) arising from or relating to (1) general business or economic conditions, including such conditions related to the Business, (2) national or international political or social conditions, including the engagement by the United State in hostilities, whether or not pursuant to the declaration of a national emergency or war, the occurrence of any military or terrorist attack upon the U.S., or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S., (3) national or international emergency resulting from a pandemic or similar naturally occurring disease or event, (4) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (5) changes in U.S. generally accepted accounting principles, (6) changes in laws, rules, regulations, orders or other binding directives issued by any governmental entity, or

(7)the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, except in connection with obtaining any third party consents or regulatory approvals pursuant to Section 7.1(e) and Section 7.1(f); provided, further, however, that any event, occurrence, fact, condition or change referred to in clauses (1) through (4) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compared to other participants in the industries in which the Business operates.

“Material Suppliers” shall have the meaning set forth in Section 4.24.

“Net Working Capital” means, without giving effect to the transactions contemplated by this Agreement (a) the sum of the Current Assets minus (b) the sum of Current Liabilities, in each case, as of the close of business on the day prior to the Closing Date and calculated in accordance with the methodologies, policies and procedures used in calculating the sample calculation of Net

Working Capital as set forth on Schedule 2.7(a). For purposes of clarification, Inventory will have a value equal to its cost.

“Neutral Accountant” means a nationally or regionally recognized independent accounting firm mutually acceptable to the Buyers and the Seller Parties.

“Ordinary Course of Business” means the ordinary course of business of the Sellers, Mission Maryland or the LicenseCos, as applicable, consistent with the past practices of the Sellers, Mission Maryland or the LicenseCos, as applicable, taken in the ordinary course of the normal, day-to-day operations of the Sellers, Mission Maryland or the LicenseCos, as applicable.

“Owned Intellectual Property” shall have the meaning set forth in Section 4.23(a). “Owned Real Property” means all land, together with all buildings, structures,

improvements, and fixtures located thereon, and all easements, servitudes and other interests and rights appurtenant thereto, owned by the Sellers, Mission Maryland or the LicenseCos.

“Party” or “Parties” shall have the meaning set forth in the preamble to this Agreement. “PCBs” shall have the meaning set forth in Section 4.7(g).

“Permits” shall have the meaning set forth in Section 4.7(b).

“Person” means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, cooperative, trust, estate, Governmental Body, administrative agency, regulatory authority, or other entity of any nature whatsoever.

“Privacy Agreements” shall have the meaning set forth in Section 4.20(c).

“Privacy and Data Security Program” means the Sellers’, Mission Maryland’s and the LicenseCos’ technological, technical, physical, administrative, organizational and procedural safeguards, including, without limitation, policies, procedures, guidelines, practices, standards, controls, hardware, software and firmware, the function or purpose of which is, in whole or part, to (a) protect the confidentiality, integrity or availability of Business Data, (b) prevent the unauthorized use or unauthorized access to Business Data; (c) prevent the loss, theft or damage of Business Data; (d) prevent a breach, damage or malicious infection of their systems or (e) comply with Privacy and Security Laws.

“Privacy and Security Laws” means all international, country-specific, national, federal, state, European Union, and United States state and federal laws and regulations, guidelines, rules, policies, and all standards, guidelines, rules, policies and regulations and procedures, and codes of practice issued by any Governmental Authority, as amended or replaced, applicable to the Sellers and the LicenseCos, which relate to the security, confidentiality, protection, privacy or secrecy of Business Data, applicable to the Sellers, Mission Maryland and the LicenseCos pertaining to the security, confidentiality, protection, privacy or secrecy of Business Data.

“Privacy Policy” shall have the meaning set forth in Section 4.20(d).

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Proportionate Share” means, with respect to each Seller and Mission Maryland, an amount equal to the percentage set forth next to such Seller’s or Mission Maryland’s name in the Allocation Schedule.

“Purchase Price” shall have the meaning set forth in Section 2.5. “Real Property” shall have the meaning set forth in Section 4.11(b).

“RE Buyer” shall have the meaning set forth in the preamble to this Agreement.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Released Parties” shall have the meaning set forth in Section 6.9. “Releasor Parties” shall have the meaning set forth in Section 6.9.

“Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“Restricted Business” shall have the meaning set forth in Section 6.10(a). “Restricted Period” shall have the meaning set forth in Section 6.10(a). “Seller Indemnified Parties” shall have the meaning set forth in Section 8.2. “Seller Indemnifying Parties” shall have the meaning set forth in Section 8.1.

“Seller Parent” shall have the meaning set forth in the preamble to this Agreement.

“Seller Party” or “Seller Parties” shall have the meaning set forth in the preamble to this Agreement.

“Seller Party Closing Documents” shall have the meaning set forth in Section 4.2. “Sellers” shall have the meaning set forth in the preamble to this Agreement.

“Significant Transaction” means any transaction, whether structured as a merger, sale of assets, sale or equity, or similar transaction with a third party, in which (i) a 50% or greater interest in a Seller Party’s (or any of its Affiliates’) business is acquired by such third party, or (ii) a Seller Party or any of its Affiliates acquires a 50% or greater interest in such third party’s business; provided, however, that (i) such third party must do business in more than one state in the United

States and (ii) less than fifty percent (50%) of the fair market value of such third party is attributable to such third party’s business operations in the State of Maryland.

“Tangible Personal Property” shall mean all furniture, fixtures, leasehold improvements, production equipment, office equipment, accessories, parts, supplies, materials, vehicles, computer hardware, data processing equipment and other equipment owned by the Sellers, Mission Maryland and the LicenseCos and all other tangible personal property of every kind owned or leased by the Sellers and the LicenseCos and all related warranties and similar rights.

“Target Net Working Capital” means $0.

“Tax” or “Taxes” means (a) any and all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder) taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including, without limitation, any federal, state, local or foreign income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, ad valorem, profits, occupancy, general property, real property, personal property, intangible property, transfer, stamp, premium, custom, duty, environmental, fuel, excise, license, lease, service, service use, recapture, parking, employment, occupation, severance, payroll, withholding, unemployment compensation, social security, retirement, imputed underpayment or other tax, fiscal levy or charge of any nature; (b) any federal, state, local or foreign organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, other fee or charge of any nature imposed by a Governmental Body or other authority; or (c) any deficiency, interest, penalty or addition imposed with respect to any of the foregoing and any obligations under any agreements or arrangements with any other Person with respect to such amounts, and including any liability for taxes of a predecessor entity and any obligation to indemnify or otherwise assume or succeed to any liability for taxes of any other Person.

“Tax Return” means (a) all returns and reports, amended returns, information returns, statements, declarations, estimates, schedules, notices, notifications, forms, elections, certificates or other documents filed or required to be filed or submitted to any Governmental Body or any Person with respect to the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any Tax, and (b) TD F 90-22.1 (and its successor form, FinCEN Form 114), including any amendment thereto.

“Term” means the period from the date of this Agreement through the consummation of the Closing or earlier termination of this Agreement pursuant to its terms.

“Territory” means the State of Maryland; provided, that upon and following the closing of a Significant Transaction, for the Seller Party (or its Affiliate) that is party to the Significant Transaction and its subsidiaries, “Territory” shall mean a 3-mile radius around each of the LicenseCos and Mission Maryland’s current store locations in the state of Maryland.

“Third Party Claim” shall have the meaning set forth in Section 8.3(a). “Transfer Charges” shall have the meaning set forth in Section 6.7.

“Treasury Regulation” means a final, temporary or proposed regulation issued by the United States Department of the Treasury and/or the IRS under the Code.

“Transaction Cost” means all out-of-pocket fees, costs and expenses incurred or otherwise payable by the Seller Parties or the LicenseCos in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement, whether incurred prior to, on or after the date hereof, including (i) unpaid fees and expenses of attorneys, accountants, investment bankers and other advisors, (ii) change-of-control, retention, success fee, severance, bonus, unit appreciation, phantom equity or profit participation payments or similar obligations, including, without limitation, any change of control payments, bonuses, severance, termination or retention obligations or similar amounts (including amounts that are, or may become, payable to employees who have the right to terminate their employment) that are owed by the Seller Parties or the LicenseCos as of the Closing or that will be triggered, in part or in whole, either automatically or with the passage of time, in connection with the consummation of the transactions contemplated by this Agreement, including, in each case, the employer’s share of Taxes attributable to any of the items referred to in this clause (ii), and (iii) any costs, fees or other expenses incurred in connection with obtaining any consent or terminating any Contract.

“WARN Acts” shall have the meaning set forth in Section 4.19(e)

EXHIBIT B ALLOCATION SCHEDULE

Name of Seller	Proportionate Share
Mission Maryland, LLC	34%
Adroit Consulting Group, LLC	36%
Old Line State Consulting Group, LLC	30%

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EXHIBIT C CHESAPEAKE AGREEMENT

(See attached.)

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of, 2020 (the “Effective Date”), by and among Chesapeake Integrated Health Institute, LLC, a Maryland limited liability company (the “Company”), MLH Maryland Operations, LLC, a Delaware limited liability company (the “Provider”), and the members of the Company listed on the signature pages hereto (the “Company Members”) and, together with the Company and the Provider, the “Parties”, and each individually, a “Party”).

RECITALS

WHEREAS, the Company holds a License No. D-19-00005 (the “License”), issued by the Maryland Department of Health - Maryland Medical Cannabis Commission (the “MMCC”), to operate a medical cannabis dispensary at 3907 Falls Road, Baltimore, MD 21211 (the “Dispensary”);

WHEREAS, the Provider is engaged in the business of providing certain management services to cannabis businesses;

WHEREAS, the Company, the Company Members and Adroit Consulting Group, LLC, a Delaware limited liability company (“Adroit”), previously entered into that certain Management Services Agreement, dated September 12, 2017 (the “Original Agreement”), pursuant to which Adroit agreed to provide certain management services to the Company and the Dispensary;

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of April 30, 2020 (the “APA”), by and among (i) Provider and MLH Hampden Real Estate, LLC, a Delaware limited liability company and a wholly owned subsidiary of Provider (“RE Buyer” and together with Provider, the “Buyers”), (ii) Mission Maryland, LLC, a Maryland limited liability company (“Mission Maryland”), (iii) Adroit and Old Line State Consulting Group, LLC, a Maryland limited liability company (“Old Line” and together with Adroit, the “Sellers” and each, a “Seller”), and (iv) 4Front Ventures Corp., a corporation amalgamated under the laws of the Province of British Columbia (“Seller Parent” and, together with Sellers and Mission Maryland, the “Seller Parties”), Buyers are purchasing substantially all of the assets of the Sellers;

WHEREAS, effective immediately upon the approval of this Agreement by the MMCC, this Agreement will become effective and the Original Agreement will terminate, with no further action by any party thereto, and become null and void; and

WHEREAS, the Parties now desire to enter into this Agreement to reflect the relationship between the parties and describe with specificity the services to be provided by Provider hereunder.

AGREEMENT

NOW THEREFORE, in consideration of the recitals, which are hereby incorporated in and made a part of this Agreement as if set forth in their entirety below, and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, and intending to be bound, the Parties hereby covenant and agree as follows:

1.	Term; Right to Renew; Termination.

(a)Term. This Agreement shall commence on the Effective Date and continue for a period of five (5) years thereafter (the “Initial Term”). Immediately following the Initial Term, this Agreement shall automatically renew for additional one-year periods (each, a “Subsequent Term”, and together with the Initial Term, the “Term”), unless Provider provides notice to the Company of its intent to terminate the Agreement at least ninety (90) days prior to the end of the then-current Term.

(b)Termination by the Provider. The Provider shall have the right to terminate this Agreement prior to the end of the Term, by delivering written notice to the Company, stipulating the effective date of termination, upon the occurrence of any one of the following events: (i) the occurrence of a Company Default (as defined in Section 13) that is not cured within the applicable cure period; (ii) any grossly negligent, intentional or willful misconduct by the Company; (iii) any Federal Enforcement Action described in Section 16 against the Company; (iv) any change or revocation of the Maryland Medical Cannabis Law and the rules and regulations promulgated pursuant thereto as they may be amended or modified from time to time (“Maryland Cannabis Laws”) or any local or municipal rule or regulation which shall have the effect of prohibiting the legal operation of the Dispensary or the performance of this Agreement; or (v) revocation of the License or suspension of the License for a period of more than thirty (30) days.

(c)Termination by the Company. The Company shall have the right to terminate this Agreement prior to the end of the Term, by delivering written notice to the Provider, stipulating the effective date of termination, upon the occurrence of any one of the following events: (i) upon the occurrence of a Provider Default (as defined in Section 14) that is not cured within the applicable cure period; (ii) any grossly negligent, intentional or willful misconduct by the Provider; (iii) any Federal Enforcement Action described in Section 16 against the Provider; (iv) any change or revocation of the Maryland Cannabis Laws or any local or municipal rule or regulation which shall have the effect of prohibiting the legal operation of the Dispensary or the performance of this Agreement; or (v) revocation of the License or suspension of the License for a period of more than thirty (30) days.

(d)Effect of Termination. Upon termination of this Agreement, neither Party shall have any further obligation hereunder except for: (i) any and all obligations accruing prior to the termination (including payment of any earned, but unpaid, Management Fees); (ii) the obligations, promises and covenants that were expressly made to extend beyond termination; (iii) any obligations to repay or reimburse amount(s) advanced by the Provider or its affiliates to the Company or third parties on behalf of the Company; and (iv) any obligations to indemnify a Party pursuant to Section 11.

(e)No Further Obligations. Except as expressly set forth in Section 1(d), the Provider shall not be entitled to any other payments or benefits under this Agreement following termination of this Agreement.

2.Ownership of Cannabis. The Parties acknowledge and agree that all cannabis products or materials (“Cannabis”) dispensed, maintained, stored, prepared and/or packaged at the Dispensary shall remain the sole and exclusive property of the Company, as the sole and exclusive holder of the License.

3.Ownership of License. The License is, and shall remain, the exclusive property of the Company and nothing in this Agreement shall be construed as a transfer, assignment, sale or conveyance

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of the License to the Provider or any of the Provider’s successors, affiliates, agents, volunteers, employees or independent contractors.

4.	Responsibilities, Duties, and Obligations of the Provider.

(a)The Provider acknowledges and agrees it shall provide the Management Services in good faith and with reasonable care in a manner generally consistent with the industry standard.

(b)Compliance. The Provider shall use commercially reasonable efforts to ensure that the Company remains in material compliance with the Maryland Cannabis Laws.

5.	Obligations of the Company.

(a)	Maintenance and Renewal of License; Compliance.

(i)The Company shall maintain the License in good standing and eligible for renewal, and shall ensure that the Company remains in full compliance with the Maryland Cannabis Laws. The Company shall duly and timely file such applications as may be necessary to renew and maintain the License. The Company shall also remain in full compliance with all local, municipal and county regulations, including zoning and permitting regulations, as may be applicable to its business and operations.

(ii)The Company shall promptly notify the Provider of any notices, written or verbal, that the Company receives from the MMCC or any other governmental authority regarding the License, the Dispensary or the Company’s business or operations, and the Company shall promptly take any corrective or remedial actions required by the MMCC or such other governmental authority in connection with such notices.

(b)Covenants of the Company and the Company Members. During the Term, neither the Company nor the Company Members may take any of the following actions without the prior written consent of Provider:

(i)issue any new equity of the Company, transfer any equity of the Company, admit any new member of the Company, or issue or transfer any instrument convertible into any equity of the Company or exercisable for any equity of the Company;

(ii)advances of additional capital contributions to the Company or other loans or other advances to the Company by Company Member (for purposes of clarification, Company Member will have no obligation to make any advances, capital contributions or loans to the Company);

(iii)declare, set aside, or pay any dividend or make any distribution with respect to the equity of the Company or redeem, purchase, or otherwise acquire any of the equity of the Company;

(iv)cause the Company to sell or otherwise transfer any material asset of the Company outside of the ordinary course of business;

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(v)cause the Company to incur any material indebtedness outside of the ordinary course of business, or encumber or pledge any assets of the Company or any equity interests of the Company;

(vi)appoint, elect or remove any managers or principal officers of the Company or otherwise amend or violate any of the Company’s organizational documents;

(vii)	change the business or business plan of the Company;

(viii)	adopt or amend the annual budget for the Company;

(ix)approve any Sale of the Company (or similar transaction with respect to any subsidiaries of the Company);

(x)acquire, by the purchase of the capital stock, equity securities or assets, or otherwise, any other business, or enter into a joint venture, partnership or network affiliation with any other entity;

(xi)hire or terminate any employee for which the aggregate obligation of the Company (for compensation, bonus, severance and other related benefits) exceeds $75,000 in a calendar year;

(xii)make any consulting, advisory, compensatory or other payments to any affiliate of the Company, including to any member or its affiliates;

(xiii)make any investments or sales not in the ordinary course of business, or capital expenditures for the Company or its affiliates of greater than $50,000;

(xiv)	incur or guarantee any indebtedness, standby letter of credit or similar loan;

(xv)enter into, execute and/or perform (A) any agreement or related agreements reasonably expected to create obligations for the Company of greater than

$100,000 in the aggregate or (B) any agreement, transaction or other arrangement with an affiliate of the Company, its members or their affiliates;

(xvi)amend or waive any non-competition agreement or obligation of the Company;

(xvii)	form or dissolve any subsidiaries of the Company;

(xviii)change accounting firms or the accounting or tax policy of the Company, including tax elections, or file tax returns;

(xix)	amend or waive any provision of the Company’s operating agreement; or

(xx)enter into any agreement, contract, commitment or arrangement to take any of the actions set forth above.

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For purposes of this Section 5(b), “Sale of the Company” means (a) any consolidation or merger of the Company with or into any other person, any transfer of membership interests, or any other transaction or series of transactions, in each case as a result of which the Persons holding membership interests (directly or indirectly) immediately prior to such consolidation or merger in the aggregate own, directly or indirectly, less than a majority of the voting power or value of the surviving entity immediately after such consolidation or merger; or (b) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company, taken as a whole.

6.	Management Services.

(a)During the Term, the Provider shall provide services to the Company as set forth on Exhibit A (the “Management Services”). The Management Services may be amended from time-to-time in a signed writing by the Parties (and such amendment shall replace Exhibit A). Notwithstanding anything herein to the contrary and for the avoidance of any doubt, the Provider acknowledges and agrees that it will diligently assist the Company in providing the Management Services; provided, however, the Provider acknowledges that the Management Services do not provide the Provider with any right to make decisions in respect of the operation of the Dispensary and, prior to taking any definitive action with respect to the operation of the Dispensary, the Provider must obtain authorization from the board of managers of the Company (which shall not be unreasonably withheld).

(b)In furtherance of the foregoing, as part of the Management Services, Provider will provide all services in connection with the Company’s accounting, book keeping, financial reporting and tax preparation requirements. Provider agrees to maintain current and accurate financial books and records for the Company, and prepare all required federal, state and local tax filings by the Company, including the reporting of profit and loss to the Company Member for its income tax reporting obligations.

7.	Management Fees and Expenses.

(a)The Parties acknowledge and agree as good and valuable compensation for the Provider providing the Management Services, the Company shall pay to the Provider a “Management Fee” equal to one hundred percent (100%) of the Company’s total revenues, minus the Company’s total expenses (including, for this purpose, all federal, local and state taxes assessed against the Company or any Tax Liability (defined below) of a Company Member in connection with the Company’s operations, but excluding the Management Fee) owed by the Company or any Company Member as a result of the Company’s activities, for the applicable time period. The “Tax Liability” as to any Company Member and any fiscal period of the Company shall be an amount of taxable income of the Company allocated to such Company Member for federal income tax purposes with respect to such fiscal period, multiplied by the highest combined marginal federal, state and local income tax rates for such Company Member on each type of income and gain included in such income; provided, however, that the Tax Liability for any fiscal period in which such Company Member was allocated net loss for federal income tax purposes shall be deemed equal to zero. The Management Fee shall be paid in arrears, within thirty (30) days of the end of each calendar month, and shall be accompanied by invoices, payment records or other documentation reasonably acceptable to Provider regarding any direct expenses deducted from the Management Fee.

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(b)In addition, the Company agrees to reimburse the Provider for reasonable and necessary out-of-pocket expenses incurred by the Provider or its affiliates in connection with providing the Management Services, provided the Provider provides the Company with reasonable documentation of such expenses in accordance with the Company’s expense reimbursement policy. The Company shall promptly pay such expenses no later than thirty (30) days following the date which the Provider submits to the Company an invoice for such expenses.

8.	Independent Contractor Status; Authority; Outside Activities.

(a)Independent Contractor. The relationship of the Provider to the Company is that of an independent contractor and none of the provisions of this Agreement shall be construed to or shall create a relationship of agency, representation, joint venture, ownership, control or employment between the Parties, and it is understood and agreed that the Provider is at all times acting and performing the Management Services pursuant to this Agreement as an independent contractor and not as an employee of the Company, and for all purposes, including federal and state tax purposes, the Provider will not be treated as an employee with respect to the rendering of the Management Services. As such, the Company shall not withhold taxes with respect to the Management Fee. The Company shall not control or direct the manner or methods by which the Provider performs the Management Services; provided, however, the Provider shall be responsible for performing the Management Services in a manner so as, at all times, to ensure that the Management Services are completed and performed in a competent, efficient and satisfactory manner in accordance with all local and state laws and regulations.

(b)Authority of the Provider. The Company hereby exclusively grants to the Provider such authority and power necessary for the Provider to undertake and perform its responsibilities, duties and obligations hereunder to the fullest extent permitted under applicable laws or regulations.

(c)Outside Activities. The Company hereby acknowledges and agrees that the Provider has had, and from time to time may have, outside activities or interests that conflict or may conflict with the interests of the Company (collectively, “Outside Activities”), including investment opportunities or providing services similar to the Management Services to other entities. The Company hereby acknowledges and consents to the Provider engaging in the Outside Activities and acknowledges that the Provider does not have any duty to communicate or offer any opportunity or the existence of any Outside Activities to the Company.

9.Representations and Warranties of the Company. The Company represents, warrants and covenants to the Provider that as of the Effective Date:

(a)the Company has been duly organized, and is validly existing as a limited liability company under the laws of the State of Maryland;

(b)the Company is duly qualified to carry on its business, is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary;

(c)the Company has full right, power and authority, and has taken all company action necessary, to enter into this Agreement and be bound by and carry out its obligations thereunder, none of which require the consent of any other person or entity except as provided in Section 24;

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(d)the Company has complied with all requirements for the operation of its business and operations in accordance with the laws of the State of Maryland and any other governmental authority or entity having jurisdiction with respect thereto;

(e)the Company is not a party to any agreement with any third party other than Provider regarding any sale, option to purchase, merger, reorganization, pledge, hypothecation or other similar transaction with respect to the equity of the Company;

(f)the execution and delivery of this Agreement, and the performance by the Company of its obligations pursuant hereto, did not and will not constitute a breach of, or a default under, any other agreement or obligation applicable to the Company, including its articles of organization, operating agreement and other governing documents;

(g)upon execution and delivery of it by the Company, this Agreement will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforcement shall be limited by bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally, or Section 24; and

(h)all information supplied by the Company or its agents to the Provider or its agents as of the date hereof is true, complete and correct and does not fail to state a material fact necessary to make any of such information not misleading.

10.Representations and Warranties of the Provider. The Provider represents, warrants and covenants to the Company that as of the Effective Date:

(a)the Provider is a limited liability company which was duly organized, and is validly existing under the laws of the state of its organization;

(b)the Provider is duly qualified to carry out its business, and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualifications necessary.

(c)the Provider has the full right, power and authority, and has taken all limited liability company action necessary, to enter into this Agreement and be bound by the terms of this Agreement, none of which require the consent of any other person or entity except as provided in Section 24;

(d)the Provider has complied with all requirements for the operation of its business and operations in accordance with the laws of the state of its organization and any other governmental authority or entity having jurisdiction with respect thereto;

(e)the execution and delivery of this Agreement and the performance by the Provider of its obligations pursuant to this Agreement do not and will not constitute a breach of or a default under any other agreement or obligation applicable to the Provider, including its organizational documents;

(f)upon execution and delivery of this Agreement by the Provider, this Agreement will constitute the valid and binding obligation of the Provider enforceable in accordance with its

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terms except to the extent that such enforcement shall be limited by bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally, or Section 24; and

(g)all information supplied by the Provider or its agents to the Company or its agents as of the date hereof is true, complete and correct and does not fail to state a material fact necessary to make any of such information not misleading.

11.	Indemnification.

(a)The Provider hereby agrees, to the fullest extent permitted by law, to defend, indemnify and hold the Company, its officers, members (including the Company Members), affiliates, successors, assigns, employees, and agents, harmless against any and all claims, demands, suits, expenses, fines, penalties, judgments, costs and losses or other forms of liability, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), arising out of, resulting from or in connection with (i) the Provider’s breach of any representation or warranty set forth in Section 10 or (ii) the Provider’s failure to fulfill any covenant set forth in this Agreement. The Provider agrees that no Company Member will have any Liability under this Agreement for the operations of the Company after the date hereof at the direction of the Provider under this Agreement, and Provider agrees to indemnify and hold harmless each Company Member from any Liabilities incurred by such Company Member after the date hereof in connection with the Company’s operations after the date hereof at the direction of the Provider, other than any such Liabilities that directly resulted from such Company Member’s gross negligence or willful misconduct.

(b)The Company hereby agrees, to the fullest extent permitted by law, to defend, indemnify and hold the Provider, its officers, members, affiliates, successors, assigns, employees and agents, harmless against any and all claims, demands, suits, expenses, fines, penalties, judgments, costs and losses or other forms of liability, including reasonable attorneys’ fees and costs, arising out of, resulting from or in connection with (i) the Company’s breach of any representation or warranty set forth in Section 9, or (ii) the Company’s failure to fulfill any covenant set forth in this Agreement.

(c)NO PARTY OR ANY OF ITS AFFILIATES, MEMBERS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, INDIRECT OR SPECIAL DAMAGES OF ANY NATURE ARISING FROM BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR ANY OTHER LEGAL THEORY, WHETHER IN TORT OR CONTRACT, INCLUDING WITHOUT LIMITATION LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. IN NO EVENT SHALL ANY PARTY OR ANY OF ITS AFFILIATES, MEMBERS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY DIRECT DAMAGES (INCLUDING INDEMNIFICATION FOR ANY LIABILITIES PURSUANT TO SECTIONS 11(A) AND 11(B)) IN EXCESS OF THE AGGREGATE AMOUNTS PAID BY THE COMPANY TO PROVIDER IN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THE EVENT GIVING RISE TO THE CLAIM FOR SUCH DIRECT DAMAGES. NOTWITHSTANDING THE FOREGOING, PROVIDER’S OBLIGATION TO INDEMNIFY ANY COMPANY MEMBER FOR TAX LIABILITY (AS

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DEFINED IN SECTION 7), OR FROM PROVIDER’S INTENTIONAL MISCONDUCT OR FRAUD, WILL NOT BE SUBJECT TO ANY LIMITATION.

12.Confidential Information. The Parties acknowledge that each Party (the “Receiving Party”) shall have access to material, records, data and information regarding the other Party (the “Disclosing Party”) not generally available to the public (“Confidential Information”). Accordingly, the Receiving Party shall hold in confidence and will not directly or indirectly disclose, use, copy or make lists of any such Confidential Information except to the extent authorized in writing by the Disclosing Party, as required by law or any competent administrative agency, or as otherwise is reasonably necessary or appropriate in connection with the performance pursuant to this Agreement by the Receiving Party. Confidential Information includes: (a) concepts, (b) business plans and theories, (c) employee training materials and programs, (d) processes for packaging and dispensing cannabis, (e) processes for patient education and support, (f) policies and procedures, (g) specifications, calculations, data, notes and memoranda, code books, methods of operation, strategies and plans and contracts, (h) financial information,

(i) professional fee information, (j) salary and compensation information, (k) cost and profit information,

(l) record keeping practices, (m) software, administrative and operational matters and practices, (n) customer and vendor information, (o) development and research work, (p) marketing programs, plans and proposals, (q) other information about internal systems, processes, concepts, practices, and procedures and

(r) other information that is proprietary or confidential to the Disclosing Party.

13.Company Default; the Provider’s Remedies. For purposes of this Agreement, a “Company Default” shall be defined as a breach by the Company to perform its covenants and obligations under this Agreement, provided the Company shall be provided thirty (30) days after receipt of written notice from the Provider to the Company identifying such failure or non-performance to cure such breach. Notwithstanding the foregoing, (a) no cure period shall be provided if the breach is not curable, and (b) if a cure period is permitted, it shall automatically be reduced in duration to an appropriate period of time if curing such breach in such thirty (30)-day period would cause an adverse effect on the Provider, the Company or the Dispensary. Upon the occurrence of a Company Default (and upon the conclusion of the cure period, if permitted), the Provider may, at its sole option and in its sole discretion, elect to: (a) pursue all remedies available at law and equity (including action for damages and specific performance), provided the Provider adheres to Section 15; (b) seek resolution and remedies as provided in this Agreement; or (c) terminate this Agreement pursuant to Section 1(b), effective immediately, upon delivery of written notice to the Company. Any action for damages by the Provider may include the Provider’s reasonable attorneys’ fees, costs, expert fees and any other reasonable, actual out-of-pocket costs of the Provider associated with the work completed by or on behalf of the Provider in connection with seeking remedy for a Company Default, subject to Section 11.

14.Provider Default; the Company’s Remedies. For purposes of this Agreement, a “Provider Default” shall be defined as a breach by the Provider to perform its covenants and obligations under this Agreement, provided the Provider shall be provided thirty (30) days after receipt of written notice from the Company to the Provider identifying such failure or non-performance to cure such breach. Notwithstanding the foregoing, (a) no cure period shall be provided if the breach is not curable, and (b) if a cure period is permitted, it shall be automatically reduced in duration to an appropriate period of time if curing such breach in such thirty (30)-day period would cause an adverse effect on the Company. Upon the occurrence of a Provider Default (and the conclusion of the cure period, if permitted), the Company may, at its sole option and in its sole discretion, elect to: (a) pursue all remedies available at law and equity (including action for damages and specific performance), provided the Company adheres to Section 15; (b) seek resolution and remedies as provided in this Agreement; or (c) terminate this Agreement pursuant to Section 1(c), effective

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immediately, upon delivery of written notice to the Provider. Any action for damages by the Company may include the Company’s reasonable attorneys’ fees, costs, expert fees and any other reasonable, actual out- of-pockets cost of the Company associated with the work completed by or on behalf of the Company in connection with seeking remedy for a Provider Default, subject to Section 11.

15.Alternative Dispute Resolution. The Parties acknowledge and agree, when elected by the non-defaulting Party pursuant to Section 13 or Section 14, the Parties shall attempt to resolve any such dispute, claim or controversy arising out of or relating to this Agreement by mediation. In the event such dispute cannot be resolved by mediation, the non-defaulting Party may, but is not required to, elect to have the dispute determined by arbitration using the rules of the American Arbitration Association with three (3) arbitrators selected in accordance with such rules the venue for which will be in the State of Maryland. If the non-defaulting Party elects to proceed with arbitration, the Parties agree the arbitration judgment will be final and binding upon the Parties and may be entered in any court having jurisdiction thereof.

16.Federal Enforcement Actions. The Parties hereby acknowledge that they are aware of and fully understand that despite the laws of the State of Maryland and the terms and conditions of this Agreement, holders of licenses to sell medical or adult-use cannabis may still be arrested by federal officers and prosecuted under federal law. In the event of federal arrest, seizure or prosecution action associated with the Parties’ activities described herein (each, a “Federal Enforcement Action”), the Parties hereby agree to hold each other harmless and agree to be individually responsible for any attorneys’ fees associated with defending such actions. The Parties also hereby expressly agree to waive illegality as a defense to any contract enforcement action.

17.Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland. Any action or proceeding seeking to enforce any provision of or based on any right arising out of or otherwise relating to this Agreement shall be brought by the Parties in the state courts located in Maryland, and each Party, for itself and its equityholders, as applicable, hereby submits to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceedings and waives any objection to venue laid therein.

18.Waiver. The failure of a Party to enforce any provision of this Agreement at any time, to exercise any election or option provided herein, or to require at any time the performance of any provisions herein will not in any way constitute a waiver of such provision.

19.Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason whatsoever, the remaining provisions shall remain valid and unimpaired, and shall continue in full force and effect.

20.Amendment. This Agreement may only be amended by a written amendment, signed by each Party.

21.Assignment. This Agreement may not be assigned by the Company or any Company Member without the Provider’s prior written consent. The Provider may assign this Agreement to any party for any reason without the consent of the Company.

22.Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the Parties and this Agreement supersedes all other agreements oral or otherwise regarding the subject matter hereof.

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23.Counterparts. This Agreement may be executed in any number of counterparts (by actual, electronic (.PDF) or facsimile delivery), each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

24.MMCC Approval. Each party agrees to promptly submit the Agreement, and all other required collateral materials such as criminal background checks for individuals owning five percent (5%) or more of Provider, to MMCC for review and approval and that this Agreement will not have any force and effect unless and until this Agreement and all individuals who require approval are approved by the MMCC. The parties understand that this Agreement may need to be amended from time to time in order to comply with the requirements of the MMCC and/or changes to the laws of the State of Maryland, and agree to execute such amendments accordingly. Provider agrees to comply with all suitability or qualification requirements mandated by the MMCC in connection with the performance of Provider’s obligations under this Agreement. All information provided to the MMCC by Provider, the Company or the Company Members in connection with this Agreement will be true, complete and correct and will not fail to state a material fact necessary to make any of such information not misleading.

25.Notices. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (c) one (1) business day after being sent to the recipient by electronic mail or (d) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

If to the Provider:

MLH Maryland Operations, LLC

Attention:

E-mail:

If to the Company:

Chesapeake Integrated Health Institute, LLC

Attention:

E-mail:

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties agree to be bound as of the date first written above.

PROVIDER:MLH MARYLAND OPERATIONS, LLC

A Delaware limited liability company

By:

Name:

Title:

COMPANY:	CHESAPEAKEINTEGRATEDHEALTH INSTITUTE, LLC,

a Maryland limited liability company

By:

Name:

Title:

COMPANY MEMBERS:SALT 2, L.L.C.

By:

Name:

Title:

ARMCO III, LLC

By:

Name:

Title:

JANE KASPUTIN

Jane Kasputin

[Signature Page to Amended and Restated Management Services Agreement – Chesapeake Integrated Health Institute, LLC]

EXHIBIT A MANAGEMENT SERVICES

(a)The Provider shall assist the Company with developing and implementing standard operating procedures and best practices related to security, inventory control, quality control, recordkeeping, patient education and services, community impact and involvement as well as any procedures or any amendments thereto.

(b)The Provider shall assist the Company in its selection and supervision of security services, including equipment selection, installation and maintenance as well as onsite security personnel and offsite security monitoring services.

(c)The Provider shall assist the Company with its marketing, including development and dissemination of marketing materials and programs to raise awareness of the Company’s products and services.

(d)The Provider shall provide information technology (“IT”) services, including maintenance of IT resources, staffing to support the Company’s IT systems, support of information security and communication systems, database support, disaster recovery, support of core systems, support of maintenance contracts, equipment and software and an IT help desk.

(e)The Provider shall assist the Company in overseeing the maintenance of the Dispensary.

(f)The Provider shall assist the Company in its collection efforts and securely depositing such payments.

(g)The Provider shall provide accounting services, including budget preparation, financial statement preparation, support of resource allocation and accounting support services.

(h)The Provider shall provide tax support services, including tax support and tax compliance services, to the extent necessary to ensure that the Company materially complies with applicable tax laws.

(i)The Provider shall assist the Company with inventory management, regulatory compliance and the payment of expenses.

(j)	The Provider shall assist the Company with the following:

(i)Identifying and recruiting individuals (any individuals ultimately hired to work at the Dispensary, the “Labor Force”) to work at and operate the Dispensary; and

(ii)paying, withholding and transmitting payroll taxes for the Labor Force, providing unemployment insurance and workers’ compensation benefits to the Labor Force, and otherwise handling all employment-related issues related to the Labor Force, including any unemployment and workers’ compensation claims involving the Labor Force;

[Exhibit A to Amended and Restated Management Services Agreement – Chesapeake Integrated Health Institute, LLC]

provided, that any hiring decisions for individuals identified and recruited to work at and operate the Dispensary shall be made by the Company. If requested by the Company, the Provider may lease certain of its employees to the Company for the purposes of operating the Dispensary (the “Leased Employee Services”). Each employee of Provider leased to the Company as part of the Leased Employee Services will be assigned to the Company on a permanent basis. For purposes of clarity, any leased employees are only employees of the Provider and such employees shall not be deemed employees of the Company, nor shall they be entitled to any holidays, vacation days, insurance, pensions, retirement plans or other employee benefits that the Company provides its employees.

[Exhibit A to Amended and Restated Management Services Agreement – Chesapeake Integrated Health Institute, LLC]

EXHIBIT D MAR AGREEMENT

(See attached.)

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of, 2020 (the “Effective Date”), by and among Maryland Alternative Relief, LLC, a Maryland limited liability company (the “Company”), MLH Maryland Operations, LLC, a Delaware limited liability company (the “Provider”), and the sole member of the Company listed on the signature page hereto (the “Company Member”) and, together with the Company and the Provider, the “Parties”, and each individually, a “Party”).

RECITALS

WHEREAS, the Company holds a License No. D-19-00007 (the “License”), issued by the Maryland Department of Health - Maryland Medical Cannabis Commission (the “MMCC”), to operate a medical cannabis dispensary at 4007 Norbeck Road, Unit A, Rockville, MD 20853 (the “Dispensary”);

WHEREAS, the Provider is engaged in the business of providing certain management services to cannabis businesses;

WHEREAS, Old Line State Consulting Group, LLC, a Delaware limited liability company (“Old Line”), and the Company previously entered into that certain Management Services Agreement, dated May 31, 2018 (the “Original Agreement”), pursuant to which Old Line agreed to provide certain management services to the Company and the Dispensary;

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of April 30, 2020 (the “APA”), by and among (i) Provider and MLH Hampden Real Estate, LLC, a Delaware limited liability company and a wholly owned subsidiary of Provider (“RE Buyer” and together with Provider, the “Buyers”), (ii) Mission Maryland, LLC, a Maryland limited liability company (“Mission Maryland”), (iii) Old Line and Adroit Consulting Group, LLC, a Maryland limited liability company (“Adroit” and together with Old Line, the “Sellers” and each, a “Seller”), and (iv) 4Front Ventures Corp., a corporation amalgamated under the laws of the Province of British Columbia (“Seller Parent” and, together with Sellers and Mission Maryland, the “Seller Parties”), Buyers are purchasing substantially all of the assets of the Sellers;

WHEREAS, in connection with the APA, the parties are submitting to the Maryland Medical Cannabis Commission (the “MMCC”) for review and approval, among other things, this Agreement;

WHEREAS, effective immediately upon the approval of this Agreement by the MMCC, this Agreement will become effective and the Original Agreement will terminate, with no further action by any party thereto, and become null and void; and

WHEREAS, the Parties now desire to enter into this Agreement to reflect the relationship between the parties and describe with specificity the services to be provided by Provider hereunder.

AGREEMENT

NOW THEREFORE, in consideration of the recitals, which are hereby incorporated in and made a part of this Agreement as if set forth in their entirety below, and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, and intending to be bound, the Parties hereby covenant and agree as follows:

1.	Term; Right to Renew; Termination.

(a)Term. This Agreement shall commence on the Effective Date and continue for a period of five (5) years thereafter (the “Initial Term”). Immediately following the Initial Term, this Agreement shall automatically renew for additional one-year periods (each, a “Subsequent Term”, and together with the Initial Term, the “Term”), unless Provider provides notice to the Company of its intent to terminate the Agreement at least ninety (90) days prior to the end of the then-current Term.

(b)Termination by the Provider. The Provider shall have the right to terminate this Agreement prior to the end of the Term, by delivering written notice to the Company, stipulating the effective date of termination, upon the occurrence of any one of the following events: (i) the occurrence of a Company Default (as defined in Section 13) that is not cured within the applicable cure period; (ii) any grossly negligent, intentional or willful misconduct by the Company; (iii) any Federal Enforcement Action described in Section 16 against the Company; (iv) any change or revocation of the Maryland Medical Cannabis Law and the rules and regulations promulgated pursuant thereto as they may be amended or modified from time to time (“Maryland Cannabis Laws”) or any local or municipal rule or regulation which shall have the effect of prohibiting the legal operation of the Dispensary or the performance of this Agreement; or (v) revocation of the License or suspension of the License for a period of more than thirty (30) days.

(c)Termination by the Company. The Company shall have the right to terminate this Agreement prior to the end of the Term, by delivering written notice to the Provider, stipulating the effective date of termination, upon the occurrence of any one of the following events: (i) upon the occurrence of a Provider Default (as defined in Section 14) that is not cured within the applicable cure period; (ii) any grossly negligent, intentional or willful misconduct by the Provider; (iii) any Federal Enforcement Action described in Section 16 against the Provider; (iv) any change or revocation of the Maryland Cannabis Laws or any local or municipal rule or regulation which shall have the effect of prohibiting the legal operation of the Dispensary or the performance of this Agreement; or (v) revocation of the License or suspension of the License for a period of more than thirty (30) days.

(d)Effect of Termination. Upon termination of this Agreement, neither Party shall have any further obligation hereunder except for: (i) any and all obligations accruing prior to the termination (including payment of any earned, but unpaid, Management Fees); (ii) the obligations, promises and covenants that were expressly made to extend beyond termination; (iii) any obligations to repay or reimburse amount(s) advanced by the Provider or its affiliates to the Company or third parties on behalf of the Company; and (iv) any obligations to indemnify a Party pursuant to Section 11.

(e)No Further Obligations. Except as expressly set forth in Section 1(d), the Provider shall not be entitled to any other payments or benefits under this Agreement following termination of this Agreement.

2.Ownership of Cannabis. The Parties acknowledge and agree that all cannabis products or materials (“Cannabis”) dispensed, maintained, stored, prepared and/or packaged at the Dispensary shall remain the sole and exclusive property of the Company, as the sole and exclusive holder of the License.

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3.Ownership of License. The License is, and shall remain, the exclusive property of the Company and nothing in this Agreement shall be construed as a transfer, assignment, sale or conveyance of the License to the Provider or any of the Provider’s successors, affiliates, agents, volunteers, employees or independent contractors.

4.	Responsibilities, Duties, and Obligations of the Provider.

(a)The Provider acknowledges and agrees it shall provide the Management Services in good faith and with reasonable care in a manner generally consistent with the industry standard.

(b)Compliance. The Provider shall use commercially reasonable efforts to ensure that the Company remains in material compliance with the Maryland Cannabis Laws.

5.	Obligations of the Company.

(a)	Maintenance and Renewal of License; Compliance.

(i)The Company shall maintain the License in good standing and eligible for renewal, and shall ensure that the Company remains in full compliance with the Maryland Cannabis Laws. The Company shall duly and timely file such applications as may be necessary to renew and maintain the License. The Company shall also remain in full compliance with all local, municipal and county regulations, including zoning and permitting regulations, as may be applicable to its business and operations.

(ii)The Company shall promptly notify the Provider of any notices, written or verbal, that the Company receives from the MMCC or any other governmental authority regarding the License, the Dispensary or the Company’s business or operations, and the Company shall promptly take any corrective or remedial actions required by the MMCC or such other governmental authority in connection with such notices.

(b)Covenants of the Company and the Company Member. During the Term, neither the Company nor the Company Member may take any of the following actions without the prior written consent of Provider:

(i)issue any new equity of the Company, transfer any equity of the Company, admit any new member of the Company, or issue or transfer any instrument convertible into any equity of the Company or exercisable for any equity of the Company;

(ii)advances of additional capital contributions to the Company or other loans or other advances to the Company by Company Member (for purposes of clarification, Company Member will have no obligation to make any advances, capital contributions or loans to the Company);

(iii)declare, set aside, or pay any dividend or make any distribution with respect to the equity of the Company or redeem, purchase, or otherwise acquire any of the equity of the Company;

(iv)cause the Company to sell or otherwise transfer any material asset of the Company outside of the ordinary course of business;

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(v)cause the Company to incur any material indebtedness outside of the ordinary course of business, or encumber or pledge any assets of the Company or any equity interests of the Company;

(vi)appoint, elect or remove any managers or principal officers of the Company or otherwise amend or violate any of the Company’s organizational documents;

(vii)	change the business or business plan of the Company;

(viii)	adopt or amend the annual budget for the Company;

(ix)approve any Sale of the Company (or similar transaction with respect to any subsidiaries of the Company);

(x)acquire, by the purchase of the capital stock, equity securities or assets, or otherwise, any other business, or enter into a joint venture, partnership or network affiliation with any other entity;

(xi)hire or terminate any employee for which the aggregate obligation of the Company (for compensation, bonus, severance and other related benefits) exceeds $75,000 in a calendar year;

(xii)make any consulting, advisory, compensatory or other payments to any affiliate of the Company, including to any member or its affiliates;

(xiii)make any investments or sales not in the ordinary course of business, or capital expenditures for the Company or its affiliates of greater than $50,000;

(xiv)	incur or guarantee any indebtedness, standby letter of credit or similar loan;

(xv)enter into, execute and/or perform (A) any agreement or related agreements reasonably expected to create obligations for the Company of greater than

$100,000 in the aggregate or (B) any agreement, transaction or other arrangement with an affiliate of the Company, its members or their affiliates;

(xvi)amend or waive any non-competition agreement or obligation of the Company;

(xvii)	form or dissolve any subsidiaries of the Company;

(xviii)change accounting firms or the accounting or tax policy of the Company, including tax elections, or file tax returns;

(xix)	amend or waive any provision of the Company’s operating agreement; or

(xx)enter into any agreement, contract, commitment or arrangement to take any of the actions set forth above.

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For purposes of this Section 5(b), “Sale of the Company” means (a) any consolidation or merger of the Company with or into any other person, any transfer of membership interests, or any other transaction or series of transactions, in each case as a result of which the Persons holding membership interests (directly or indirectly) immediately prior to such consolidation or merger in the aggregate own, directly or indirectly, less than a majority of the voting power or value of the surviving entity immediately after such consolidation or merger; or (b) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company, taken as a whole.

6.	Management Services.

(a)During the Term, the Provider shall provide services to the Company as set forth on Exhibit A (the “Management Services”). The Management Services may be amended from time-to-time in a signed writing by the Parties (and such amendment shall replace Exhibit A). Notwithstanding anything herein to the contrary and for the avoidance of any doubt, the Provider acknowledges and agrees that it will diligently assist the Company in providing the Management Services; provided, however, the Provider acknowledges that the Management Services do not provide the Provider with any right to make decisions in respect of the operation of the Dispensary and, prior to taking any definitive action with respect to the operation of the Dispensary, the Provider must obtain authorization from the board of managers of the Company (which shall not be unreasonably withheld).

(b)In furtherance of the foregoing, as part of the Management Services, Provider will provide all services in connection with the Company’s accounting, book keeping, financial reporting and tax preparation requirements. Provider agrees to maintain current and accurate financial books and records for the Company, and prepare all required federal, state and local tax filings by the Company, including the reporting of profit and loss to the Company Member for its income tax reporting obligations.

7.	Management Fees and Expenses.

(a)The Parties acknowledge and agree as good and valuable compensation for the Provider providing the Management Services, the Company shall pay to the Provider a “Management Fee” equal to one hundred percent (100%) of the Company’s total revenues, minus the Company’s total expenses (including, for this purpose, all federal, local and state taxes assessed against the Company or any Tax Liability (defined below) of the Company Member in connection with the Company’s operations, but excluding the Management Fee) owed by the Company or the Company Member as a result of the Company’s activities, for the applicable time period. The “Tax Liability” as to the Company Member and any fiscal period of the Company shall be an amount of taxable income of the Company allocated to the Company Member for federal income tax purposes with respect to such fiscal period, multiplied by the highest combined marginal federal, state and local income tax rates for the Company Member on each type of income and gain included in such income; provided, however, that the Tax Liability for any fiscal period in which the Company Member was allocated net loss for federal income tax purposes shall be deemed equal to zero. The Management Fee shall be paid in arrears, within thirty (30) days of the end of each calendar month, and shall be accompanied by invoices, payment records or other documentation reasonably acceptable to Provider regarding any direct expenses deducted from the Management Fee.

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(b)In addition, the Company agrees to reimburse the Provider for reasonable and necessary out-of-pocket expenses incurred by the Provider or its affiliates in connection with providing the Management Services, provided the Provider provides the Company with reasonable documentation of such expenses in accordance with the Company’s expense reimbursement policy. The Company shall promptly pay such expenses no later than thirty (30) days following the date which the Provider submits to the Company an invoice for such expenses.

8.	Independent Contractor Status; Authority; Outside Activities.

(a)Independent Contractor. The relationship of the Provider to the Company is that of an independent contractor and none of the provisions of this Agreement shall be construed to or shall create a relationship of agency, representation, joint venture, ownership, control or employment between the Parties, and it is understood and agreed that the Provider is at all times acting and performing the Management Services pursuant to this Agreement as an independent contractor and not as an employee of the Company, and for all purposes, including federal and state tax purposes, the Provider will not be treated as an employee with respect to the rendering of the Management Services. As such, the Company shall not withhold taxes with respect to the Management Fee. The Company shall not control or direct the manner or methods by which the Provider performs the Management Services; provided, however, the Provider shall be responsible for performing the Management Services in a manner so as, at all times, to ensure that the Management Services are completed and performed in a competent, efficient and satisfactory manner in accordance with all local and state laws and regulations.

(b)Authority of the Provider. The Company hereby exclusively grants to the Provider such authority and power necessary for the Provider to undertake and perform its responsibilities, duties and obligations hereunder to the fullest extent permitted under applicable laws or regulations.

(c)Outside Activities. The Company hereby acknowledges and agrees that the Provider has had, and from time to time may have, outside activities or interests that conflict or may conflict with the interests of the Company (collectively, “Outside Activities”), including investment opportunities or providing services similar to the Management Services to other entities. The Company hereby acknowledges and consents to the Provider engaging in the Outside Activities and acknowledges that the Provider does not have any duty to communicate or offer any opportunity or the existence of any Outside Activities to the Company.

9.Representations and Warranties of the Company. The Company represents, warrants and covenants to the Provider that as of the Effective Date:

(a)the Company has been duly organized, and is validly existing as a limited liability company under the laws of the State of Maryland;

(b)the Company is duly qualified to carry on its business, is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary;

(c)the Company has full right, power and authority, and has taken all company action necessary, to enter into this Agreement and be bound by and carry out its obligations thereunder, none of which require the consent of any other person or entity except as provided in Section 24;

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(d)the Company has complied with all requirements for the operation of its business and operations in accordance with the laws of the State of Maryland and any other governmental authority or entity having jurisdiction with respect thereto;

(e)the Company is not a party to any agreement with any third party other than Provider regarding any sale, option to purchase, merger, reorganization, pledge, hypothecation or other similar transaction with respect to the equity of the Company;

(f)the execution and delivery of this Agreement, and the performance by the Company of its obligations pursuant hereto, did not and will not constitute a breach of, or a default under, any other agreement or obligation applicable to the Company, including its articles of organization, operating agreement and other governing documents;

(g)upon execution and delivery of it by the Company, this Agreement will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforcement shall be limited by bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally, or Section 24; and

(h)all information supplied by the Company or its agents to the Provider or its agents as of the date hereof is true, complete and correct and does not fail to state a material fact necessary to make any of such information not misleading.

10.Representations and Warranties of the Provider. The Provider represents, warrants and covenants to the Company that as of the Effective Date:

(a)the Provider is a limited liability company which was duly organized, and is validly existing under the laws of the state of its organization;

(b)the Provider is duly qualified to carry out its business, and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualifications necessary.

(c)the Provider has the full right, power and authority, and has taken all limited liability company action necessary, to enter into this Agreement and be bound by the terms of this Agreement, none of which require the consent of any other person or entity except as provided in Section 24;

(d)the Provider has complied with all requirements for the operation of its business and operations in accordance with the laws of the state of its organization and any other governmental authority or entity having jurisdiction with respect thereto;

(e)the execution and delivery of this Agreement and the performance by the Provider of its obligations pursuant to this Agreement do not and will not constitute a breach of or a default under any other agreement or obligation applicable to the Provider, including its organizational documents;

(f)upon execution and delivery of this Agreement by the Provider, this Agreement will constitute the valid and binding obligation of the Provider enforceable in accordance with its

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terms except to the extent that such enforcement shall be limited by bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally, or Section 24; and

(g)all information supplied by the Provider or its agents to the Company or its agents as of the date hereof is true, complete and correct and does not fail to state a material fact necessary to make any of such information not misleading.

11.	Indemnification.

(a)The Provider hereby agrees, to the fullest extent permitted by law, to defend, indemnify and hold the Company, its officers, members (including the Company Member), affiliates, successors, assigns employees, and agents, harmless against any and all claims, demands, suits, expenses, fines, penalties, judgments, costs and losses or other forms of liability, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), arising out of, resulting from or in connection with (i) the Provider’s breach of any representation or warranty set forth in Section 10 or (ii) the Provider’s failure to fulfill any covenant set forth in this Agreement. The Provider agrees that the Company Member will have no Liability under this Agreement for the operations of the Company after the date hereof at the direction of the Provider under this Agreement, and Provider agrees to indemnify and hold harmless Company Member from any Liabilities incurred by Company Member after the date hereof in connection with the Company’s operations after the date hereof at the direction of the Provider, other than any such Liabilities that directly resulted from Company Member’s gross negligence or willful misconduct.

(b)The Company hereby agrees, to the fullest extent permitted by law, to defend, indemnify and hold the Provider, its officers, members, affiliates, successors, assigns, employees and agents, harmless against any and all claims, demands, suits, expenses, fines, penalties, judgments, costs and losses or other forms of liability, including reasonable attorneys’ fees and costs, arising out of, resulting from or in connection with (i) the Company’s breach of any representation or warranty set forth in Section 9, or (ii) the Company’s failure to fulfill any covenant set forth in this Agreement.

(c)NEITHER PARTY NOR ANY OF ITS AFFILIATES, MEMBERS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, INDIRECT OR SPECIAL DAMAGES OF ANY NATURE ARISING FROM BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR ANY OTHER LEGAL THEORY, WHETHER IN TORT OR CONTRACT, INCLUDING WITHOUT LIMITATION LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES, MEMBERS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY DIRECT DAMAGES (INCLUDING INDEMNIFICATION FOR ANY LIABILITIES PURSUANT TO SECTIONS 11(A) AND 11(B)) IN EXCESS OF THE AGGREGATE AMOUNTS PAID BY THE COMPANY TO PROVIDER IN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THE EVENT GIVING RISE TO THE CLAIM FOR SUCH DIRECT DAMAGES. NOTWITHSTANDING THE FOREGOING, PROVIDER’S OBLIGATION TO INDEMNIFY COMPANY MEMBER FOR TAX LIABILITY (AS DEFINED IN SECTION 7), OR FROM PROVIDER’S INTENTIONAL MISCONDUCT OR FRAUD, WILL NOT BE SUBJECT TO ANY LIMITATION.

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12.Confidential Information. The Parties acknowledge that each Party (the “Receiving Party”) shall have access to material, records, data and information regarding the other Party (the “Disclosing Party”) not generally available to the public (“Confidential Information”). Accordingly, the Receiving Party shall hold in confidence and will not directly or indirectly disclose, use, copy or make lists of any such Confidential Information except to the extent authorized in writing by the Disclosing Party, as required by law or any competent administrative agency, or as otherwise is reasonably necessary or appropriate in connection with the performance pursuant to this Agreement by the Receiving Party. Confidential Information includes: (a) concepts, (b) business plans and theories, (c) employee training materials and programs, (d) processes for packaging and dispensing cannabis, (e) processes for patient education and support, (f) policies and procedures, (g) specifications, calculations, data, notes and memoranda, code books, methods of operation, strategies and plans and contracts, (h) financial information,

(a)	professional fee information, (j) salary and compensation information, (k) cost and profit information,

(l) record keeping practices, (m) software, administrative and operational matters and practices, (n) customer and vendor information, (o) development and research work, (p) marketing programs, plans and proposals, (q) other information about internal systems, processes, concepts, practices, and procedures and

(r) other information that is proprietary or confidential to the Disclosing Party.

13.Company Default; the Provider’s Remedies. For purposes of this Agreement, a “Company Default” shall be defined as a breach by the Company to perform its covenants and obligations under this Agreement, provided the Company shall be provided thirty (30) days after receipt of written notice from the Provider to the Company identifying such failure or non-performance to cure such breach. Notwithstanding the foregoing, (a) no cure period shall be provided if the breach is not curable, and (b) if a cure period is permitted, it shall automatically be reduced in duration to an appropriate period of time if curing such breach in such thirty (30)-day period would cause an adverse effect on the Provider, the Company or the Dispensary. Upon the occurrence of a Company Default (and upon the conclusion of the cure period, if permitted), the Provider may, at its sole option and in its sole discretion, elect to: (a) pursue all remedies available at law and equity (including action for damages and specific performance), provided the Provider adheres to Section 15; (b) seek resolution and remedies as provided in this Agreement; or (c) terminate this Agreement pursuant to Section 1(b), effective immediately, upon delivery of written notice to the Company. Any action for damages by the Provider may include the Provider’s reasonable attorneys’ fees, costs, expert fees and any other reasonable, actual out-of-pocket costs of the Provider associated with the work completed by or on behalf of the Provider in connection with seeking remedy for a Company Default, subject to Section 11.

14.Provider Default; the Company’s Remedies. For purposes of this Agreement, a “Provider Default” shall be defined as a breach by the Provider to perform its covenants and obligations under this Agreement, provided the Provider shall be provided thirty (30) days after receipt of written notice from the Company to the Provider identifying such failure or non-performance to cure such breach. Notwithstanding the foregoing, (a) no cure period shall be provided if the breach is not curable, and (b) if a cure period is permitted, it shall be automatically reduced in duration to an appropriate period of time if curing such breach in such thirty (30)-day period would cause an adverse effect on the Company. Upon the occurrence of a Provider Default (and the conclusion of the cure period, if permitted), the Company may, at its sole option and in its sole discretion, elect to: (a) pursue all remedies available at law and equity (including action for damages and specific performance), provided the Company adheres to Section 15; (b) seek resolution and remedies as provided in this Agreement; or (c) terminate this Agreement pursuant to Section 1(c), effective immediately, upon delivery of written notice to the Provider. Any action for damages by the Company may include the Company’s reasonable attorneys’ fees, costs, expert fees and any other reasonable, actual out-

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of-pockets cost of the Company associated with the work completed by or on behalf of the Company in connection with seeking remedy for a Provider Default, subject to Section 11.

15.Alternative Dispute Resolution. The Parties acknowledge and agree, when elected by the non-defaulting Party pursuant to Section 13 or Section 14, the Parties shall attempt to resolve any such dispute, claim or controversy arising out of or relating to this Agreement by mediation. In the event such dispute cannot be resolved by mediation, the non-defaulting Party may, but is not required to, elect to have the dispute determined by arbitration using the rules of the American Arbitration Association with three (3) arbitrators selected in accordance with such rules the venue for which will be in the State of Maryland. If the non-defaulting Party elects to proceed with arbitration, the Parties agree the arbitration judgment will be final and binding upon the Parties and may be entered in any court having jurisdiction thereof.

16.Federal Enforcement Actions. The Parties hereby acknowledge that they are aware of and fully understand that despite the laws of the State of Maryland and the terms and conditions of this Agreement, holders of licenses to sell medical or adult-use cannabis may still be arrested by federal officers and prosecuted under federal law. In the event of federal arrest, seizure or prosecution action associated with the Parties’ activities described herein (each, a “Federal Enforcement Action”), the Parties hereby agree to hold each other harmless and agree to be individually responsible for any attorneys’ fees associated with defending such actions. The Parties also hereby expressly agree to waive illegality as a defense to any contract enforcement action.

17.Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland. Any action or proceeding seeking to enforce any provision of or based on any right arising out of or otherwise relating to this Agreement shall be brought by the Parties in the state courts located in Maryland, and each Party, for itself and its equityholders, as applicable, hereby submits to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceedings and waives any objection to venue laid therein.

18.Waiver. The failure of a Party to enforce any provision of this Agreement at any time, to exercise any election or option provided herein, or to require at any time the performance of any provisions herein will not in any way constitute a waiver of such provision.

19.Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason whatsoever, the remaining provisions shall remain valid and unimpaired, and shall continue in full force and effect.

20.Amendment. This Agreement may only be amended by a written amendment, signed by each Party.

21.Assignment. This Agreement may not be assigned by the Company or the Company Member without the Provider’s prior written consent. The Provider may assign this Agreement to any party for any reason without the consent of the Company.

22.Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the Parties and this Agreement supersedes all other agreements oral or otherwise regarding the subject matter hereof.

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23.Counterparts. This Agreement may be executed in any number of counterparts (by actual, electronic (.PDF) or facsimile delivery), each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

24.MMCC Approval. Each party agrees to promptly submit the Agreement, and all other required collateral materials such as criminal background checks for individuals owning five percent (5%) or more of Provider, to MMCC for review and approval and that this Agreement will not have any force and effect unless and until this Agreement and all individuals who require approval are approved by the MMCC. The parties understand that this Agreement may need to be amended from time to time in order to comply with the requirements of the MMCC and/or changes to the laws of the State of Maryland, and agree to execute such amendments accordingly. Provider agrees to comply with all suitability or qualification requirements mandated by the MMCC in connection with the performance of Provider’s obligations under this Agreement. All information provided to the MMCC by Provider, the Company or the Company Member in connection with this Agreement will be true, complete and correct and will not fail to state a material fact necessary to make any of such information not misleading.

25.Notices. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (c) one (1) business day after being sent to the recipient by electronic mail or (d) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

If to the Provider:

MLH Maryland Operations, LLC

Attention:

E-mail:

If to the Company:

Maryland Alternative Relief, LLC

Attention:

E-mail:

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties agree to be bound as of the date first written above.

PROVIDER:MLH MARYLAND OPERATIONS, LLC,

A Delaware limited liability company

By:

Name:

Title:

COMPANY:MARYLAND ALTERNATIVE RELIEF, LLC,

a Maryland limited liability company

By:

Name:

Title:

COMPANY MEMBER:MARYLAND ALTERNATIVE HOLDINGS, INC.,

a Maryland limited liability company

By:

Name:

Title:

[Signature Page to Amended and Restated Management Services Agreement – Maryland Alternative Relief, LLC]

EXHIBIT A MANAGEMENT SERVICES

(a)The Provider shall assist the Company with developing and implementing standard operating procedures and best practices related to security, inventory control, quality control, recordkeeping, patient education and services, community impact and involvement as well as any procedures or any amendments thereto.

(b)The Provider shall assist the Company in its selection and supervision of security services, including equipment selection, installation and maintenance as well as onsite security personnel and offsite security monitoring services.

(c)The Provider shall assist the Company with its marketing, including development and dissemination of marketing materials and programs to raise awareness of the Company’s products and services.

(d)The Provider shall provide information technology (“IT”) services, including maintenance of IT resources, staffing to support the Company’s IT systems, support of information security and communication systems, database support, disaster recovery, support of core systems, support of maintenance contracts, equipment and software and an IT help desk.

(e)The Provider shall assist the Company in overseeing the maintenance of the Dispensary.

(f)The Provider shall assist the Company in its collection efforts and securely depositing such payments.

(g)The Provider shall provide accounting services, including budget preparation, financial statement preparation, support of resource allocation and accounting support services.

(h)The Provider shall provide tax support services, including tax support and tax compliance services, to the extent necessary to ensure that the Company materially complies with applicable tax laws.

(i)The Provider shall assist the Company with inventory management, regulatory compliance and the payment of expenses.

(j)	The Provider shall assist the Company with the following:

(i)Identifying and recruiting individuals (any individuals ultimately hired to work at the Dispensary, the “Labor Force”) to work at and operate the Dispensary; and

(ii)paying, withholding and transmitting payroll taxes for the Labor Force, providing unemployment insurance and workers’ compensation benefits to the Labor Force, and otherwise handling all employment-related issues related to the Labor Force, including any unemployment and workers’ compensation claims involving the Labor Force;

[Exhibit A to Amended and Restated Management Services Agreement – Maryland Alternative Relief, LLC]

provided, that any hiring decisions for individuals identified and recruited to work at and operate the Dispensary shall be made by the Company. If requested by the Company, the Provider may lease certain of its employees to the Company for the purposes of operating the Dispensary (the “Leased Employee Services”). Each employee of Provider leased to the Company as part of the Leased Employee Services will be assigned to the Company on a permanent basis. For purposes of clarity, any leased employees are only employees of the Provider and such employees shall not be deemed employees of the Company, nor shall they be entitled to any holidays, vacation days, insurance, pensions, retirement plans or other employee benefits that the Company provides its employees.

[Exhibit A to Amended and Restated Management Services Agreement – Maryland Alternative Relief, LLC]

EXHIBIT E

MISSION MARYLAND MANAGEMENT AGREEMENT

(See attached.)

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of, 2020 (the “Effective Date”), by and among Mission Maryland, LLC, a Maryland limited liability company (the “Company”), MLH Maryland Operations, LLC, a Delaware limited liability company (the “Provider”), and the sole member of the Company listed on the signature page hereto (the “Company Member”) and, together with the Company and the Provider, the “Parties”, and each individually, a “Party”).

RECITALS

WHEREAS, the Company holds a License No. D-19-00014 (the “License”), issued by the Maryland Department of Health - Maryland Medical Cannabis Commission (the “MMCC”), to operate a medical cannabis dispensary at 6328 Baltimore National Pike, Baltimore, MD 21228 (the “Dispensary”);

WHEREAS, the Provider is engaged in the business of providing certain management services to cannabis businesses;

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of April 30, 2020 (the “APA”), by and among (i) Provider and MLH Hampden Real Estate, LLC, a Delaware limited liability company and a wholly owned subsidiary of Provider (“RE Buyer” and together with Provider, the “Buyers”), (ii) the Company, (iii) Adroit Consulting Group, a Maryland limited liability company (“Adroit”), and Old Line State Consulting Group, LLC, a Maryland limited liability company (“Old Line” and together with Adroit, the “Sellers” and each, a “Seller”), and (iv) 4Front Ventures Corp., a corporation amalgamated under the laws of the Province of British Columbia (“Seller Parent” and, together with Sellers and Mission Maryland, the “Seller Parties”), Buyers are purchasing substantially all of the assets of the Sellers, and entering into this Agreement;

WHEREAS, in connection with the APA, the parties are submitting to the Maryland Medical Cannabis Commission (the “MMCC”) for review and approval, among other things, this Agreement;

WHEREAS, the Parties now desire to enter into this Agreement to reflect the relationship between the parties and describe with specificity the services to be provided by Provider hereunder.

AGREEMENT

NOW THEREFORE, in consideration of the recitals, which are hereby incorporated in and made a part of this Agreement as if set forth in their entirety below, and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, and intending to be bound, the Parties hereby covenant and agree as follows:

1.	Term; Right to Renew; Termination.

(a)Term. This Agreement shall commence on the Effective Date and continue for a period of five (5) years thereafter (the “Initial Term”). Immediately following the Initial Term, this Agreement shall automatically renew for additional one-year periods (each, a “Subsequent Term”, and together with the Initial Term, the “Term”), unless Provider provides notice to the Company of its intent to terminate the Agreement at least ninety (90) days prior to the end of the then-current Term.

(b)Termination by the Provider. The Provider shall have the right to terminate this Agreement prior to the end of the Term, by delivering written notice to the Company, stipulating the effective date of termination, upon the occurrence of any one of the following events: (i) the occurrence of a Company Default (as defined in Section 13) that is not cured within the applicable cure period; (ii) any grossly negligent, intentional or willful misconduct by the Company; (iii) any Federal Enforcement Action described in Section 16 against the Company; (iv) any change or revocation of the Maryland Medical Cannabis Law and the rules and regulations promulgated pursuant thereto as they may be amended or modified from time to time (“Maryland Cannabis Laws”) or any local or municipal rule or regulation which shall have the effect of prohibiting the legal operation of the Dispensary or the performance of this Agreement; or (v) revocation of the License or suspension of the License for a period of more than thirty (30) days.

(c)Termination by the Company. The Company shall have the right to terminate this Agreement prior to the end of the Term, by delivering written notice to the Provider, stipulating the effective date of termination, upon the occurrence of any one of the following events: (i) upon the occurrence of a Provider Default (as defined in Section 14) that is not cured within the applicable cure period; (ii) any grossly negligent, intentional or willful misconduct by the Provider; (iii) any Federal Enforcement Action described in Section 16 against the Provider; (iv) any change or revocation of the Maryland Cannabis Laws or any local or municipal rule or regulation which shall have the effect of prohibiting the legal operation of the Dispensary or the performance of this Agreement; or (v) revocation of the License or suspension of the License for a period of more than thirty (30) days.

(d)Effect of Termination. Upon termination of this Agreement, no Party shall have any further obligation hereunder except for: (i) any and all obligations accruing prior to the termination (including payment of any earned, but unpaid, Management Fees); (ii) the obligations, promises and covenants that were expressly made to extend beyond termination; (iii) any obligations to repay or reimburse amount(s) advanced by the Provider or its affiliates to the Company or third parties on behalf of the Company; and (iv) any obligations to indemnify a Party pursuant to Section 11.

(e)No Further Obligations. Except as expressly set forth in Section 1(d), the Provider shall not be entitled to any other payments or benefits under this Agreement following termination of this Agreement.

2.Ownership of Cannabis. The Parties acknowledge and agree that all cannabis products or materials (“Cannabis”) dispensed, maintained, stored, prepared and/or packaged at the Dispensary shall remain the sole and exclusive property of the Company, as the sole and exclusive holder of the License.

3.Ownership of License. The License is, and shall remain, the exclusive property of the Company and nothing in this Agreement shall be construed as a transfer, assignment, sale or conveyance of the License to the Provider or any of the Provider’s successors, affiliates, agents, volunteers, employees or independent contractors.

4.	Responsibilities, Duties, and Obligations of the Provider.

(a)The Provider acknowledges and agrees it shall provide the Management Services in good faith and with reasonable care in a manner generally consistent with the industry standard.

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(b)Compliance. The Provider shall use commercially reasonable efforts to ensure that the Company remains in material compliance with the Maryland Cannabis Laws.

5.	Obligations of the Company.

(a)	Maintenance and Renewal of License; Compliance.

(i)The Company shall maintain the License in good standing and eligible for renewal, and shall ensure that the Company remains in full compliance with the Maryland Cannabis Laws. The Company shall duly and timely file such applications as may be necessary to renew and maintain the License. The Company shall also remain in full compliance with all local, municipal and county regulations, including zoning and permitting regulations, as may be applicable to its business and operations.

(ii)The Company shall promptly notify the Provider of any notices, written or verbal, that the Company receives from the MMCC or any other governmental authority regarding the License, the Dispensary or the Company’s business or operations, and the Company shall promptly take any corrective or remedial actions required by the MMCC or such other governmental authority in connection with such notices.

(b)Covenants of the Company and the Company Member. During the Term, neither the Company nor the Company Member may take any of the following actions without the prior written consent of Provider:

(i)issue any new equity of the Company, transfer any equity of the Company, admit any new member of the Company, or issue or transfer any instrument convertible into any equity of the Company or exercisable for any equity of the Company;

(ii)advances of additional capital contributions to the Company or other loans or other advances to the Company by Company Member (for purposes of clarification, Company Member will have no obligation to make any advances, capital contributions or loans to the Company);

(iii)declare, set aside, or pay any dividend or make any distribution with respect to the equity of the Company or redeem, purchase, or otherwise acquire any of the equity of the Company;

(iv)cause the Company to sell or otherwise transfer any material asset of the Company outside of the ordinary course of business;

(v)cause the Company to incur any material indebtedness outside of the ordinary course of business, or encumber or pledge any assets of the Company or any equity interests of the Company;

(vi)appoint, elect or remove any managers or principal officers of the Company or otherwise amend or violate any of the Company’s organizational documents;

(vii)	change the business or business plan of the Company;

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(viii)	adopt or amend the annual budget for the Company;

(ix)approve any Sale of the Company (or similar transaction with respect to any subsidiaries of the Company);

(x)acquire, by the purchase of the capital stock, equity securities or assets, or otherwise, any other business, or enter into a joint venture, partnership or network affiliation with any other entity;

(xi)hire or terminate any employee for which the aggregate obligation of the Company (for compensation, bonus, severance and other related benefits) exceeds $75,000 in a calendar year;

(xii)make any consulting, advisory, compensatory or other payments to any affiliate of the Company, including to any member or its affiliates;

(xiii)make any investments or sales not in the ordinary course of business, or capital expenditures for the Company or its affiliates of greater than $50,000;

(xiv)	incur or guarantee any indebtedness, standby letter of credit or similar loan;

(xv)enter into, execute and/or perform (A) any agreement or related agreements reasonably expected to create obligations for the Company of greater than

$100,000 in the aggregate or (B) any agreement, transaction or other arrangement with an affiliate of the Company, its members or their affiliates;

(xvi)amend or waive any non-competition agreement or obligation of the Company;

(xvii)	form or dissolve any subsidiaries of the Company;

(xviii)change accounting firms or the accounting or tax policy of the Company, including tax elections, or file tax returns;

(xix)	amend or waive any provision of the Company’s operating agreement; or

(xx)enter into any agreement, contract, commitment or arrangement to take any of the actions set forth above.

For purposes of this Section 5(b), “Sale of the Company” means (a) any consolidation or merger of the Company with or into any other person, any transfer of membership interests, or any other transaction or series of transactions, in each case as a result of which the Persons holding membership interests (directly or indirectly) immediately prior to such consolidation or merger in the aggregate own, directly or indirectly, less than a majority of the voting power or value of the surviving entity immediately after such consolidation or merger; or (b) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company, taken as a whole.

6.	Management Services.

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(a)During the Term, the Provider shall provide services to the Company as set forth on Exhibit A (the “Management Services”). The Management Services may be amended from time-to-time in a signed writing by the Parties (and such amendment shall replace Exhibit A). Notwithstanding anything herein to the contrary and for the avoidance of any doubt, the Provider acknowledges and agrees that it will diligently assist the Company in providing the Management Services; provided, however, the Provider acknowledges that the Management Services do not provide the Provider with any right to make decisions in respect of the operation of the Dispensary and, prior to taking any definitive action with respect to the operation of the Dispensary, the Provider must obtain authorization from the board of managers of the Company (which shall not be unreasonably withheld).

(b)In furtherance of the foregoing, as part of the Management Services, Provider will provide all services in connection with the Company’s accounting, book keeping, financial reporting and tax preparation requirements. Provider agrees to maintain current and accurate financial books and records for the Company, and prepare all required federal, state and local tax filings by the Company, including the reporting of profit and loss to the Company Member for its income tax reporting obligations.

7.	Management Fees and Expenses.

(a)The Parties acknowledge and agree as good and valuable compensation for the Provider providing the Management Services, the Company shall pay to the Provider a “Management Fee” equal to one hundred percent (100%) of the Company’s total revenues, minus the Company’s total expenses (including, for this purpose, all federal, local and state taxes assessed against the Company or any Tax Liability (defined below) of the Company Member in connection with the Company’s operations, but excluding the Management Fee) owed by the Company or the Company Member as a result of the Company’s activities, for the applicable time period. The “Tax Liability” as to the Company Member and any fiscal period of the Company shall be an amount of taxable income of the Company allocated to the Company Member for federal income tax purposes with respect to such fiscal period, multiplied by the highest combined marginal federal, state and local income tax rates for the Company Member on each type of income and gain included in such income; provided, however, that the Tax Liability for any fiscal period in which the Company Member was allocated net loss for federal income tax purposes shall be deemed equal to zero. The Management Fee shall be paid in arrears, within thirty (30) days of the end of each calendar month, and shall be accompanied by invoices, payment records or other documentation reasonably acceptable to Provider regarding any direct expenses deducted from the Management Fee.

(b)In addition, the Company agrees to reimburse the Provider for reasonable and necessary out-of-pocket expenses incurred by the Provider or its affiliates in connection with providing the Management Services, provided the Provider provides the Company with reasonable documentation of such expenses in accordance with the Company’s expense reimbursement policy. The Company shall promptly pay such expenses no later than thirty (30) days following the date which the Provider submits to the Company an invoice for such expenses.

8.	Independent Contractor Status; Authority; Outside Activities.

(a)Independent Contractor. The relationship of the Provider to the Company is that of an independent contractor and none of the provisions of this Agreement shall be construed to or

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shall create a relationship of agency, representation, joint venture, ownership, control or employment between the Parties, and it is understood and agreed that the Provider is at all times acting and performing the Management Services pursuant to this Agreement as an independent contractor and not as an employee of the Company, and for all purposes, including federal and state tax purposes, the Provider will not be treated as an employee with respect to the rendering of the Management Services. As such, the Company shall not withhold taxes with respect to the Management Fee. The Company shall not control or direct the manner or methods by which the Provider performs the Management Services; provided, however, the Provider shall be responsible for performing the Management Services in a manner so as, at all times, to ensure that the Management Services are completed and performed in a competent, efficient and satisfactory manner in accordance with all local and state laws and regulations.

(b)Authority of the Provider. The Company hereby exclusively grants to the Provider such authority and power necessary for the Provider to undertake and perform its responsibilities, duties and obligations hereunder to the fullest extent permitted under applicable laws or regulations.

(c)Outside Activities. The Company hereby acknowledges and agrees that the Provider has had, and from time to time may have, outside activities or interests that conflict or may conflict with the interests of the Company (collectively, “Outside Activities”), including investment opportunities or providing services similar to the Management Services to other entities. The Company hereby acknowledges and consents to the Provider engaging in the Outside Activities and acknowledges that the Provider does not have any duty to communicate or offer any opportunity or the existence of any Outside Activities to the Company.

9.Representations and Warranties of the Company. The Company represents, warrants and covenants to the Provider that as of the Effective Date:

(a)the Company has been duly organized, and is validly existing as a limited liability company under the laws of the State of Maryland;

(b)the Company is duly qualified to carry on its business, is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary;

(c)the Company has full right, power and authority, and has taken all company action necessary, to enter into this Agreement and be bound by and carry out its obligations thereunder, none of which require the consent of any other person or entity except as provided in Section 24;

(d)the Company has complied with all requirements for the operation of its business and operations in accordance with the laws of the State of Maryland and any other governmental authority or entity having jurisdiction with respect thereto;

(e)the Company is not a party to any agreement with any third party other than Provider regarding any sale, option to purchase, merger, reorganization, pledge, hypothecation or other similar transaction with respect to the equity of the Company;

(f)the execution and delivery of this Agreement, and the performance by the Company of its obligations pursuant hereto, did not and will not constitute a breach of, or a default

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under, any other agreement or obligation applicable to the Company, including its articles of organization, operating agreement and other governing documents;

(g)upon execution and delivery of it by the Company, this Agreement will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforcement shall be limited by bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally, or Section 24; and

(h)all information supplied by the Company or its agents to the Provider or its agents as of the date hereof is true, complete and correct and does not fail to state a material fact necessary to make any of such information not misleading.

10.Representations and Warranties of the Provider. The Provider represents, warrants and covenants to the Company that as of the Effective Date:

(a)the Provider is a limited liability company which was duly organized, and is validly existing under the laws of the state of its organization;

(b)the Provider is duly qualified to carry out its business, and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualifications necessary.

(c)the Provider has the full right, power and authority, and has taken all limited liability company action necessary, to enter into this Agreement and be bound by the terms of this Agreement, none of which require the consent of any other person or entity except as provided in Section 24;

(d)the Provider has complied with all requirements for the operation of its business and operations in accordance with the laws of the state of its organization and any other governmental authority or entity having jurisdiction with respect thereto;

(e)the execution and delivery of this Agreement and the performance by the Provider of its obligations pursuant to this Agreement do not and will not constitute a breach of or a default under any other agreement or obligation applicable to the Provider, including its organizational documents;

(f)upon execution and delivery of this Agreement by the Provider, this Agreement will constitute the valid and binding obligation of the Provider enforceable in accordance with its terms except to the extent that such enforcement shall be limited by bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally, or Section 24; and

(g)all information supplied by the Provider or its agents to the Company or its agents as of the date hereof is true, complete and correct and does not fail to state a material fact necessary to make any of such information not misleading.

11.	Indemnification.

(a)The Provider hereby agrees, to the fullest extent permitted by law, to defend, indemnify and hold the Company, its officers, members (including the Company Member),

7

affiliates, successors, assigns, employees, and agents, harmless against any and all claims, demands, suits, expenses, fines, penalties, judgments, costs and losses or other forms of liability, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), arising out of, resulting from or in connection with (i) the Provider’s breach of any representation or warranty set forth in Section 10 or (ii) the Provider’s failure to fulfill any covenant set forth in this Agreement. The Provider agrees that the Company Member will have no Liability under this Agreement for the operations of the Company after the date hereof at the direction of the Provider under this Agreement, and Provider agrees to indemnify and hold harmless Company Member from any Liabilities incurred by Company Member after the date hereof in connection with the Company’s operations after the date hereof at the direction of the Provider, other than any such Liabilities that directly resulted from Company Member’s gross negligence or willful misconduct.

(b)The Company hereby agrees, to the fullest extent permitted by law, to defend, indemnify and hold the Provider, its officers, members, affiliates, successors, assigns, employees and agents, harmless against any and all claims, demands, suits, expenses, fines, penalties, judgments, costs and losses or other forms of liability, including reasonable attorneys’ fees and costs, arising out of, resulting from or in connection with (i) the Company’s breach of any representation or warranty set forth in Section 9, or (ii) the Company’s failure to fulfill any covenant set forth in this Agreement.

(c)NEITHER PARTY NOR ANY OF ITS AFFILIATES, MEMBERS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, INDIRECT OR SPECIAL DAMAGES OF ANY NATURE ARISING FROM BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR ANY OTHER LEGAL THEORY, WHETHER IN TORT OR CONTRACT, INCLUDING WITHOUT LIMITATION LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES, MEMBERS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY DIRECT DAMAGES (INCLUDING INDEMNIFICATION FOR ANY LIABILITIES PURSUANT TO SECTIONS 11(A) AND 11(B)) IN EXCESS OF THE AGGREGATE AMOUNTS PAID BY THE COMPANY TO PROVIDER IN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THE EVENT GIVING RISE TO THE CLAIM FOR SUCH DIRECT DAMAGES. NOTWITHSTANDING THE FOREGOING, PROVIDER’S OBLIGATION TO INDEMNIFY COMPANY MEMBER FOR TAX LIABILITY (AS DEFINED IN SECTION 7), OR FROM PROVIDER’S INTENTIONAL MISCONDUCT OR FRAUD, WILL NOT BE SUBJECT TO ANY LIMITATION.

12.Confidential Information. The Parties acknowledge that each Party (the “Receiving Party”) shall have access to material, records, data and information regarding the other Party (the “Disclosing Party”) not generally available to the public (“Confidential Information”). Accordingly, the Receiving Party shall hold in confidence and will not directly or indirectly disclose, use, copy or make lists of any such Confidential Information except to the extent authorized in writing by the Disclosing Party, as required by law or any competent administrative agency, or as otherwise is reasonably necessary or appropriate in connection with the performance pursuant to this Agreement by the Receiving Party. Confidential Information includes: (a) concepts, (b) business plans and theories, (c) employee training materials and programs, (d) processes for packaging and dispensing cannabis, (e) processes for patient education and support, (f) policies and procedures, (g) specifications, calculations, data, notes and

8

memoranda, code books, methods of operation, strategies and plans and contracts, (h) financial information,

(a)	professional fee information, (j) salary and compensation information, (k) cost and profit information,

(l) record keeping practices, (m) software, administrative and operational matters and practices, (n) customer and vendor information, (o) development and research work, (p) marketing programs, plans and proposals, (q) other information about internal systems, processes, concepts, practices, and procedures and

(r)	other information that is proprietary or confidential to the Disclosing Party.

13.Company Default; the Provider’s Remedies. For purposes of this Agreement, a “Company Default” shall be defined as a breach by the Company to perform its covenants and obligations under this Agreement, provided the Company shall be provided thirty (30) days after receipt of written notice from the Provider to the Company identifying such failure or non-performance to cure such breach. Notwithstanding the foregoing, (a) no cure period shall be provided if the breach is not curable, and (b) if a cure period is permitted, it shall automatically be reduced in duration to an appropriate period of time if curing such breach in such thirty (30)-day period would cause an adverse effect on the Provider, the Company or the Dispensary. Upon the occurrence of a Company Default (and upon the conclusion of the cure period, if permitted), the Provider may, at its sole option and in its sole discretion, elect to: (a) pursue all remedies available at law and equity (including action for damages and specific performance), provided the Provider adheres to Section 15; (b) seek resolution and remedies as provided in this Agreement; or (c) terminate this Agreement pursuant to Section 1(b), effective immediately, upon delivery of written notice to the Company. Any action for damages by the Provider may include the Provider’s reasonable attorneys’ fees, costs, expert fees and any other reasonable, actual out-of-pocket costs of the Provider associated with the work completed by or on behalf of the Provider in connection with seeking remedy for a Company Default, subject to Section 11.

14.Provider Default; the Company’s Remedies. For purposes of this Agreement, a “Provider Default” shall be defined as a breach by the Provider to perform its covenants and obligations under this Agreement, provided the Provider shall be provided thirty (30) days after receipt of written notice from the Company to the Provider identifying such failure or non-performance to cure such breach. Notwithstanding the foregoing, (a) no cure period shall be provided if the breach is not curable, and (b) if a cure period is permitted, it shall be automatically reduced in duration to an appropriate period of time if curing such breach in such thirty (30)-day period would cause an adverse effect on the Company. Upon the occurrence of a Provider Default (and the conclusion of the cure period, if permitted), the Company may, at its sole option and in its sole discretion, elect to: (a) pursue all remedies available at law and equity (including action for damages and specific performance), provided the Company adheres to Section 15; (b) seek resolution and remedies as provided in this Agreement; or (c) terminate this Agreement pursuant to Section 1(c), effective immediately, upon delivery of written notice to the Provider. Any action for damages by the Company may include the Company’s reasonable attorneys’ fees, costs, expert fees and any other reasonable, actual out- of-pockets cost of the Company associated with the work completed by or on behalf of the Company in connection with seeking remedy for a Provider Default, subject to Section 11.

15.Alternative Dispute Resolution. The Parties acknowledge and agree, when elected by the non-defaulting Party pursuant to Section 13 or Section 14, the Parties shall attempt to resolve any such dispute, claim or controversy arising out of or relating to this Agreement by mediation. In the event such dispute cannot be resolved by mediation, the non-defaulting Party may, but is not required to, elect to have the dispute determined by arbitration using the rules of the American Arbitration Association with three (3) arbitrators selected in accordance with such rules the venue for which will be in the State of Maryland. If the non-defaulting Party elects to proceed with arbitration, the Parties agree the arbitration judgment will be final and binding upon the Parties and may be entered in any court having jurisdiction thereof.

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16.Federal Enforcement Actions. The Parties hereby acknowledge that they are aware of and fully understand that despite the laws of the State of Maryland and the terms and conditions of this Agreement, holders of licenses to sell medical or adult-use cannabis may still be arrested by federal officers and prosecuted under federal law. In the event of federal arrest, seizure or prosecution action associated with the Parties’ activities described herein (each, a “Federal Enforcement Action”), the Parties hereby agree to hold each other harmless and agree to be individually responsible for any attorneys’ fees associated with defending such actions. The Parties also hereby expressly agree to waive illegality as a defense to any contract enforcement action.

17.Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland. Any action or proceeding seeking to enforce any provision of or based on any right arising out of or otherwise relating to this Agreement shall be brought by the Parties in the state courts located in Maryland, and each Party, for itself and its equityholders, as applicable, hereby submits to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceedings and waives any objection to venue laid therein.

18.Waiver. The failure of a Party to enforce any provision of this Agreement at any time, to exercise any election or option provided herein, or to require at any time the performance of any provisions herein will not in any way constitute a waiver of such provision.

19.Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason whatsoever, the remaining provisions shall remain valid and unimpaired, and shall continue in full force and effect.

20.Amendment. This Agreement may only be amended by a written amendment, signed by each Party.

21.Assignment. This Agreement may not be assigned by the Company or Company Member without the Provider’s prior written consent. The Provider may assign this Agreement to any party for any reason without the consent of the Company.

22.Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the Parties and this Agreement supersedes all other agreements oral or otherwise regarding the subject matter hereof.

23.Counterparts. This Agreement may be executed in any number of counterparts (by actual, electronic (.PDF) or facsimile delivery), each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

24.MMCC Approval. Each Party agrees to promptly submit the Agreement, and all other required collateral materials such as criminal background checks for individuals owning five percent (5%) or more of Provider, to MMCC for review and approval and that this Agreement will not have any force and effect unless and until this Agreement and all individuals who require approval are approved by the MMCC. The Parties understand that this Agreement may need to be amended from time to time in order to comply with the requirements of the MMCC and/or changes to the laws of the State of Maryland, and agree to execute such amendments accordingly. Provider agrees to comply with all suitability or qualification requirements mandated by the MMCC in connection with the performance of Provider’s obligations under this Agreement. All information provided to the MMCC by Provider, the Company or

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the Company Member in connection with this Agreement will be true, complete and correct and will not fail to state a material fact necessary to make any of such information not misleading.

25.Notices. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (c) one (1) business day after being sent to the recipient by electronic mail or (d) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

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If to the Provider:

MLH Maryland Operations, LLC

Attention:

E-mail:

If to the Company:

Mission Maryland, LLC

5060 N. 40th Street, Suite 120

Phoenix, AZ 85018 Attention: Legal

E-mail: legal@4frontventures.com

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties agree to be bound as of the date first written above.

PROVIDER:MLH MARYLAND OPERATIONS, LLC,

A Delaware limited liability company

By:

Name:

Title:

COMPANY:MISSION MARYLAND, LLC,

a Maryland limited liability company

By:

Name:

Title:

COMPANY MEMBER:MISSION PARTNERS USA, LLC,

a Maryland limited liability company

By:

Name:

Title:

[Signature Page to Amended and Restated Management Services Agreement – Mission Maryland, LLC]

EXHIBIT A MANAGEMENT SERVICES

(a)The Provider shall assist the Company with developing and implementing standard operating procedures and best practices related to security, inventory control, quality control, recordkeeping, patient education and services, community impact and involvement as well as any procedures or any amendments thereto.

(b)The Provider shall assist the Company in its selection and supervision of security services, including equipment selection, installation and maintenance as well as onsite security personnel and offsite security monitoring services.

(c)The Provider shall assist the Company with its marketing, including development and dissemination of marketing materials and programs to raise awareness of the Company’s products and services.

(d)The Provider shall provide information technology (“IT”) services, including maintenance of IT resources, staffing to support the Company’s IT systems, support of information security and communication systems, database support, disaster recovery, support of core systems, support of maintenance contracts, equipment and software and an IT help desk.

(e)The Provider shall assist the Company in overseeing the maintenance of the Dispensary.

(f)The Provider shall assist the Company in its collection efforts and securely depositing such payments.

(g)The Provider shall provide accounting services, including budget preparation, financial statement preparation, support of resource allocation and accounting support services.

(h)The Provider shall provide tax support services, including tax support and tax compliance services, to the extent necessary to ensure that the Company materially complies with applicable tax laws.

(i)The Provider shall assist the Company with inventory management, regulatory compliance and the payment of expenses.

(j)	The Provider shall assist the Company with the following:

(i)Identifying and recruiting individuals (any individuals ultimately hired to work at the Dispensary, the “Labor Force”) to work at and operate the Dispensary; and

(ii)paying, withholding and transmitting payroll taxes for the Labor Force, providing unemployment insurance and workers’ compensation benefits to the Labor Force, and otherwise handling all employment-related issues related to the Labor Force, including any unemployment and workers’ compensation claims involving the Labor Force;

[Exhibit A to Amended and Restated Management Services Agreement – Mission Maryland, LLC]

provided, that any hiring decisions for individuals identified and recruited to work at and operate the Dispensary shall be made by the Company. If requested by the Company, the Provider may lease certain of its employees to the Company for the purposes of operating the Dispensary (the “Leased Employee Services”). Each employee of Provider leased to the Company as part of the Leased Employee Services will be assigned to the Company on a permanent basis. For purposes of clarity, any leased employees are only employees of the Provider and such employees shall not be deemed employees of the Company, nor shall they be entitled to any holidays, vacation days, insurance, pensions, retirement plans or other employee benefits that the Company provides its employees.

[Exhibit A to Amended and Restated Management Services Agreement – Mission Maryland, LLC]

EXHIBIT F CHESAPEAKE OPTION AGREEMENT

(See attached.)

PURCHASE OPTION AGREEMENT

This Purchase Option Agreement (this “Agreement”) is made and entered into as of, 2020 (“Effective Date”), by and among Chesapeake Integrated Health Institute, LLC, a Maryland limited liability company (the “Company”), MLH Maryland Operations, LLC, a Delaware limited liability company (“Optionee”), and the members of the Company listed on the signature pages hereto (the “Company Members”). Company, Optionee and the Members are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A.Company holds License No. D-19-00005 (the “License”), issued by the Maryland Department of Health - Maryland Medical Cannabis Commission (the “MMCC”), to operate a medical cannabis dispensary at 3907 Falls Road, Baltimore, MD 21211 (the “Dispensary”).

B.The Company, the Company Members and Adroit Consulting Group, LLC (“Adroit”) previously entered into that certain Management Services Agreement, dated September 12, 2017 (the “Original Management Agreement”), pursuant to which Adroit agreed to provide certain management services to the Company and the Dispensary.

C.The Company Members own all of the issued and outstanding membership interests of the Company (the “Company Interests”).

D.On or about the date hereof, Optionee and MLH Hampden Real Estate, LLC, a Delaware limited liability company (“RE Buyer” and together with Optionee, the “Buyers”), (ii) Mission Maryland, LLC, a Maryland limited liability company (“Mission Maryland”), Optionee, Old Line State Consulting Group, LLC, a Delaware limited liability company (“Old Line” and together with Optionee, the “Sellers” and each, a “Seller”), and (iv) 4Front Ventures Corp., a corporation amalgamated under the laws of the Province of British Columbia (“Seller Parent” and together with the Sellers and Mission Maryland, the “Seller Parties”) are entering into an Asset Purchase Agreement pursuant to which the Buyers will acquire substantially all of the assets of the Sellers (including the rights and obligations of the Company under this Agreement and the Original Management Agreement) (the “Asset Purchase Agreement”).

E.In connection with the transactions contemplated by the Asset Purchase Agreement, the Company and the Company Members have granted Optionee an option to purchase all of the Company Interests pursuant to the terms contained herein, exercisable solely in compliance with the Maryland Medical Cannabis Law and the rules and regulations promulgated pursuant thereto that may be amended or modified from time to time (the “Maryland Cannabis Laws”).

F.Contemporaneous with the execution of this Agreement, Optionee, the Company and the Company Members are executing that certain Management Services Agreement (the “Management Agreement”), pursuant to which, upon approval of the Management Agreement by the MMCC, the Original Management Agreement will terminate with no further action by any party thereto, and become null and void, and Optionee will operate the Dispensary in accordance with the Management Agreement.

NOW, THEREFORE, in consideration of the continuing performance of the Original Management Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1. Option to Purchase. The Parties acknowledge and agree that pursuant to the Maryland Cannabis Laws, no change in control of the Company can occur until three (3) years after the Company has become an active user in METRC, which occurred on April 22, 2019 (the “License Holding Period”). Accordingly, upon the expiration of the License Holding Period, Optionee shall have the right, but not the obligation, to purchase from the Company Members (or their permitted assigns) one hundred percent (100%) of the Company Interests in exchange for a cash payment of Ten Dollars ($10) (the “Call Option Right”). To the extent that any changes to the Maryland Cannabis Laws have the effect of lengthening or shortening the License Holding Period, this Agreement shall be deemed to be amended to reflect any applicable changes to the License Holding Period. For the avoidance of doubt, in no event may the Call Option Right be exercised by Optionee (nor shall any change in control of the Company occur) prior to such time as a change in control of the Company is permitted under the Maryland Cannabis Laws. This Call Option Right supersedes and replaces any option entered into by the Company and/or the Company Members which would have otherwise effectuated a change in control of the Company including, without limitation, pursuant to that certain Membership Unit Purchase Agreement, date March 25, 2019, by and among SALT 2, L.L.C., Leah Heise, Todd Heise, ARMCO III, LLC, Philip Wiser, Amy Wiser, Jane Kasputin, 4Front CIHI InvestCo, LLC, 4Front Holdings LLC, Optionee and the Company (the “MUPA”).

Section 2.     Exercise of Option. If Optionee desires to exercise the Call Option Right, it shall deliver notice thereof (the “Call Option Exercise Notice”) to the Company Members (or their permitted successors-in-interest). The closing of any sale of Company Interests pursuant to this Section 2 shall take place no later than ninety (90) days following receipt of the Call Option Notice by the Company Members. Optionee shall give the Company Members at least ten (10) days’ written notice of the closing date. On the closing date, Optionee shall pay the purchase price in cash or by wire transfer of immediately available funds.

Section 3. Representations and Warranties. Each Company Member (or its permitted successor- in-interest) represents and warrants to Optionee that as of the date hereof and at the closing of any purchase of Company Interests pursuant to this Agreement: (i) such Company Member has full right, title and interest in and to the Company Interests held by such Company Member and that such Company Interests, when combined with the Company Interests held by all other Company Members party hereto, constitute 100% of the issued and outstanding membership interests of the Company, (ii) such Company Member has all the necessary power and authority and has taken all necessary action to sell the Company Interests as contemplated by this Agreement, (iii) the Company Interests are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than those arising as a result of this Agreement or the Company’s operating agreement; and (iv) such Company Member has not entered into any other agreement to pledge, transfer, option, hypothecate or otherwise encumber the Company Interests held by such Company Member. To induce the Optionee to enter into this Agreement and the Management Agreement, the Company and each of the Company Members: (i) hereby makes the representations and warranties set forth in Section 4 of the Asset Purchase Agreement with respect to the Company Interests (except as set forth in the Schedules (as defined in the Asset Purchase Agreement)), to the Optionee and (ii) agrees to make such representations and warranties to the Optionee at the closing of any purchase of Company Interests pursuant to this Agreement.

Section 4.     Covenants of the Company and Company Members. Each Company Member shall take all actions as may be reasonably necessary to consummate the sale of Company Interests contemplated by this Agreement, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate. The Company and each Company Member hereby agree to cooperate fully in such sale of Company Interests and not to take any action prejudicial to or inconsistent with such sale of Company Interests. In furtherance of the foregoing, each Company Member appoints Optionee (or its designee) as such Company Member’s exclusive and irrevocable agent, proxy and attorney-in-fact (and such proxy shall be deemed to be coupled with an interest based on this Agreement), including full power and authority to act on such Company Member’s behalf in connection with any of the

2

actions contemplated to be taken, or agreements, certificates, instruments or consents to be executed or delivered, upon Optionee’s exercise of the Call Option Right pursuant to this Agreement.

In addition, during the Term, neither the Company nor the Company Members may take any of the following actions without the prior written consent of Optionee:

(i)

issue any new equity of the Company, transfer any equity of the Company, admit any new member of the Company, or issue or transfer any instrument convertible into any equity of the Company or exercisable for any equity of the Company;

(ii)

advance additional capital contributions to the Company or make any loans or other advances to the Company (it is understood, however, that the Company Members will have no obligation to advance additional capital contributions to the Company or make any loans or other advances to the Company);

(iii)	declare, set aside, or pay any dividend or make any distribution with respect to the equity of the Company or redeem, purchase, or otherwise acquire any of the equity of the Company;

(iv)	cause the Company to sell or otherwise transfer any material asset of the Company outside of the ordinary course of business;

(v)	cause the Company to incur any material indebtedness outside of the ordinary course of business, or encumber or pledge any assets of the Company or any equity interests of the Company;

(vi)	appoint, elect or remove any managers or principal officers of the Company or otherwise amend or violate any of the Company’s organizational documents;

(vii)	change the business or business plan of the Company;

(viii)	adopt or amend the annual budget for the Company;

(ix)	approve any Sale of the Company (or similar transaction with respect to any subsidiaries of the Company);

(x)	acquire, by the purchase of the capital stock, equity securities or assets, or otherwise, any other business, or enter into a joint venture, partnership or network affiliation with any other entity;

(xi)	hire or terminate any employee for which the aggregate obligation of the Company (for compensation, bonus, severance and other related benefits) exceeds $75,000 in a calendar year;

(xii)	make any consulting, advisory, compensatory or other payments to any affiliate of the Company, including to any member or its affiliates;

(xiii)	make any investments or sales not in the ordinary course of business, or capital expenditures for the Company or its affiliates of greater than $50,000;

(xiv)	incur or guarantee any indebtedness, standby letter of credit or similar loan;

(xv)	enter into, execute and/or perform (A) any agreement or related agreements reasonably expected to create obligations for the Company of greater than $100,000 in the aggregate or

3

(B) any agreement, transaction or other arrangement with an affiliate of the Company, its members or their affiliates;

(xvi)	amend or waive any non-competition agreement or obligation of the Company;

(xvii)	form or dissolve any subsidiaries of the Company;

(xviii)	change accounting firms or the accounting or tax policy of the Company, including any tax elections or file any tax returns;

(xix)	amend or waive any provision of the Company’s operating agreement; or

(xx)	enter into any agreement, contract, commitment or arrangement to take any of the actions set forth above.

For purposes of this Section 4, “Sale of the Company” means (a) any consolidation or merger of the Company with or into any other person, any transfer of membership interests, or any other transaction or series of transactions, in each case as a result of which the Persons holding membership interests (directly or indirectly) immediately prior to such consolidation or merger in the aggregate own, directly or indirectly, less than a majority of the voting power or value of the surviving entity immediately after such consolidation or merger; or (b) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company, taken as a whole.

Section 5.       Closing Deliveries. At the closing of the sale of the Company Interests pursuant to this Agreement, each Company Member shall deliver to Optionee all documents necessary to effect the transfer of the Company Interests to Optionee, including a certificate or certificates representing the Company Interests to be sold (if such exits), accompanied by unit transfer powers with all necessary transfer taxes paid and stamps affixed, if necessary.

Section 6. Inadequacy of Monetary Damages. The Company and each Company Member acknowledge that a breach of this Agreement would cause Optionee and its members and affiliates irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, Optionee and its members and affiliates will be entitled to equitable relief, including a restraining order, injunctive relief, specific performance and any other relief that may be available from any court, in addition to any other remedy to which Optionee or any such member or affiliate may be entitled at law or in equity. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

Section 7. MMCC Approval. Once the License Holding Period expires, each Party agrees to promptly submit this Agreement, and any other collaterals materials that may then be required, to MMCC for review and approval, and that Call Option Right will not become effective until the MMCC approves the change in control of the Company as provided for in this Agreement, as well as any individuals who may be required to become affiliated with the Company. The parties understand that this Agreement may need to be amended from time to time in order to comply with the requirements of the MMCC and/or changes to the Maryland Cannabis Laws, and agree to execute such amendments accordingly. Optionee agrees to comply with all suitability or qualification requirements mandated by the MMCC in connection with the exercise of the Call Option Right and the acquisition of the Company Interests.

Section 8.   Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly

4

given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (c) one (1) business day after being sent to the recipient by electronic mail or (d) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

If to the Optionee:

MLH Maryland Operations, LLC

Attention:

E-mail:

If to the Company:

Chesapeake Integrated Health Institute, LLC

Attention:

E-mail:

If to the Company Members:

At the address set forth under such Company Member’s name on the applicable signature page hereto

Section 9. Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assignees of the respective Parties hereto, except in each case as expressly provided to the contrary in this Agreement.

Section 10.   Alternative Dispute Resolution. The Parties shall attempt to resolve any dispute, claim or controversy arising out of or relating to this Agreement by mediation. In the event such dispute cannot be resolved by mediation, either Party may elect to resolve such dispute by arbitration using the rules of the American Arbitration Association with three (3) arbitrators selected in accordance with such rules, the venue for which will be in the State of Maryland. Any such arbitration judgment will be final and binding upon the Parties and may be entered in any state court having jurisdiction thereof.

Section 11. Federal Illegality of Cannabis. The Parties hereby acknowledge that they are aware of and fully understand that despite the laws of the State of Maryland and the terms and conditions of this Agreement, the possession, manufacture and sale of cannabis remains illegal under federal law. In connection therewith, the Parties hereby expressly agree to waive illegality as a defense to any attempt to enforce this Agreement.

Section 12. Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland. Any action or proceeding seeking to enforce any provision of or based on any right arising out of or otherwise relating to this Agreement shall be brought by the Parties in the state courts located in Maryland, and each Party, for itself and its equityholders, as applicable, hereby submits to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such

5

action or proceedings and waives any objection to venue laid therein.

Section 13.   Waiver. The failure of a Party to enforce any provision of this Agreement at any time, to exercise any election or option provided herein, or to require at any time the performance of any provisions herein will not in any way constitute a waiver of such provision.

Section 14.   Amendment. This Agreement may only be amended by a written amendment, signed by each Party.

Section 15. Assignment. This Agreement may not be assigned by the Company or the Company Members without Optionee’s prior written consent. Optionee may assign this Agreement to any party for any reason without the consent of the Company.

Section 16.   Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the Parties and this Agreement supersedes all other previous option agreements, oral or otherwise, among the parties, including the applicable provisions of the MUPA.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts (by actual, electronic (.PDF) or facsimile delivery), each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

Section 18. Further Assurances. Each Party will, at the request of any other Party, execute and deliver such further instruments and take such other action reasonably required to consummate the transactions contemplated by this Agreement. Each Party shall use its good faith efforts and shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, financing statements, transfers, documents, agreements, assurances, and such other instruments as the MMCC may reasonably require from time to time in connection with the Option granted hereunder as expeditiously as possible.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth hereinabove.

PROVIDER:MLH MARYLAND OPERATIONS, LLC

By:

Name:

Title:

COMPANY:	CHESAPEAKEINTEGRATEDHEALTH INSTITUTE, LLC

By:

Name:

Title:

COMPANY MEMBERS:SALT 2, L.L.C.

By:

Name:

Title:

Address:

ARMCO III, LLC

By:

Name:

Title:

Address:

JANE KASPUTIN

Jane Kasputin

Address:

EXHIBIT G

MAR OPTION AGREEMENT

(See attached.)

PURCHASE OPTION AGREEMENT

This Purchase Option Agreement (this “Agreement”) is made and entered into as of, 2020 (“Effective Date”), by and among Maryland Alternative Relief, LLC, a Maryland limited liability company (the “Company”), MLH Maryland Operations, LLC, a Delaware limited liability company (“Optionee”), and the member of the Company listed on the signature page hereto (the “Company Member”). Company, Optionee and the Members are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A.Company holds License No. D-19-00007 (the “License”), issued by the Maryland Department of Health - Maryland Medical Cannabis Commission (the “MMCC”), to operate a medical cannabis dispensary at 4007 Norbeck Road, Unit A, Rockville, MD 20853 (the “Dispensary”).

B.The Company, the Company Member and Old Line State Consulting Group, LLC (“Old Line”) previously entered into that certain Management Services Agreement, dated May 31, 2018 (the “Original Management Agreement”), pursuant to which Old Line agreed to provide certain management services to the Company and the Dispensary.

C.The Company Member owns all of the issued and outstanding membership interests of the Company (the “Company Interests”).

D.On or about the date hereof, Optionee and MLH Hampden Real Estate, LLC, a Delaware limited liability company (“RE Buyer” and together with Optionee, the “Buyers”), (ii) Mission Maryland, LLC, a Maryland limited liability company (“Mission Maryland”), Adroit Consulting Group, LLC, a Delaware limited liability company (“Adroit”), Old Line (together with Adroit, the “Sellers” and each, a “Seller”), and

(iv) 4Front Ventures Corp., a corporation amalgamated under the laws of the Province of British Columbia (“Seller Parent” and together with the Sellers and Mission Maryland, the “Seller Parties”) are entering into an Asset Purchase Agreement pursuant to which the Buyers will acquire substantially all of the assets of the Sellers (including the rights and obligations of the Company under this Agreement and the Original Management Agreement) (the “Asset Purchase Agreement”).

E.In connection with the transactions contemplated by the Asset Purchase Agreement, the Company and the Company Member has granted Optionee an option to purchase all of the Company Interests pursuant to the terms contained herein, exercisable solely in compliance with the Maryland Medical Cannabis Law and the rules and regulations promulgated pursuant thereto that may be amended or modified from time to time (the “Maryland Cannabis Laws”).

F.Contemporaneous with the execution of this Agreement, Optionee, the Company and the Company Member are executing that certain Management Services Agreement (the “Management Agreement”), pursuant to which, upon approval of the Management Agreement by the MMCC, the Original Management Agreement will terminate with no further action by any party thereto, and become null and void, and Optionee will operate the Dispensary in accordance with the Management Agreement.

NOW, THEREFORE, in consideration of the continuing performance of the Original Management Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1. Option to Purchase. The Parties acknowledge and agree that pursuant to the Maryland Cannabis Laws, no change in control of the Company can occur until three (3) years after the Company has become an active user in METRC, which occurred on July 24, 2019 (the “License Holding Period”). Accordingly, upon the expiration of the License Holding Period, Optionee shall have the right, but not the obligation, to purchase from the Company Member (or its permitted assigns) one hundred percent (100%) of the Company Interests in exchange for a cash payment of Ten Dollars ($10) (the “Call Option Right”). To the extent that any changes to the Maryland Cannabis Laws have the effect of lengthening or shortening the License Holding Period, this Agreement shall be deemed to be amended to reflect any applicable changes to the License Holding Period. For the avoidance of doubt, in no event may the Call Option Right be exercised by Optionee (nor shall any change in control of the Company occur) prior to such time as a change in control of the Company is permitted under the Maryland Cannabis Laws. This Call Option Right supersedes and replaces any option entered into by the Company and/or the Company Member which would have otherwise effectuated a change in control of the Company including, without limitation, pursuant to the Original Management Agreement.

Section 2.     Exercise of Option. If Optionee desires to exercise the Call Option Right, it shall deliver notice thereof (the “Call Option Exercise Notice”) to the Company Member (or its permitted successors- in-interest). The closing of any sale of Company Interests pursuant to this Section 2 shall take place no later than ninety (90) days following receipt of the Call Option Notice by the Company Member. Optionee shall give the Company Member at least ten (10) days’ written notice of the closing date. On the closing date, Optionee shall pay the purchase price in cash or by wire transfer of immediately available funds.

Section 3. Representations and Warranties. The Company Member (or its permitted successor- in-interest) represents and warrants to Optionee that as of the date hereof and at the closing of any purchase of Company Interests pursuant to this Agreement: (i) the Company Member has full right, title and interest in and to the Company Interests held by the Company Member and that such Company Interests constitute 100% of the issued and outstanding membership interests of the Company, (ii) the Company Member has all the necessary power and authority and has taken all necessary action to sell the Company Interests as contemplated by this Agreement, (iii) the Company Interests are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than those arising as a result of this Agreement or the Company’s operating agreement; and (iv) the Company Member has not entered into any other agreement to pledge, transfer, option, hypothecate or otherwise encumber the Company Interests held by the Company Member. To induce the Optionee to enter into this Agreement and the Management Agreement, the Company and the Company Member: (i) hereby make the representations and warranties set forth in Section 4 of the Asset Purchase Agreement with respect to the Company Interests (except as set forth in the Schedules (as defined in the Asset Purchase Agreement)), to the Optionee and (ii) agree to make such representations and warranties to the Optionee at the closing of any purchase of Company Interests pursuant to this Agreement.

Section 4. Covenants of the Company and Company Members. The Company Member shall take all actions as may be reasonably necessary to consummate the sale of Company Interests contemplated by this Agreement, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate. The Company and the Company Member hereby agree to cooperate fully in such sale of Company Interests and not to take any action prejudicial to or inconsistent with such sale of Company Interests. In furtherance of the foregoing, the Company Member appoints Optionee (or its designee) as the Company Member’s exclusive and irrevocable agent, proxy and attorney-in-fact (and such proxy shall be deemed to be coupled with an interest based on this Agreement), including full power and authority to act on the Company Member’s behalf in connection with any of the actions contemplated to be taken, or agreements, certificates, instruments or consents to be executed or delivered, upon Optionee’s exercise of the Call Option Right pursuant to this Agreement.

In addition, during the Term, neither the Company nor the Company Member may take any of the following actions without the prior written consent of Optionee:

(i)

issue any new equity of the Company, transfer any equity of the Company, admit any new member of the Company, or issue or transfer any instrument convertible into any equity of the Company or exercisable for any equity of the Company;

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(ii)

advance additional capital contributions to the Company or make any loans or other advances to the Company (it is understood, however, that the Company Member will have no obligation to advance additional capital contributions to the Company or make any loans or other advances to the Company);

(iii)	declare, set aside, or pay any dividend or make any distribution with respect to the equity of the Company or redeem, purchase, or otherwise acquire any of the equity of the Company;

(iv)	cause the Company to sell or otherwise transfer any material asset of the Company outside of the ordinary course of business;

(v)	cause the Company to incur any material indebtedness outside of the ordinary course of business, or encumber or pledge any assets of the Company or any equity interests of the Company;

(vi)	appoint, elect or remove any managers or principal officers of the Company or otherwise amend or violate any of the Company’s organizational documents;

(vii)	change the business or business plan of the Company;

(viii)	adopt or amend the annual budget for the Company;

(ix)	approve any Sale of the Company (or similar transaction with respect to any subsidiaries of the Company);

(x)	acquire, by the purchase of the capital stock, equity securities or assets, or otherwise, any other business, or enter into a joint venture, partnership or network affiliation with any other entity;

(xi)	hire or terminate any employee for which the aggregate obligation of the Company (for compensation, bonus, severance and other related benefits) exceeds $75,000 in a calendar year;

(xii)	make any consulting, advisory, compensatory or other payments to any affiliate of the Company, including to any member or its affiliates;

(xiii)	make any investments or sales not in the ordinary course of business, or capital expenditures for the Company or its affiliates of greater than $50,000;

(xiv)	incur or guarantee any indebtedness, standby letter of credit or similar loan;

(xv)	enter into, execute and/or perform (A) any agreement or related agreements reasonably expected to create obligations for the Company of greater than $100,000 in the aggregate or

(B) any agreement, transaction or other arrangement with an affiliate of the Company, its members or their affiliates;

(xvi)	amend or waive any non-competition agreement or obligation of the Company;

(xvii)	form or dissolve any subsidiaries of the Company;

(xviii)	change accounting firms or the accounting or tax policy of the Company, including any tax elections or file any tax returns;

(xix)	amend or waive any provision of the Company’s operating agreement; or

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(xx)	enter into any agreement, contract, commitment or arrangement to take any of the actions set forth above.

For purposes of this Section 4, “Sale of the Company” means (a) any consolidation or merger of the Company with or into any other person, any transfer of membership interests, or any other transaction or series of transactions, in each case as a result of which the Persons holding membership interests (directly or indirectly) immediately prior to such consolidation or merger in the aggregate own, directly or indirectly, less than a majority of the voting power or value of the surviving entity immediately after such consolidation or merger; or (b) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company, taken as a whole.

Section 5.       Closing Deliveries. At the closing of the sale of the Company Interests pursuant to this Agreement, the Company Member shall deliver to Optionee all documents necessary to effect the transfer of the Company Interests to Optionee, including a certificate or certificates representing the Company Interests to be sold (if such exits), accompanied by unit transfer powers with all necessary transfer taxes paid and stamps affixed, if necessary.

Section 6. Inadequacy of Monetary Damages. The Company and the Company Member acknowledge that a breach of this Agreement would cause Optionee and its members and affiliates irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, Optionee and its members and affiliates will be entitled to equitable relief, including a restraining order, injunctive relief, specific performance and any other relief that may be available from any court, in addition to any other remedy to which Optionee or any such member or affiliate may be entitled at law or in equity. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

Section 7. MMCC Approval. Once the License Holding Period expires, each Party agrees to promptly submit this Agreement, and any other collaterals materials that may then be required, to MMCC for review and approval, and that Call Option Right will not become effective until the MMCC approves the change in control of the Company as provided for in this Agreement, as well as any individuals who may be required to become affiliated with the Company. The parties understand that this Agreement may need to be amended from time to time in order to comply with the requirements of the MMCC and/or changes to the Maryland Cannabis Laws, and agree to execute such amendments accordingly. Optionee agrees to comply with all suitability or qualification requirements mandated by the MMCC in connection with the exercise of the Call Option Right and the acquisition of the Company Interests.

Section 8.   Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (c) one (1) business day after being sent to the recipient by electronic mail or (d) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

If to the Optionee:

MLH Maryland Operations, LLC

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Attention:

E-mail:

If to the Company:

Maryland Alternative Relief, LLC

Attention:

E-mail:

If to the Company Member:

At the address set forth under the Company Member’s name on the applicable signature page hereto

Section 9. Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assignees of the respective Parties hereto, except in each case as expressly provided to the contrary in this Agreement.

Section 10.   Alternative Dispute Resolution. The Parties shall attempt to resolve any dispute, claim or controversy arising out of or relating to this Agreement by mediation. In the event such dispute cannot be resolved by mediation, either Party may elect to resolve such dispute by arbitration using the rules of the American Arbitration Association with three (3) arbitrators selected in accordance with such rules, the venue for which will be in the State of Maryland. Any such arbitration judgment will be final and binding upon the Parties and may be entered in any state court having jurisdiction thereof.

Section 11. Federal Illegality of Cannabis. The Parties hereby acknowledge that they are aware of and fully understand that despite the laws of the State of Maryland and the terms and conditions of this Agreement, the possession, manufacture and sale of cannabis remains illegal under federal law. In connection therewith, the Parties hereby expressly agree to waive illegality as a defense to any attempt to enforce this Agreement.

Section 12. Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland. Any action or proceeding seeking to enforce any provision of or based on any right arising out of or otherwise relating to this Agreement shall be brought by the Parties in the state courts located in Maryland, and each Party, for itself and its equityholders, as applicable, hereby submits to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceedings and waives any objection to venue laid therein.

Section 13.   Waiver. The failure of a Party to enforce any provision of this Agreement at any time, to exercise any election or option provided herein, or to require at any time the performance of any provisions herein will not in any way constitute a waiver of such provision.

Section 14.   Amendment. This Agreement may only be amended by a written amendment, signed by each Party.

Section 15. Assignment. This Agreement may not be assigned by the Company or the Company Member without Optionee’s prior written consent. Optionee may assign this Agreement to any party for any reason without the consent of the Company.

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Section 16.   Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the Parties and this Agreement supersedes all other previous option agreements, oral or otherwise, among the parties, including the applicable provisions of the Original Management Agreement.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts (by actual, electronic (.PDF) or facsimile delivery), each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

Section 18. Further Assurances. Each Party will, at the request of any other Party, execute and deliver such further instruments and take such other action reasonably required to consummate the transactions contemplated by this Agreement. Each Party shall use its good faith efforts and shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, financing statements, transfers, documents, agreements, assurances, and such other instruments as the MMCC may reasonably require from time to time in connection with the Option granted hereunder as expeditiously as possible.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth hereinabove.

PROVIDER:MLH MARYLAND OPERATIONS, LLC

By:

Name:

Title:

COMPANY:MARYLAND ALTERNATIVE RELIEF, LLC

By:

Name:

Title:

COMPANY MEMBER:	MARYLAND ALTERNATIVE HOLDINGS, INC.

By:

Name:

Title:

Address:

EXHIBIT H

MISSION MARYLAND OPTION AGREEMENT

(See attached.)

PURCHASE OPTION AGREEMENT

This Purchase Option Agreement (this “Agreement”) is made and entered into as of, 2020 (“Effective Date”), by and among Mission Maryland, LLC, a Maryland limited liability company (the “Company”), MLH Maryland Operations, LLC, a Delaware limited liability company (“Optionee”), and the member of the Company listed on the signature pages hereto (the “Company Member”). Company, Optionee and the Company Member are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A.Company holds License No. D-19-00014 (the “License”), issued by the Maryland Department of Health - Maryland Medical Cannabis Commission (the “MMCC”), to operate a medical cannabis dispensary at 6328 Baltimore National Pike, Baltimore, MD 21228 (the “Dispensary”).

B.The Company Member owns all of the issued and outstanding membership interests of the Company (the “Company Interests”).

C.On or about the date hereof, Optionee and MLH Hampden Real Estate, LLC, a Delaware limited liability company (“RE Buyer” and together with Optionee, the “Buyers”), (ii) the Company, (iii) Adroit Consulting Group, LLC, a Delaware limited liability company (“Adroit”), Old Line State Consulting Group, LLC, a Delaware limited liability company (“Old Line” and together with Adroit, the “Sellers” and each, a “Seller”), and (iv) 4Front Ventures Corp., a corporation amalgamated under the laws of the Province of British Columbia (“Seller Parent” and together with the Sellers and the Company, the “Seller Parties”) are entering into an Asset Purchase Agreement pursuant to which the Buyers will acquire substantially all of the assets of the Sellers (the “Asset Purchase Agreement”).

D.In connection with the transactions contemplated by the Asset Purchase Agreement, the Company and the Company Member are granting Optionee an option to purchase all of the Company Interests pursuant to the terms contained herein, exercisable solely in compliance with the Maryland Medical Cannabis Law and the rules and regulations promulgated pursuant thereto that may be amended or modified from time to time (the “Maryland Cannabis Laws”).

E.Contemporaneous with the execution of this Agreement, Optionee, the Company and the Company Member are executing that certain Management Services Agreement (the “Management Agreement”), pursuant to which, upon approval of the Management Agreement by the MMCC, Optionee will operate the Dispensary in accordance with the Management Agreement.

NOW, THEREFORE, in consideration of the execution and delivery of the Management Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1. Option to Purchase. The Parties acknowledge and agree that pursuant to the Maryland Cannabis Laws, no change in control of the Company can occur until three (3) years after the Company has become an active user in METRC, which occurred on October 7, 2019 (the “License Holding Period”). Accordingly, upon the expiration of the License Holding Period, Optionee shall have the right, but not the obligation, to purchase from the Company Member (or its permitted assigns) one hundred percent (100%) of the Company Interests in exchange for a cash payment of Ten Dollars ($10) (the “Call Option Right”). To the extent that any changes to the Maryland Cannabis Laws have the effect of lengthening or shortening the License Holding Period, this Agreement shall be deemed to be amended to reflect any applicable changes to the License Holding Period. For the avoidance of doubt, in no event may the Call Option Right be exercised by Optionee (nor shall any change in control of the Company occur) prior to such time as a change in control of the Company is permitted under the Maryland Cannabis Laws. This Call Option Right supersedes and replaces any option entered into by the Company and/or the Company Member which would have otherwise effectuated a change in control of the Company.

Section 2.     Exercise of Option. If Optionee desires to exercise the Call Option Right, it shall deliver notice thereof (the “Call Option Exercise Notice”) to the Company Member (or its permitted successors- in-interest). The closing of any sale of Company Interests pursuant to this Section 2 shall take place no later than ninety (90) days following receipt of the Call Option Notice by the Company Member. Optionee shall give the Company Member at least ten (10) days’ written notice of the closing date. On the closing date, Optionee shall pay the purchase price in cash or by wire transfer of immediately available funds.

Section 3. Representations and Warranties. The Company Member (or its permitted successor- in-interest) represents and warrants to Optionee that as of the date hereof and at the closing of any purchase of Company Interests pursuant to this Agreement: (i) the Company Member has full right, title and interest in and to the Company Interests held by such Company Member and that such Company Interests constitute 100% of the issued and outstanding membership interests of the Company, (ii) the Company Member has all the necessary power and authority and has taken all necessary action to sell the Company Interests as contemplated by this Agreement, (iii) the Company Interests are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than those arising as a result of this Agreement or the Company’s operating agreement; and (iv) the Company Member has not entered into any other agreement to pledge, transfer, option, hypothecate or otherwise encumber the Company Interests held by the Company Member. To induce the Optionee to enter into this Agreement and the Management Agreement, the Company and the Company Member: (i) hereby make the representations and warranties set forth in Section 4 of the Asset Purchase Agreement with respect to the Company Interests (except as set forth in the Schedules (as defined in the Asset Purchase Agreement)), to the Optionee and (ii) agree to make such representations and warranties to the Optionee at the closing of any purchase of Company Interests pursuant to this Agreement.

Section 4.     Covenants of the Company and Company Member. The Company Member shall take all actions as may be reasonably necessary to consummate the sale of Company Interests contemplated by this Agreement, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate. The Company and the Company Member hereby agree to cooperate fully in such sale of Company Interests and not to take any action prejudicial to or inconsistent with such sale of Company Interests. In furtherance of the foregoing, the Company Member appoints Optionee (or its designee) as the Company Member’s exclusive and irrevocable agent, proxy and attorney-in-fact (and such proxy shall be deemed to be coupled with an interest based on this Agreement), including full power and authority to act on the Company Member’s behalf in connection with any of the actions contemplated to be taken, or agreements, certificates, instruments or consents to be executed or delivered, upon Optionee’s exercise of the Call Option Right pursuant to this Agreement.

In addition, during the Term, neither the Company nor the Company Member may take any of the following actions without the prior written consent of Optionee:

(i)

issue any new equity of the Company, transfer any equity of the Company, admit any new member of the Company, or issue or transfer any instrument convertible into any equity of the Company or exercisable for any equity of the Company;

(ii)

advance additional capital contributions to the Company or make any loans or other advances to the Company (it is understood, however, that the Company Member will have no obligation to advance additional capital contributions to the Company or make any loans or other advances to the Company);

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(iii)	declare, set aside, or pay any dividend or make any distribution with respect to the equity of the Company or redeem, purchase, or otherwise acquire any of the equity of the Company;

(iv)	cause the Company to sell or otherwise transfer any material asset of the Company outside of the ordinary course of business;

(v)	cause the Company to incur any material indebtedness outside of the ordinary course of business, or encumber or pledge any assets of the Company or any equity interests of the Company;

(vi)	appoint, elect or remove any managers or principal officers of the Company or otherwise amend or violate any of the Company’s organizational documents;

(vii)	change the business or business plan of the Company;

(viii)	adopt or amend the annual budget for the Company;

(ix)

approve any Sale of the Company (or similar transaction with respect to any subsidiaries of the Company); provided that the Company Member may engage in a merger, sale of assets or sale of equity transaction, which is deemed to be a Sale of the Company, solely in the event that:

(i)except that to the extent such transaction requires approval of the MMCC pursuant to the License, the Company Member will obtain has obtained such approval before consummating such transaction; (ii) no assets of the Company are sold or transferred in connection with such deemed Sale of the Company; and (iii) such deemed Sale of the Company will have no effect on the rights and obligations of the Parties under this Agreement, including without limitation the ability of Optionee to exercise the Call Option Right;

(x)	acquire, by the purchase of the capital stock, equity securities or assets, or otherwise, any other business, or enter into a joint venture, partnership or network affiliation with any other entity;

(xi)	hire or terminate any employee for which the aggregate obligation of the Company (for compensation, bonus, severance and other related benefits) exceeds $75,000 in a calendar year;

(xii)	make any consulting, advisory, compensatory or other payments to any affiliate of the Company, including to any member or its affiliates;

(xiii)	make any investments or sales not in the ordinary course of business, or capital expenditures for the Company or its affiliates of greater than $50,000;

(xiv)	incur or guarantee any indebtedness, standby letter of credit or similar loan;

(xv)	enter into, execute and/or perform (A) any agreement or related agreements reasonably expected to create obligations for the Company of greater than $100,000 in the aggregate or

(B) any agreement, transaction or other arrangement with an affiliate of the Company, its members or their affiliates;

(xvi)	amend or waive any non-competition agreement or obligation of the Company;

(xvii)	form or dissolve any subsidiaries of the Company;

(xviii)	change accounting firms or the accounting or tax policy of the Company, including any tax elections or file any tax returns;

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(xix)	amend or waive any provision of the Company’s operating agreement; or

(xx)	enter into any agreement, contract, commitment or arrangement to take any of the actions set forth above.

For purposes of this Section 4, “Sale of the Company” means (a) any consolidation or merger of the Company with or into any other person, any transfer of membership interests, or any other transaction or series of transactions, in each case as a result of which the Persons holding membership interests (directly or indirectly) immediately prior to such consolidation or merger in the aggregate own, directly or indirectly, less than a majority of the voting power or value of the surviving entity immediately after such consolidation or merger; or (b) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company, taken as a whole.

Section 5.       Closing Deliveries. At the closing of the sale of the Company Interests pursuant to this Agreement, the Company Member shall deliver to Optionee all documents necessary to effect the transfer of the Company Interests to Optionee, including a certificate or certificates representing the Company Interests to be sold (if such exits), accompanied by unit transfer powers with all necessary transfer taxes paid and stamps affixed, if necessary.

Section 6. Inadequacy of Monetary Damages. The Company and the Company Member acknowledge that a breach of this Agreement would cause Optionee and its members and affiliates irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, Optionee and its members and affiliates will be entitled to equitable relief, including a restraining order, injunctive relief, specific performance and any other relief that may be available from any court, in addition to any other remedy to which Optionee or any such member or affiliate may be entitled at law or in equity. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

Section 7. MMCC Approval. Once the License Holding Period expires, each Party agrees to promptly submit this Agreement, and any other collaterals materials that may then be required, to MMCC for review and approval, and that Call Option Right will not become effective until the MMCC approves the change in control of the Company as provided for in this Agreement, as well as any individuals who may be required to become affiliated with the Company. The Parties understand that this Agreement may need to be amended from time to time in order to comply with the requirements of the MMCC and/or changes to the Maryland Cannabis Laws, and agree to execute such amendments accordingly. Optionee agrees to comply with all suitability or qualification requirements mandated by the MMCC in connection with the exercise of the Call Option Right and the acquisition of the Company Interests.

Section 8.   Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (c) one (1) business day after being sent to the recipient by electronic mail or (d) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

If to the Optionee:

MLH Maryland Operations, LLC

4

Attention:

E-mail:

If to the Company:

Mission Maryland, LLC

5060 N. 40th Street, Suite 120

Phoenix, AZ 85018 Attention: Legal

E-mail: legal@4frontventures.com If to the Company Member:

At the address set forth under the Company Member’s name on the applicable signature page hereto

Section 9. Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assignees of the respective Parties hereto, except in each case as expressly provided to the contrary in this Agreement.

Section 10.   Alternative Dispute Resolution. The Parties shall attempt to resolve any dispute, claim or controversy arising out of or relating to this Agreement by mediation. In the event such dispute cannot be resolved by mediation, either Party may elect to resolve such dispute by arbitration using the rules of the American Arbitration Association with three (3) arbitrators selected in accordance with such rules, the venue for which will be in the State of Maryland. Any such arbitration judgment will be final and binding upon the Parties and may be entered in any state court having jurisdiction thereof.

Section 11. Federal Illegality of Cannabis. The Parties hereby acknowledge that they are aware of and fully understand that despite the laws of the State of Maryland and the terms and conditions of this Agreement, the possession, manufacture and sale of cannabis remains illegal under federal law. In connection therewith, the Parties hereby expressly agree to waive illegality as a defense to any attempt to enforce this Agreement.

Section 12. Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland. Any action or proceeding seeking to enforce any provision of or based on any right arising out of or otherwise relating to this Agreement shall be brought by the Parties in the state courts located in Maryland, and each Party, for itself and its equityholders, as applicable, hereby submits to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceedings and waives any objection to venue laid therein.

Section 13.   Waiver. The failure of a Party to enforce any provision of this Agreement at any time, to exercise any election or option provided herein, or to require at any time the performance of any provisions herein will not in any way constitute a waiver of such provision.

Section 14.   Amendment. This Agreement may only be amended by a written amendment, signed by each Party.

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Section 15. Assignment. This Agreement may not be assigned by the Company or Company Member without Optionee’s prior written consent. Optionee may assign this Agreement to any party for any reason without the consent of the Company.

Section 16.   Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the Parties and this Agreement supersedes all other previous option agreements, oral or otherwise, among the parties.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts (by actual, electronic (.PDF) or facsimile delivery), each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

Section 18. Further Assurances. Each Party will, at the request of any other Party, execute and deliver such further instruments and take such other action reasonably required to consummate the transactions contemplated by this Agreement. Each Party shall use its good faith efforts and shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, conveyances, assignments, transfers, documents, agreements, assurances, and such other instruments as the Parties may reasonably require from time to time in connection with the Option granted hereunder as expeditiously as possible.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth hereinabove.

PROVIDER:MLH MARYLAND OPERATIONS, LLC

By:

Name:

Title:

COMPANY:MISSION MARYLAND, LLC

By:

Name:

Title:

COMPANY MEMBER:MISSION PARTNERS USA, LLC

By:

Name:

Title:

Address: